As filed with the Securities and Exchange Commission on January 20, 2011	Registration No. 333-______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KACHING KACHING, INC.
(Exact name of registrant as specified in its charter)

Delaware	5961	58-2667713
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

750 CoronadoCenter Drive Suite 120 Henderson, NV 89052 (702) 589-7555	Mark Noffke Chief Financial Officer Kaching Kaching, Inc. 750 Coronado Center Drive Suite 120 Henderson, NV 89052 (702) 589-7555
(Address, including zip code and telephone number, including Area code, of registrant’s principal executive offices)	(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Istvan Benko, Esq. TroyGould PC 1801 Century Park East, Suite 1600 Los Angeles, California 90067 (310) 553-4441

Approximate date of commencement of proposed sale to public:  As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value	12,395,395	(2)	$2.15	$26,650,100	$3,095

(1)
Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
Of these shares, 352,290 are currently outstanding shares to be offered for resale by selling security holders, 5,986,634 are currently unissued shares that may become issuable upon the conversion of outstanding convertible promissory notes, and 6,056,472 are currently unissued shares that may become issuable upon the exercise of outstanding warrants.  The offering price is estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based upon the average of bid and ask prices of the Common Stock on January 13, 2011, as reported by Nasdaq.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The securities offered pursuant to this prospectus may not be sold until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject To Completion	January 20, 2011

KACHING KACHING, INC.

12,395,395 SHARES OF COMMON STOCK

This prospectus relates to the resale by the selling stockholders identified herein of up to 12,395,395 shares of our common stock, par value $0.0001 per share. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. We will not receive any proceeds from sales by the selling stockholders.  The selling stockholders named herein may be deemed underwriters of the shares of common stock that they are offering.  See the discussion under “Plan of Distribution.”

Our common stock is presently quoted for trading on the OTC Bulletin Board under the symbol “KCKC”.  The “last sale” price of our common stock as listed by Nasdaq on January 13, 2011 was $2.15 per share.

We will be responsible for all fees and expenses incurred in connection with the preparation and filing of this registration statement, provided, however, we will not be required to pay any underwriters’ discounts or commissions relating to the securities covered by the registration statement.

This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.  The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

Investing in our common stock involves a high degree of risk.  Before buying any shares, you should carefully read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page 10 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of anyone’s investment in these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2011.

 TABLE OF CONTENTS

PROSPECTUS SUMMARY	4
THE OFFERING	6
RISK FACTORS	10
USE OF PROCEEDS	19
SELLING STOCKHOLDERS	20
DESCRIPTION OF BUSINESS	26
LEGAL PROCEEDINGS	39
MANAGEMENT	40
EXECUTIVE COMPENSATION	44
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	49
MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION	51
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	56
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	57
DESCRIPTION OF SECURITIES	58
PLAN OF DISTRIBUTION	60
LEGAL MATTERS	62
EXPERTS	62
CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS	62
COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	63
ADDITIONAL INFORMATION	63
FINANCIAL STATEMENTS	F-1
PART II — INFORMATION NOT REQUIRED IN PROSPECTUS	II-1

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. Since it is a summary, it does not contain all the information you should consider before investing in our common stock. Before making any investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section of this prospectus beginning on page 10, the financial statements and the notes to the financial statements. Unless stated otherwise, references in this prospectus to the terms “KaChing,” the “Company,” “we,” “us,” or “our” refer to the ongoing operations of KaChing KaChing, Inc., a Delaware corporation, formerly known as Duke Mining Company, Inc;  “KaChing Nevada” refers to KaChing KaChing, Inc., the Nevada corporation with which we merged and whose operations we currently conduct, all as further described elsewhere in this prospectus; and “Duke Delaware” refers to our operations prior to the merger with KaChing Nevada.  The “selling stockholders” refers, collectively, to the selling stockholders named in this prospectus under the heading “Selling Stockholders.”

Overview

We are focused on providing solutions and services to individuals seeking to become Internet-based retailers.  Our services and solutions are provided through our website www.kachingkaching.com that we established in September 2009 and officially launched in August 2010.  Specifically, we provide the means by which individuals (“Web Store Owners”) may create and manage their own Internet retail websites (“Web Stores”), and earn commissions from the sale of products at their Web Stores.  In exchange for an initial license fee and monthly license fees, we make available to Web Store Owners (i) solutions and resources necessary to create, design and maintain a Web Store; (ii) access to a broad selection of high-quality retail goods at competitive prices; and (iii) order fulfillment, customer service and other back-office functions, which assist Web Store Owners with tracking and managing orders and sales from their Web Stores.  In turn, Web Store Owners can earn commissions from the sale of products they make available at their Web Stores.  Our plan is to generate revenues in the following ways:

•	selling licenses to Web Store Owners;

•	monthly licensing fees that we receive from the Web Store Owners; and

•	product sales that are effected through the Web Stores.

We offer a broad selection of products from which Web Store Owners can stock their Web Stores, including the following product categories: books, music, video, games, computer hardware and software, toys, kitchen appliances, home and garden supplies, pet supplies, cosmetics and fragrances, health and wellness products, consumer electronics, office supplies and sporting goods, among others. Major brands available at Web Stores include Sony, Panasonic, Apple, Bulgari and Ralph Lauren, among others. Web Store Owners may market and sell at their Web Stores all of the product categories we offer, or they may opt to market and sell a limited selection of products.  In any event, Web Stores may offer only those products we make available to them via our relationships with multiple manufacturers and distributors of quality and brand name consumer products. Web Store Owners also benefit from the comparably low prices at which our manufacturers and distributors make their products available, which allows Web Store Owners to market and sell products at competitive prices.

We do not carry product inventory or provide the fulfillment services. All orders placed by purchasers through the Web Stores of our Web Store Owners are shipped directly from the manufacturer or distributor to the customer as requested.  As a result, we eliminate all warehousing expenses that we (or the Web Store Owners) would otherwise incur.  Additionally, with the assistance of Beyond Commerce, Inc. (“BYOC”), our largest stockholder, we provide order fulfillment, customer service, support and related functions for each Web Store.  These arrangements provide our Web Store Owners with access to back-office support for product selection, shipping, returns, refunds, customer service and pricing, and allows them to easily manage their Web Stores and track orders, deliveries and commissions.

Our objective is to become the leading e-commerce company focused on providing E-commerce solutions and services to individuals seeking to become Internet retailers.  Since our formation in September 2009, we have focused on recruiting Web Store Owners, fine-tuning our licensee compensation structure, transitioning certain support and administrative functions from BYOC to our operations, and launching an updated, fully integrated Web Store platform.  As a result, from September 2009 through August 2010, there were only minimal sales of products through the third party Web Stores.  Prior to our launch of the fully integrated and operational Web Store platform in August 2010, our Web Store Owners had limited ability to sell products.  In August 2010, we launched our new Web Store platform and a new marketing initiative to increase the number of Web Store licenses issued.  Now that our Web Store platform is fully capable of effecting on-line sales, we are able to generate revenues from Web Store product sales.  As of December 31, 2010, we have sold licenses to approximately 3,500 Web Store Owners and had approximately 105,000 active Web Stores (i.e. Web Stores that currently sell or have the ability to sell).  In addition to the Webstores, we also acquired approximately 97,000 ShopToEarth webstores in our November 2010 acquisition of certain assets of ShopToEarth, Inc. described below.

In November 2010, we acquired most of the assets of ShopToEarth, Inc., a leading direct sales affiliate e-commerce online retailer that has long-established partnerships with over 2,300 nationally recognized retailers such as Wal-Mart, Home Depot, EBay, Petsmart and Target, and offers over 20,000 “green” products through its relationship with 300-plus retailers such as Avalon Organics, Burt's Bees, Seventh Generation and Alba.  Although ShopToEarth also is an e-commerce online retailer, its business model differs from our Web Store business; customers who purchase products online through the ShopToEarth platform purchase those products from other retailers (such as Walmart, Target, etc.), while customer who purchase products online through the Kaching Kaching Web Store platform purchase those products directly from the product manufacturer or distributor (via KaChing Kaching acting as the conduit).  We believe that the ShopToEarth business is complementary to our Web Store business.  Accordingly, we currently offer our Web Store owners the opportunity to sell products through a ShopToEarth online transaction, and a number of former sales representatives of ShopToEarth now also operate Kaching Kaching Web Stores.  Although we are currently integrating the ShopToEarth operations with our operations, we have not finally determined how these two operations will be ultimately be combined and conducted.

Corporate History

We were incorporated as a limited liability company in the State of Delaware under the name of “Somebox, Inc.” on April 28, 2003, and subsequently converted into a C-corporation on April 12, 2005. In October 2006, we changed our name to “Boxwoods, Inc.” and soon thereafter discontinued our prior business operations.  In March 2009, we acquired certain mineral rights to a 640-acre property, located in San Juan County, Utah.  In connection with the acquisition, we changed our name to “Duke Mining Company, Inc.”  Because we were unable to finance our proposed commercial exploitation of the mineral rights, in October 2009 we sold those mineral rights.  As a result of the sale, we had no operations or assets.

On April 22, 2010, we entered into an Agreement and Plan of Merger (the “Merger Agreement”), with KaChing KaChing, Inc., a corporation incorporated under the laws of the State of Nevada (“KaChing Nevada”).  Pursuant to the Merger Agreement, on April 22, 2010 KaChing Nevada merged with and into us (the “Merger”).  In connection with the Merger we changed our name to “KaChing KaChing, Inc,” and succeeded to the business of KaChing Nevada (which currently is our sole line of business).  See “Description of Business” for a more comprehensive description of our business.

Our principal executive offices are located at 750 Coronado Center Drive, Suite 120, Henderson, Nevada 89052.  Our telephone number is (702) 589-7555 and our website address is www.kachingkaching.com.  Information included or referred to on our website is not a part of this prospectus.

Recent Developments

ShopToEarth.  On November 15, 2010, we acquired substantially all of the assets of ShopToEarth, Inc., a Nevada corporation and a direct sales affiliate e-commerce online retailer (“ShopToEarth”), in exchange for an aggregate of 2,231,295 shares of our common stock and our assumption of certain liabilities relating to the acquired assets.  The acquired assets include intellectual property, trademarks, marketing materials, and sales representatives relating to ShopToEarth’s business.  Of the 2,231,295 shares issued in consideration of the acquired assets, 1,231,295 shares were issued to the seller immediately and the remaining 1,000,000 shares will be held in escrow, to be distributed, in equal installments, during the period commencing on June 15, 2011 and expiring on November 15, 2011.

Concurrently with the execution of the purchase of the ShopToEarth assets, we also entered into an automatically renewing employment agreement with Patrick Welsh, the Chief Executive Officer of ShopToEarth.  Under the employment agreement, Mr. Welsh will become a Web Store Owner and also an executive director of business development for the Company.   Mr. Welsh’s compensation shall be based on commissions generated from our Web Store Owner compensation plan.  We also agreed to grant options to Mr. Welsh for the purchase of 3,000,000 shares of our common stock over a three-year period at varying price levels, based upon the achievement of defined goals. The options vest upon the attainment of those goals.

ShopToEarth is a leading direct sales affiliate e-commerce online retailer and has long-established partnerships with over 2,300 nationally recognized retailers such as Wal-Mart, Home Depot, EBay, Petsmart and Target, while also providing over 20,000 environmentally friendly (“green”) products through its relationship with 300-plus retailers such as Avalon Organics, Burt's Bees, Seventh Generation and Alba.

Please see the discussion under “Description of Business – ShopToEarth Acquisition and Legacy Affiliate Sales Program” for additional details on our acquisition of certain assets of ShopToEarth and the proposed integration of this complementary business into our existing business.

Sale of Additional Securities.  In order to fund our working capital needs we have sold an aggregate of $2,175,500 of convertible promissory notes to the selling stockholders, this Company’s Chief Executive Officer, and to ten other investors (including eight institutional investors) subsequent to the initial Private Placement of April 23, 2010.  The convertible promissory notes are convertible at initial conversion prices ranging between $0.30 and $0.75 per share, mature on June 1, 2012, and are secured by a lien on all of this company’s assets.  In connection with the sale of some of the foregoing convertible promissory notes, we also granted warrants to purchase a total of 6,073,302 shares of our common stock at exercise prices ranging between $0.30 and $1.50 per share.  The warrants expire in December 2015. Please see the discussion under “Recent Sales of Unregistered Securities” for additional details concerning these sales of convertible promissory notes.

THE OFFERING

This prospectus relates to the resale of up to 12,395,395 shares of our common stock by the selling stockholders named herein.  The shares of our common stock offered by the selling stockholders under this prospectus consist of (i) 5,986,634 shares of common stock issuable upon conversion of outstanding secured convertible promissory notes, (ii) 352,290 additional shares of common stock collectively held by some of the selling stockholders and (iii) 6,056,472 shares of common stock issuable upon the exercise of outstanding warrants.

The convertible promissory notes were issued in December 2010 to six accredited investors (“New Investors”) for Convertible Promissory Notes for an investment amount of $1,300,000.  The notes issued to the New Investors are convertible at an initial conversion price of $.40, and the 3,250,000 Warrants have an initial exercise price of $.40.

Additionally, five (5)  accredited investors (“Prior Investors”) who had previously purchased a total of $773,000 in principal amount of the Convertible Promissory Notes and 1,068,334 Warrants (which purchases are set forth in the schedule below) (the "Prior Transactions"), entered into Securities Purchase Agreements under which they were issued new Convertible Promissory Notes and Amended and Restated Warrants in exchange for the Notes and Warrants previously issued under the Prior Transactions.

Since August 10, 2010, the Company has sold Convertible Promissory Notes and Warrants to the Prior Investors listed in the table below for a total of $773,000.   The table below discloses, among other things, the date of sale and the original principal amount and conversion price of each promissory note, and number of common shares subject to each warrant issued and sold in the Prior Transactions and the additional warrants issued to them in connection with the New Transaction.    In connection with the Securities Purchase Agreement, all of the existing Note Holders waived any defaults that may have existed on December 2, 2010.

HOLDER	Original Principal Amount	Accrued Interest	No. of Shares Upon Conversion @ $0.30	Original Warrants @ $.30	Additional Warrants @ $.30

Monarch Capital Fund Ltd.	$25,000.00	250.00	84,167	41,667	42,500
Harborview Master Fund, L.P	$300,000.00	8,816.67	1,029,389	316,667	712,722
Brio Capital L.P.	$100,000.00	2,972.22	343,241	100,000	243,241
Harborview Value Master Fund, L.P	$250,000.00	3,727.78	845,759	283,333	562,426
Robert J McNulty	$98,000.00	348.45	327,828	326,667	1,162
	$773,000.00	16,115.11	2,630,384	1,068,334	1,562,051

Robert J. McNulty, the President and Chief Executive Officer of the Company, who previously advanced the Company the sum of $98,000.00 under a Securities Purchase Agreement dated November 22, 2010, elected to enter into the new transaction.

On December 2, 2010, we entered into a Registration Rights Agreement with the foregoing purchasers of the Notes and the Warrants, pursuant to which we agreed to register for public resale the shares of common stock issuable upon the conversion of the Notes and the exercise of the Warrants.  On December 7, 2010, Monarch Capital Fund Ltd., one of the holders of the Warrants, exercised on a cashless basis all of its Warrants, which resulted in a net issuance of 72,739 shares.  In accordance with the terms of the Registration Rights Agreement, we have included all of those shares in the registration statement, of which this prospectus is a part. On December 21, 2010, Robert J McNulty one of the holders of the Warrants, exercised on a cashless basis all of his Warrants, which resulted in a net issuance of 279,551 shares.  In accordance with the terms of the Registration Rights Agreement, we have included all of those shares in the registration statement, of which this prospectus is a part.

In connection with the sale of the Notes, and pursuant to the terms of a Security Agreement dated as of the same date, we granted the purchasers a security interest in all of our assets as collateral for repayment of the Notes.  The Security Agreement provides for a lien on, among other assets, all of our accounts, inventory, equipment and general intangibles. Pursuant to the Security Agreement, upon an event of default under the Notes, the purchasers may take possession of the collateral and sell, assign or otherwise dispose of such collateral to satisfy our obligations indebtedness under the Notes.  In addition, in connection with the sale of the Notes, certain of our stockholders executed guarantees (“Guarantees’) in favor of the purchasers.  These stockholders include Beyond Commerce, Inc., Linlithgow Holdings, LLC, Robert McNulty (our CEO), Mark Noffke (our CFO) and Big Rose LLC.  Pursuant to the Guarantees, these stockholders have guaranteed all of our obligations under the Notes and the other transaction documents related to the private placement.  The purchasers’ recourse under the Guarantees, however, is limited to these stockholders’ equity interests in the Company.  Further, in connection with the Guarantees, the same stockholders executed a Pledge Agreement as of the same date, pursuant to which each pledged its equity interest in the Company to secure its obligations under the Guarantees.

All of the shares held by Monarch Capital Fund Ltd. and included herein (i.e., excluding shares underlying the Notes) were acquired in connection with the December 2010 exercise of warrants.  The shares owned by Robert J. McNulty that are included herein were acquired in connection with the December 2010 exercise of warrants

For additional information regarding the securities transactions between us and the selling stockholders, please see the discussion under “Selling Stockholders – Transactions and Relationships with Selling Stockholders.”

Securities Offered by Selling Stockholders	Up to 12,395,395 shares of our common stock.

Offering Price
To be determined by the prevailing market price for shares of our common stock at the time of the sale, and/or based on prices determined by the selling stockholders in privately negotiated transactions.

Use of Proceeds	We will not receive any proceeds from the sale of our common stock by the selling stockholders.

Risk Factors
An investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 10 and the other information herein for a discussion of the factors you should consider before you decide to invest in the shares of common stock offered hereby.

Trading Symbol	Shares of our common stock are listed on the OTC Bulletin Board under the symbol “KCKC.”

The total number of shares of our common stock outstanding as of December 31, 2010 is 55,400,424 and excludes:

•	9,797,884 common shares reserved for issuance on conversion of outstanding convertible promissory notes, including the Notes;

•	7,535,638 common shares reserved for issuance under outstanding warrants (i.e., other than the Warrants); and

•	8,366,667 shares of our common stock reserved and available for future grants of options and other awards under our 2009 Equity Incentive Plan (“Equity Plan”).

Unless otherwise specifically stated, information throughout this prospectus does not assume the exercise or conversion of our outstanding convertible promissory notes, warrants or options and other awards granted under the Equity Plan.

Summary Financial Data

Duke Delaware is the legal acquirer of KaChing Nevada in the merger of the two entities.  However, since Duke Delaware was a shell company immediately prior to the consummation of the Merger, which at that time had a nominal amount of net assets, the Merger has been treated as a recapitalization of KaChing Nevada and an acquisition of the assets and liabilities of Duke Delaware by KaChing Nevada.  As a result, although Duke Delaware was the legal acquirer in the Merger, KaChing Nevada was the accounting acquirer. Therefore, at the date of the Merger, the historical financial statements of KaChing Nevada become those of the surviving company.  Accordingly the financial statements presented herein are the historical financial statements of KaChing Nevada, which was incorporated on September 17, 2009.

Because this is only a summary of our financial information, it does not contain all of the financial information that may be important to you. Therefore, you should carefully read all of the information in this prospectus and any prospectus supplement, including the financial statements and their explanatory notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before making a decision to invest in our common stock.  The information contained in the following summary is derived from our financial statements for (i) for the period from our inception (September 17, 2009) through the year ended December 31, 2009; and (ii) the three-month period and the nine-month period ended September 30, 2010.

	For the Period from Inception (September 17, 2009)	For the Three Month Period Ended	For the Nine Month Period Ended
	through December 31, 2009	September 30, 2010 (unaudited)	September 30, 2010 (unaudited)
Revenues	243,783	$356,983	$634,893
Cost of goods sold	109,519	328,374	480,495
Gross Profit	134,264	28,609	154,398

Selling, general and administrative	292,326	1,257,924	2,310,191
Professional fees	23,250	12,900	166,573
Depreciation and Amortization	-	39,107	71,773
Loss on Disposition of Assets	-	-	21,618
Total Operating expenses	315,576	1,309,931	2,548,537

Loss from operations	(181,312)	(1,281,322)	(2,415,757)
Net loss	(181,312)	$(4,701,750)	$(5,873,908)

RISK FACTORS

Any investment in our common stock involves a high degree of risk.  Investors should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock.  Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur.  If any of the events discussed below occur, or any other material risks occur, the trading price could decline due to any of these events, and an investor may lose all or part of his or her investment.   This prospectus also contains forward-looking statements that involve risks and uncertainties.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this prospectus.

Risks Related to Our Business

We have a limited operating history, which makes it difficult to evaluate our prospects.

Our current business operations consist of the business operations that we acquired in April 2010 in our merger with KaChing Nevada.  KaChing Nevada, however, is a new, development stage company (it was organized on September 2009) and itself has had limited operations.  Because our business is so new, we only have a limited operating history, which investors can use to evaluate our business prospects.  As a result, investors do not have access to the same type of information in assessing a proposed investment as would be available to purchasers in a company with a longer operating history.  Although our current business was established in September 2009, until August 2010 our focus was on recruiting Web Store Owners, fine-tuning our licensee compensation structure, implementing certain support and administrative functions, and launching an updated, fully integrated Web Store platform.  As a result, from September 2009 through August 2010, there were only minimal sales of products through the third party Web Stores.  Our fully operational platform through which our Web Store Owners could sell products was not available until August 2010.  Because of the prior lack of sales, we have very limited data from which we can determine whether our plan to enable Web Store Owners to sell products will enable us to become a viable or successful business.

We face many of the risks normally associated with a new business.

Because we have had less than one year’s of operations, we face all the risks inherent in a new business, including the expenses, difficulties, complications and delays frequently encountered in connection with conducting new operations.  These uncertainties include establishing our internal organization structure, developing our brand name, penetrating a new market, raising capital to meet our initial working capital requirements, developing a customer base, and otherwise effectively implementing our business plan.  If we are not effective in addressing these risks, we will not be able to operate profitably in the future, and we may not have adequate working capital to meet our obligations as they become due.  Certain of the risks we would otherwise face as a new start-up company have, however, been mitigated because of our licensing agreement with Beyond Commerce, Inc., our largest shareholder (and its subsidiary) (“BYOC”), pursuant to which BYOC has agreed to assist us with many of the back-office functions needed to operate our new business.

We will need significant additional capital to implement our business plan, which may not be available to us; and if we raise additional capital, it may dilute your ownership in us.

We currently only have sufficient funds on hand to operate our business for the next few months.  Therefore, we will have to obtain additional financing to fund our future operating expenses and implement our business plan.  The infrastructure to fully develop our business is already in place.  However, in order for our business to succeed, we need to significantly increase the number revenue generating Web Stores, and increase the number of transactions effected on those Web Stores as well as the speed at which those transactions are processed.  Our capital requirements for scaling up our current operations and the transition to full commercial operations are currently projected to be between $750,000 and $1,500,000 through June 2011. To date, because of limited funds, we have not been able to expend a significant amount on marketing and brand awareness activities, which activities we believe are necessary to attract new Web Store Owners.  Accordingly, our plan calls for a significant increase in our marketing activities and business promotion/brand awareness expenditures.  If our marketing efforts and recruitment efforts succeed, in order to handle the increase in website traffic, we will also have to increase the number of customer service representatives that we employ and add additional back-office support staff for the additional Web Stores/transactions.  Additionally, as the number of our Web Stores (and the number of customers each serves) increases, we expect to incur additional expenses relating to improving the Internet experience of our Web Stores and their customers, including accelerating the speeds at which transactions are processed at these websites, and expanding our existing catalog of products available for sale.

Although we anticipate that our revenues will increase as we increase the number of active Webstore owners, we currently project that we will need at least $750,000 of additional capital in the near future to continue our operations and to expand our business.  We currently do not have any sources for obtaining such necessary funding, and no assurance can be given that we will be able to obtain the funding.  Obtaining additional financing will be subject to a number of factors, including market conditions, our operating performance and investor sentiment.  These factors may make the timing, amount, terms and conditions of additional financing unattractive to us.  We cannot assure you that we will be able to obtain additional financing at terms favorable to us, if at all. Additionally, if we do undertake any such financing in the future, we may have to issue shares of our capital stock thereby diluting your ownership interest in the Company.  If we are unable to obtain financing as and when needed, our ability to execute our business strategy will be impaired, which may adversely affect our future operations, our future profitability, and even our future viability.

We currently have outstanding potentially convertible promissory notes that are secured by a lien on all of this company’s assets.  Accordingly, a default under the convertible promissory notes could result in the foreclosure of all of our assets and the termination of our business.

We issued convertible promissory notes in the aggregate principal amount of $1,255,875 to the selling security holders in April 2010.  These Notes are now scheduled to mature on June 1, 2012.   In addition, since issuing the Notes, we have also issued additional secured convertible notes in the principal amount of $2,175,500.    Our obligations under the Notes and the other convertible promissory notes that we have recently issued are secured be a security interest in all of our assets, including a security interest in all of our accounts, inventory, equipment and general intangibles.  Accordingly, failure to make any payment as required under any of these secured convertible promissory notes could result in the acceleration of the convertible promissory notes and the foreclosure of our assets.  If we fail to repay the notes in full upon their maturity, or if we otherwise default under our obligations to the holders of those notes (including our obligation to make quarterly payments of interest), the holders of the convertible promissory notes will have the right to foreclose on all of our assets, which would materially and adversely affect our ability to continue our operations and could terminate our existence.  We have the ability to make the quarterly interest payments in cash or by issuing shares of our common stock.  Nevertheless, no assurance can be given that we will not default under some provision of the notes, which default could give the holders of the secured promissory notes the right to foreclose.  In addition, no assurance can be given that we will be able to repay the convertible promissory notes when due.

We rely on our affiliate, BYOC, to provide certain backend support to our Web Stores; any failure by BYOC to provide timely and quality service can damage our business relationship with Web Store Owners.

Pursuant to a license agreement, we are currently dependent on BYOC for order fulfillment and other back office functions in connection with services we offer.  BYOC’s failure to provide quality and timely customer service support to our Web Stores and their customers, as a result of any financial or other disruption with BYOC, may adversely impact our ability to service Web Store Owners and may damage relationships with them.  Should BYOC change or cease its business (because of acquisitions or because of financial difficulties), our ability to continue to provide vital back-office services could be interrupted or terminated.  Any interruption or the termination of BYOC’s services could adversely affect our operations until, if ever, we are able to replace the services and provider relationships BYOC currently provides us.  Although BYOC has been engaged in providing these back office services in its own business for several years, no assurance can be given that BYOC will provide the level of service that we want for our Web Store Owners.  Because of BYOC’s current weak financial condition, we recently hired a number of BYOC employees to provide certain of the license agreement services directly to us (and have agreed with BYOC to suspend the license fees otherwise payable to BYOC).

We may make future acquisitions, which will involve numerous risks.

In November 2009, we acquired most of the assets of ShopToEarth.  As part of our business, we may consider potential acquisitions of other companies that could expand this company’s business or customer base and may in the future make such additional acquisitions. Accordingly, we will be subject to numerous risks associated with the acquisition of additional companies, including:

•	diversion of management’s attention;

•	the effect on our financial statements of the amortization of acquired intangible assets;

•	the cost associated with acquisitions and the integration of acquired operations;

•	the need to secure additional capital to finance future acquisitions or the operations of such future acquisitions; and

•	assumption of unknown liabilities, or other unanticipated events or circumstances.

Any of these risks could materially harm the company’s business, financial condition and results of operations. There can be no assurance that any business that we acquire will achieve anticipated revenues or operating results.

If our business strategy is unsuccessful, we will not be profitable and our stockholders could lose their investment.

To our knowledge, there is no track record for companies pursuing a business plan that is identical to ours.  Since we only launched our fully-integrated platform in August 2010, we also have no history from which we can project our future operations and the amount of revenues that we may generate.  Accordingly, it is uncertain that our business plan and strategy will be successful or profitable.  If our strategy is unsuccessful, we may fail to meet our objectives and not realize the revenues or profits we anticipate from our business plan.  Such failure may cause the value of our common stock to decrease, thereby potentially causing our stockholders to lose their investment.

We may not be able to effectively control and manage our growth, which would negatively impact our operations.

We have operated our current line of business for a little over one year, and we expect to grow rapidly in the near future as our business develops and becomes established. If our business grows as we anticipate, it will be necessary for us to manage our expansion in an orderly fashion.  Any significant growth in our activities or in the market for our services will require extension of our managerial, operational, marketing and other resources.  Future growth will also impose significant added responsibilities upon the members of management to identify, recruit, maintain, integrate, and motivate new employees. Aside from increased difficulties in the management of human resources, we may face challenges in managing any expansion of our service offerings. For effective growth management, we will have to continue improving our operations and services. Our failure to manage growth effectively may lead to operational inefficiencies that will have a negative effect on our profitability. We cannot assure investors that we will be able to effectively manage any future growth we experience.

Our ability to implement our business plan and grow our business infrastructure will depend on our ability to successfully execute numerous operations, some of which may be hindered by factors beyond our control.

We currently have a limited corporate infrastructure. Among other things, we will need to continue to build our infrastructural and operational capabilities as our business grows. Our ability to execute our business plan successfully could be affected by any one or more of the following factors:

●	our ability to raise capital, as needed, to fund the implementation of our business plan;

●	our ability to execute our business strategy as contemplated;

●	the ability of our brand and products and services to achieve market acceptance;

●	our ability to attract and retain qualified personnel;

●	our ability to accurately address our target marketplace; and

●	our ability to accurately predict and respond to rapid technological changes in our industry.

Our failure to adequately address any one or more of the foregoing factors could have a significant impact on our ability to execute our business plan.

Our success may depend on the development of a strong brand, and if we do not develop and enhance our brand, our ability to attract and retain Web Store Owners may be impaired.

We believe that our brand will be a critical part of our success. Developing and enhancing our brand may require us to make substantial investments with no assurance that these investments will yield the expected benefits. If we fail to promote and develop the  “KaChing KaChing” or other brands we may utilize, our ability to attract and retain Web Store Owners may be impaired, which would in turn adversely impact our profitability.  We anticipate that developing, maintaining, enhancing and protecting our brand will become increasingly important, difficult and expensive.

Our intellectual property rights are valuable, and any failure to protect them could reduce the value of our products, services and brand.

Our trademarks, trade secrets, and other intellectual property rights are important assets for us. We have filed an application with the United States Patent and Trademark Office for registration of the trademark “KaChing KaChing.” We may file additional trademark applications in other jurisdictions.  There can be no assurance that such applications will be granted.  In addition, various events outside of our control pose a threat to our intellectual property rights as well as to our products and services. For example, effective intellectual property protection may not be available in every country in which our products and services may be made available through the Internet. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. Also, protecting our intellectual property rights is costly and time consuming. The unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results.

In providing our services we could infringe on the intellectual property rights of others, which may cause us to engage in costly litigation and, if we do not prevail, impair our ability to operate our business as contemplated.

In connection with offering our services, third parties may assert infringement or other intellectual property claims against us. We may have to pay substantial damages, if it is ultimately determined that our operations infringe a third party’s intellectual property rights. Even if claims are without merit, defending a lawsuit takes significant time and resources, may be expensive, and may divert management’s attention from our primary business concerns – all of which may negatively affect our profitability.

Our business may be adversely affected by malicious applications that interfere with, or exploit security flaws in, our services.

Our business is entirely dependent upon transactions and interactions that occur over the Internet.  As a result, our business may be adversely affected by malicious applications that alter, change, modify Web Store Owners’ (or their customers’) computers and interfere with the “KaChing KaChing” experience.  Any future interference with our Internet operations is expected to occur without disclosure to or consent from us, and may result in a negative experience a user may associate with KaChing.  These applications may be difficult or impossible to uninstall or disable, may reinstall themselves and may circumvent other applications’ efforts to block or remove them.  In addition, we offer a number of services that Web Store Owners download to their computers or that they rely on to store information and transmit information to others over the Internet. These services are subject to attack by viruses, worms and other malicious software programs, which could jeopardize the security of information stored in a Web Store Owner’s computer or in our computer systems and networks. The ability to reach Web Store Owners and provide them with a superior experience is critical to our success. If our efforts to combat these malicious applications are unsuccessful, or if our services have actual or perceived vulnerabilities, our reputation may be harmed and our website traffic could decline, which would damage our business.

We rely on computer software and hardware systems in our operations, the failure of which could adversely affect our business, results of operations and financial condition.

We are dependent upon our computer software and hardware systems in our operations. For example, we rely on our computer hardware for the storage, delivery and transmission of data. Any system failure that causes interruptions to the input, retrieval and transmission of data or increase in the service time could disrupt our normal operations. Any failure in our computer software or hardware systems could decrease our revenues and harm our relationships with Web Store Owners and third parties, which in turn could have a material adverse effect on our business, results of operations and financial condition.

We rely on third party providers to host the websites of our Web Store Owners and to ship the merchandise that is sold on the Web Stores, and any failure or interruption in the services provided by these third parties could harm our reputation and ability to operate our business.

We rely on third parties to host the websites of our Web Store Owners, and on third parties to inventory, package, sell and ship the merchandise that is sold through the Web Stores.  Any disruption in the web hosting services provided by these third parties would significantly harm our business.  Furthermore, our business and our relationship with our Web Store Owners would suffer if the third parties who sell, package and ship the merchandise that is purchased through Web Stores terminate their relationship with us, or should those third party vendors otherwise decline or fail to provide the merchandise to us.  We exercise no control over these vendors, which increases our vulnerability to problems with the services or merchandise that they provide. Any errors, failures, interruptions or delays in connection with these technologies and information services, or any continued failure to provide the merchandise that is available, could harm our relationship with Web Store Owners, and adversely affect our brand.

Our business is heavily reliant on the availability of electricity.

Our ability to provide the services we offer, and our Web Store Owners’ ability to receive such services, depends on the availability of electricity. If we were to experience a major power outage, we would have to rely on back-up generators.  However, there is no assurance that these back-up generators will operate properly or for the length of time for which we may need them.  Additionally, their power supply may be inadequate during a major power outage. The unavailability of power could result in a disruption of our business.

Our business depends on continued and unimpeded access to the Internet by Web Store Owners, their customers and us.

We provide our services primarily via the Internet.  Therefore, our (and our Web Store Owners’) continued and unimpeded access to the Internet is critical to the viability of our operations.  Currently, access is provided by companies that have significant and increasing market power in the broadband and Internet access marketplace, which consists of incumbent telephone companies, cable companies and mobile communications companies.  If Internet access providers block, degrade or charge for access to certain of our products and services, it could lead to additional expenses to us, and the loss of Web Store Owners.

Our business may be adversely affected by the global economic downturn.

The global economy is currently in a pronounced economic downturn. Global financial markets are continuing to experience disruptions, including severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates, and uncertainty about economic stability. Given these uncertainties, there is no assurance that there will not be further deterioration in the global economy, the global financial markets and consumer confidence. Any economic downturn generally could cause a drop in consumer spending, which would have a material adverse effect on our business, cash flows, financial condition and results of operations.

We face intense competition from Internet retailers that have greater resources, and we may not be able to successfully compete.

Our business, and the business of the Web Store Owners, is to offer and sell merchandise over the Internet.  While we believe that our business model of enabling individuals to operate their own Web Store is different than the business model used by other online retailers, our Web Store Owners compete directly with such Internet retailers.  Accordingly, we have many competitors that provide competing retail, e-commerce and Internet services. Many of our current and potential competitors, including Amazon.com and Overstock.com, have greater resources, longer histories, more customers, and greater brand recognition. They may secure better terms from vendors, adopt more aggressive pricing and devote more resources to technology, fulfillment, and marketing. The Internet facilitates competitive entry and comparison-shopping, and increased competition may reduce our sales and profits.

Government regulation of the Internet, E-commerce and other aspects of our business is evolving and unfavorable changes could harm our business.

We are subject to general business regulations and laws, as well as regulations and laws specifically governing the Internet and E-commerce. Existing and future laws and regulations may impede our growth. These regulations and laws may cover taxation, privacy, data protection, pricing, content, electronic contracts and other communications, consumer protection, the provision of online payment services, unencumbered Internet access to our services, the design and operation of websites, and the characteristics and quality of products and services sold on the Internet. Additionally, it is not clear how existing laws governing issues such as property ownership, libel, and personal privacy apply to the Internet and e-commerce. Unfavorable regulations and laws affecting the Internet or E-commerce could diminish the demand for our services and increase the cost of doing business online.

If we do not continue to innovate and offer services that are useful and convenient to Web Store Owners and their customers, we may not remain competitive, and our revenues and operating results could suffer.

Our success depends on providing products and services that make the “Internet shopping experience” more useful, convenient and enjoyable for Web Store Owners and their customers. Our competitors are constantly developing innovations in web based products and services, and the avenue via which they offer such services. As a result, we must continue to invest significant resources in research and development in order to enhance our operations, including improving the means by which we deliver our services. If we are unable to provide quality products and services, then Web Store Owners and their customers may become dissatisfied and move to a competitor for their Internet shopping needs. Our operating results would also suffer if our innovations are not responsive to the needs of our Web Store Owners and their customers, are not appropriately timed with market opportunities or are not effectively brought to market. As Internet broadcasting technology and social networks continue to develop, our competitors may be able to offer products and services that are, or that are perceived to be, substantially similar to or better than ours. This may force us to compete in different ways and expend significant resources in order to remain competitive.

We rely on highly skilled personnel and, if we are unable to hire, motivate and retain qualified personnel, we may not be able to grow effectively.

Our success depends in large part upon the abilities and continued service of our executive officers and other key employees, including our Chief Executive Officer, Robert McNulty, and Chief Financial Officer, Mark Noffke. There can be no assurance that we will be able to retain the services of such officers and employees.  Our failure to retain the services of Messrs. McNulty and Noffke, and other key personnel could have a material adverse effect on the Company. We currently have employment agreements with Messrs. McNulty and Noffke; however, we have not procured key person life insurance policies. If Mr. McNulty ceases to be our Chief Executive Officer, or otherwise become disabled or unable to perform as our principal executive officer for any period of time, the holders of the Notes could declare that to be an “event of default” under the Notes and declare such obligations payable immediately. In order to support any future growth, we may need to effectively recruit, hire, train and retain additional qualified management personnel.  Our inability to attract and retain the necessary personnel could have a material adverse effect on our business.

Risks Related to our Common Stock

Our stock is thinly traded, so you may be unable to sell your shares at or near the quoted bid prices if you need to sell a significant number of your shares.

Although the shares of our common stock are listed on the OTC Bulletin Board, there has been very limited and sporadic trading in our shares, meaning that the number of persons interested in purchasing our common shares at any given time is relatively small or non-existent.  This situation is attributable to a number of factors, including the fact that we are a new company, our business is still in the development stage, and that we are small company which is unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume.  Even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.  As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.  Due to these conditions, we can give you no assurance that you will be able to sell your shares if you need money or otherwise desire to liquidate your shares, or that any such sale would be at or near bid prices.

We are registering the resale of a maximum of 12,395,395 shares of common stock, including 12,043,106 shares that are not yet outstanding, the sale of which could depress the market price of our common stock.

We are registering the resale of a maximum of 12,395,395 shares of common stock under the registration statement of which this prospectus forms a part.  Of these shares, 5,986,634 are shares that could be issued upon the exercise of the Notes and 6,056,472 could be issued upon the exercise of Warrants.  The sale of these shares into the public market by the selling stockholders could depress the market price of our common stock.  As of December 31, 2010, there were 55,400,424 shares of our common stock issued and outstanding.

The market price and trading volume of shares of our common stock may be volatile.

The market price of our common stock could fluctuate significantly for many reasons, including for reasons unrelated to our specific performance, such as reports by industry analysts, investor perceptions, or negative announcements by customers, or competitors regarding their own performance, as well as general economic and industry conditions. In addition, when the market price of a company’s shares drops significantly, stockholders could institute securities class action lawsuits against the company. A lawsuit against us could cause us to incur substantial costs and could divert the time and attention of our management and other resources.

We fail to maintain effective internal controls over financial reporting/disclosure controls and procedures, consequently, the price of our common stock may be adversely affected.

As a public reporting company, we are required to establish and maintain appropriate internal controls over financial reporting and disclosure controls and procedures.  Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations.  Any failure of these controls could also prevent us from maintaining accurate accounting records and discovering accounting errors and financial frauds.  In addition investor confidence and share value may be negatively impacted.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting by management.  Management conducted an evaluation of the effectiveness of our internal controls over financial reporting as of November 30, 2009.  Based on that evaluation, we concluded that, as of such date, our internal controls over financial reporting were not effective due to deficiencies that existed in the design or operation of our internal controls over financial reporting that adversely affected our internal controls, and that were material weaknesses.  Also, management concluded that our disclosure controls and procedures were not effective in 2010 because, among other things, we do not have written documentation of our internal control procedures, and we do not have sufficient segregation of duties within accounting functions (primarily due to size of our Company).

We may not be able to achieve the benefits we expect to result from the Merger.

We may not realize the benefits that we hoped to receive as a result of the Merger, which include:

•	enhanced access to the capital markets;

•	the increased market liquidity expected to result from exchanging stock in a private company for securities of a public company that may eventually be traded;

•	the ability to use registered securities to make acquisition of assets or businesses;

•	increased visibility in the financial community;

•	improved transparency of operations; and

•	perceived credibility and enhanced corporate image of being a publicly traded company.

There can be no assurance that any of the anticipated benefits of the Merger will be realized with respect to our new business operations. In addition, the attention and effort devoted to achieving the benefits of the Merger and attending to the obligations of being a public company, such as reporting requirements and securities regulations, could significantly divert management’s attention from other important issues, which could materially and adversely affect our operating results or stock price in the future.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Our common stock may be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

Our common stock may be a “penny stock” if it meets one or more of the following conditions (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a “recognized” national exchange; (iii) it is not quoted on the Nasdaq Stock Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the Exchange Act.  For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account.  Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.  This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.  Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

If securities or industry analysts do not publish research or reports or publish unfavorable research about our business, the price and trading volume of our common stock could decline.

The future trading market for our common stock will be influenced in part by any research and reports that securities or industry analysts publish about us or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. If no securities or industry analysts commence coverage of us the trading price for our common stock and other securities would be negatively affected. In the event we obtain securities or industry analyst coverage, if one or more of the analysts who covers us downgrades our securities, the price of our securities would likely decline. If one or more of these analysts ceases to cover us or fails to publish regular reports on us, interest in the purchase of our securities could decrease, which could cause the price of our common stock and other securities and their trading volume to decline.

We do not foresee paying cash dividends in the foreseeable future and, as a result, our investors’ sole source of gain, if any, will depend on capital appreciation, if any.

We do not plan to declare or pay any cash dividends on our shares of common stock in the foreseeable future and currently intend to retain any future earnings for funding growth.  As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income.  Capital appreciation, if any, of our shares may be investors’ sole source of gain for the foreseeable future.  Moreover, investors may not be able to resell their shares of our common stock at or above the price they paid for them.

If we are deemed to be an issuer of “penny stock”, the protection provided by the federal securities laws relating to forward looking statements will not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, if we are a penny stock, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

Financial Industry Regulatory Authority (FINRA) sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Past activities of our company and its affiliates may lead to future liability for our company.

Prior to our Merger in April 2010, we engaged in businesses unrelated to our current operations.  Although certain previously controlling stockholders of our company are providing certain indemnifications against any loss, liability, claim, damage or expense arising out of or based on any breach of or inaccuracy in any of their representations and warranties made in connection with the Merger, any liabilities relating to such prior business against which we are not completely indemnified may have a material adverse effect on our company.

USE OF PROCEEDS

All proceeds from the sale of the shares will be for the account of the selling stockholders.  We will, however, receive the proceeds from the exercise of the Warrants held by one of the selling stockholders for the 6,056,472 shares underlying the Warrants that are covered by this prospectus, if such Warrants are exercised for cash.  If all of the outstanding Warrants are exercised for cash, the total amount of proceeds that we would receive is approximately $2,200,750. We would expect to use the proceeds from the exercise of Warrants, if any, for general working capital purposes.  We will pay the expenses of registration of these shares, including legal and accounting fees.

SELLING STOCKHOLDERS

The following table provides as of the date of this prospectus information regarding the beneficial ownership of our common stock held by each of the selling stockholders, including:

●	the number of shares owned by each selling stockholder prior to this offering;

●	the percentage owned by each selling stockholder prior to completion of the offering;

●	the total number of shares that are to be offered for each selling stockholder;

●	the total number of shares that will be owned by each selling stockholder upon completion of the offering; and

●	the percentage owned by each selling stockholder upon completion of the offering.

The convertible promissory notes were issued in December 2010 to six accredited investors (“New Investors”) for Convertible Promissory Notes for an investment amount of $1,300,000.  The Notes issued to the New Investors are convertible at an initial conversion price of $.40, and the Warrants have an initial exercise price of $.40.  The terms of the Convertible Promissory Notes and Warrants are further described below.

Additionally, five (5)  accredited investors (“Prior Investors”) who had previously purchased a total of $773,000 in principal amount of the Convertible Promissory Notes and 1,068,334 Warrants (which purchases are set forth in the schedule below) (the "Prior Transactions"), entered into Securities Purchase Agreements under which they were issued new Convertible Promissory Notes and Amended and Restated Warrants in exchange for the Notes and Warrants previously issued under the Prior Transactions.

Since August 10, 2010, the Company has sold Convertible Promissory Notes and Warrants to the Prior Investors listed in the table below for a total of $773,000.   The table below discloses, among other things, the date of sale and the original principal amount and conversion price of each promissory note, and number of common shares subject to each warrant issued and sold in the Prior Transactions and the additional warrants issued to them in connection with the New Transaction.    In connection with the Securities Purchase Agreement, all of the existing Note Holders waived any defaults that may have existed on December 2, 2010.

HOLDER	Original Principal Amount	Accrued Interest	No. of Shares Upon Conversion @ $0.30	Original Warrants @ $.30	Additional Warrants @ $.30

Monarch Capital Fund Ltd.	$25,000.00	250.00	84,167	41,667	42,500
Harborview Master Fund, L.P	$300,000.00	8,816.67	1,029,389	316,667	712,722
Brio Capital L.P.	$100,000.00	2,972.22	343,241	100,000	243,241
Harborview Value Master Fund, L.P	$250,000.00	3,727.78	845,759	283,333	562,426
Robert J McNulty	$98,000.00	348.45	327,828	326,667	1,162
	$773,000.00	16,115.11	2,630,384	1,068,334	1,562,051

The Placement Agent who represented the Company in the sale of the $1,300,000 Notes received a cash payment of $42,500.00, a Note of $42,500.00 and 143,750 Warrants on the same terms as the investors as its compensation under its Placement Agreement. One Prior Investor in the principal amount of $50,000.00 elected not to enter into the new transaction and was paid. In connection with the Securities Purchase Agreement, all of the existing Note Holders waived any defaults. Robert J. McNulty, the President and Chief Executive Officer of the Company, who previously advanced the Company the sum of $98,000.00 under a Securities Purchase Agreement dated November 22, 2010, elected to enter into the new transaction.

On December 2, 2010, we entered into a Registration Rights Agreement with the purchasers of the Notes and the Warrants, pursuant to which we agreed to register for public resale the shares of common stock issuable upon conversion of the Notes and exercise of the Warrants.  On December 7, 2010, Monarch Capital Fund Ltd., one of the holders of the Warrants, exercised on a cashless basis all of its Warrants, which resulted in a net issuance of 72,739 shares.  In accordance with the terms of the Registration Rights Agreement, we have included all of the 72,739 shares received in connection with the warrant exercise in the registration statement of which this prospectus is a part. On December 21, 2010, Robert J McNulty one of the holders of the Warrants, exercised on a cashless basis all of his Warrants, which resulted in a net issuance of 279,551 shares.  In accordance with the terms of the Registration Rights Agreement, we have included all of those shares in the registration statement, of which this prospectus is a part.

We have also agreed to register certain shares of our common stock held by the selling stockholder, as further described below.  Accordingly, we have included for registration herein the following securities held by each of the selling stockholders:

•	1,029,389 shares of common stock underlying Notes held by Harborview Master Fund, L.P. and 1,029,389 shares of common stock underlying warrants held by Harborview Master Fund, L.P.;

•	845,759 shares of common stock underlying Notes held by Harborview Value Master Fund, L.P. and 845,789 shares of common stock underlying warrants held by Harborview Value Master Fund, L.P.

•	84,167 shares of common stock underlying Notes held by Monarch Capital Fund Ltd., and 72,739 shares directly held by Monarch Capital Fund Ltd.;

•	343,241 shares of common stock underlying Notes held by Brio Capital L.P. and 787,574 shares of common stock underlying warrants held by Brio Capital L.P.;

•	327,828 shares of common stock underlying Notes held by Robert J. McNulty and 279,551 shares directly held by Robert J. McNulty ;

•	1,250,000 shares of common stock underlying Notes held by Alpha Capital Anstalt and 1,250,000 shares of common stock underlying warrants held by Alpha Capital Anstalt;

•	125,000 shares of common stock underlying Notes held by Momona Capital LLC and 125,000 shares of common stock underlying warrants held by Momona Capital LLC;

•	125,000 shares of common stock underlying Notes held by Ellis International Ltd. and 125,000 shares of common stock underlying warrants held by Ellis International Ltd.;

•	625,000 shares of common stock underlying Notes held by Gemini Master Fund Ltd. and 625,000 shares of common stock underlying warrants held by Gemini Master Fund Ltd.;

•	106,250 shares of common stock underlying Notes held by Palladium Capital Advisors, LLC and 143,750 shares of common stock underlying warrants held by Palladium Capital Advisors, LLC;

•	750,000 shares of common stock underlying Notes held by Whalehaven Capital Fund Limited and 750,000 shares of common stock underlying warrants held by Whalehaven Capital Fund Limited;

•
375,000 shares of common stock underlying Notes held by SB Opportunity Technology Associates Institution LLC and 375,000 shares of common stock underlying warrants held by SB Opportunity Technology Associates Institution LLC .

In summary, pursuant to the registration statement of which this prospectus is a part, we are registering for resale by the following selling stockholders (i) an aggregate of 5,986,634 shares of common stock issuable upon conversion of the Notes, and (ii) 6,056,472  additional shares of common stock collectively held by some of the selling stockholders and (iii) 352,290 shares of common stock issuable upon exercise of Warrants.  Except as described below, none of the selling stockholders, to our knowledge, has had a material relationship with our company other than as a stockholder at any time within the past three years.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Percentage of Shares of Common Stock Beneficially Owned Prior to the Offering (1)	Number of Shares of Common Stock Registered for Sale Hereby	Number of Shares of Common Stock Beneficially Owned After Completion of the Offering (2)	Percentage of Shares of Common Stock Beneficially Owned After Completion of the Offering (2)

Brio Capital L.P.	1,180,815	(16)	2.09%	1,130,815	50,000	*

Harborview Master Fund, L.P., a British Virgin Islands limited partnership	8,958,310	(3)(4)	14.57%	2,058,778	6,899,532	11.61%

Harborview Value Master Fund, L.P., a British Virgin Islands limited partnership	2,512,400	(4)(5)	4.40%	1,691,518	820,882	1.49%

Monarch Capital Fund Ltd., a British Virgin Islands corporation	1,654,208	(6)	2.98%	156,906	1,497,302	2.70%

Robert J. McNulty	18,843,917	(8)	33.81%	607,379	18,236,538	32.92%

Alpha Capital Anstalt	2,500,000	(9)	4.32%	2,500,000	-	*

Momona Capital LLC	295,000	(10)	*	250,000	45,000	*

Ellis International Ltd.	295,000	(11)	*	250,000	45,000	*

Gemini Master Fund Ltd.	1,475,000	(12)	2.60%	1,250,000	225,000	*

Palladium Capital Advisors, LLC	250,000	(13)	*	250,000	-	*

Whalehaven Capital Fund Limited	1,770,000	(14)	3.11%	1,500,000	270,000	*

SB Opportunity Technology Associates Institution	750,000	(15)	*	750,000	-	*
_____________
* Less than 1%

(1)
Based on 55,400,424 shares of common stock outstanding as of December 31, 2010, including, with respect to each selling stockholder, shares of common stock issuable upon conversion of the outstanding convertible promissory notes and the exercise of outstanding warrants.

(2)
Represents the amount of shares that will be held by the selling stockholders after completion of this offering based on the assumption that all shares registered for sale hereby will be sold. However, the selling stockholders may offer all, some or none of the shares pursuant to this prospectus, and to our knowledge there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares that may be held by the selling stockholders after completion of this offering.

(3)
Includes (i) 2,377,917 shares issuable upon the conversion of other Notes in the principal amount of $713,375; (ii) 1,029,389 issuable upon the conversion of the convertible promissory notes in the aggregate principal amount of $308,817; (iii) 2,854,947 shares directly held by the selling stockholder; and (iv) an additional 2,696,057 shares issuable upon the exercise of currently outstanding warrants.

(4)
Harborview Advisors LLC is the general partner of both Harborview Master Fund, L.P. and Harborview Value Master Fund, L.P. Richard Rosenblum and David Stefansky are the managers of Harborview Advisors LLC and have shared voting and disposition power with respect to the shares held by Harborview Master Fund, L.P. and Harborview Value Master Fund, LP.  Messrs. Rosenblum and Stefansky disclaim beneficial ownership of such shares.

(5)
Includes (i) 845,759 shares issuable upon the conversion of the convertible promissory notes in the aggregate principal amount of $253,728; (ii) 820,882 shares directly held by the selling stockholder; and (iii) an additional 845,759 shares issuable upon the exercise of currently outstanding warrants.

(6)
Beacon Fund Advisors Ltd. is the manager, and Monarch Managers Ltd. is the advisor, of Monarch Capital Fund Ltd, a BVI investment fund. Mr. David Sims is the principal of Beacon Fund Advisors Ltd. and Mr. Joseph Franck is the principal of Monarch Managers Ltd., and in those capacities, Messrs. Sims and Franck share voting and disposition power with respect to the shares held by Monarch Capital Fund Ltd. Messrs. Sims and Franck disclaim beneficial ownership of such shares.

(7)
Includes (i) 1,666,667 shares issuable upon the conversion of other Notes in the principal amount of $500,000; (ii) 84,167 issuable upon the conversion of the convertible promissory note in the aggregate principal amount of $25,250; (iii) 833 shares issuable upon exercise of certain outstanding warrants, and (iii) an additional 1,569,208 shares directly held by the selling stockholder.

(8)
Robert J. McNulty is the Company’s CEO and Chairman of the Board of Directors. Includes (i) 7,910,989 shares directly held by the selling shareholder; (ii) 327,828 shares issuable upon the conversion of the convertible promissory note in the aggregate principal amount of $98,348 and (iii) 10,605,100 shares held by Beyond Commerce, Inc. for which Mr. McNulty is the CEO and Chairman of the Board of Directors.

(9)
Includes (i) 1,250,000 shares issuable upon the conversion of the convertible promissory note in the principal amount of $500,000; and (ii) 1,250,000 shares issuable upon the exercise of currently outstanding warrants.

(10)
Includes (i) 125,000 shares issuable upon the conversion of the convertible promissory note in the principal amount of $50,000; (ii) 125,000 shares issuable upon the exercise of currently outstanding warrants; and (iii) an additional 45,000 shares directly held by the selling stockholder.

(11)
Includes (i) 125,000 shares issuable upon the conversion of the convertible promissory note in the principal amount of $50,000; (ii) 125,000 shares issuable upon the exercise of currently outstanding warrants; and (iii) an additional 45,000 shares directly held by the selling stockholder.

(12)
Includes (i) 625,000 shares issuable upon the conversion of the convertible promissory note in the principal amount of $250,000; (ii) 625,000 shares issuable upon the exercise of currently outstanding warrants; and (iii) an additional 225,000 shares directly held by the selling stockholder. .

(13)
Includes (i) 106,250 shares issuable upon the conversion of the convertible promissory note in the principal amount of $42,500; and (ii) 143,750 shares issuable upon the exercise of currently outstanding warrants.

(14)
Includes (i) 750,000 shares issuable upon the conversion of the convertible promissory note in the principal amount of $300,000; (ii) 750,000 shares issuable upon the exercise of currently outstanding warrants; and (iii) an additional 270,000 shares directly held by the selling stockholder.

(15)
Includes (i) 375,000 shares issuable upon the conversion of the convertible promissory note in the principal amount of $150,000; and (ii) 375,000 shares issuable upon the exercise of currently outstanding warrants.

(16)
Includes (i) 343,241shares issuable upon the conversion of the convertible promissory note in the principal amount of $102,972; (ii) 787,574 shares issuable upon the exercise of currently outstanding warrants; and (iii) an additional 50,000 shares directly held by the selling stockholder.

Relationships and Transactions with Selling Stockholders

Brio Capital L.P.

In August 2010 we issued to Brio Capital L.P. a $100,000 short-term convertible promissory note (the “Bridge Note”) and warrants to acquire 100,000 shares of our common stock (the “Bridge Warrants”).  The Bridge Note has a conversion price of $0.30 per share, and the Bridge Warrants have an initial exercise price of $0.30 per share.  The Bridge Note originally matured on February 12, 2011, while the Bridge Warrants have a five-year term from the date of their issuance.

In August 2010 we entered into a non-exclusive arrangement with Brio Capital L.P. in exchange for 50,000 shares of common stock for business development and acquisition identification advisory services in connection with various merger and acquisition strategies.

On December 2, 2010, Brio Capital L.P.  agreed to an extension of the maturity date of the Bridge Note until June 1, 2012.  As a result, we issued to Brio Capital L.P.  convertible promissory note in the aggregate principal amount of $102,972 (the “Exchange Note”) in exchange for the Bridge Note.  The Exchange Notes comprise the original principal amount of the Bridge Notes (i.e., $100,000) and an additional $2,972 of interest accrued under the Bridge Note that was added to the principal amount of the Exchange Note.  The $102,972 of Exchange Note is convertible into 343,241 shares at a conversion price of $0.30 per share. In addition, in consideration for Brio Capital L.P.’s agreement to extend the maturity dates of the Bridge Notes, we issued warrants to purchase an additional 243,241 at a conversion price $0.30 and 444,333 at a conversion price of $0.40 shares of our common stock (the “Exchange Warrants”).

The shares included in the registration statement of which this prospectus is a part include the following Brio Capital L.P.   shares: (i) 343,241 shares of common stock underlying the Note; and (ii) 787,574 shares of common stock underlying Warrants.  However, this prospectus does not include any of the shares issued for the business development and acquisition identification advisory services in connection with various merger and acquisition strategies.

Harborview Master Fund, L.P.

Harborview Master Fund, L.P. (“Harborview”) was a principal stockholder of Duke Mining Company, Inc. (“Duke Delaware”) prior to the Merger.  Harborview is managed by Harborview Capital Management.  Benjamin Mayer has served as a portfolio manager for Harborview Capital Management since November 2004.  Mr. Mayer currently serves as one of our directors, and he served as President and Chairman of the Board of Duke Delaware from March 2009 through April 2010.  Pursuant to a forward stock split effected immediately prior to the Merger, 9,096,500 Duke Delaware shares held by Harborview (which were acquired from former shareholders of Duke Delaware) were converted into 76,980,951 shares. In connection with Merger, Harborview agreed to cancel 74,588,190 of these shares, leaving a balance of 2,392,761.  Of these shares, Harborview retained 1,571,879 and transferred the remaining 820,882 to its affiliate, Harborview Value Master Fund, L.P.

In March 2009, Duke Delaware issued to Harborview a convertible note in the original note amount of $168,000 with a maturity date of March 2010.  In addition, from September 29, 2006 through April 1, 2010, Harborview advanced funds to Duke Delaware totaling $45,375. In connection with the Private Placement, Harborview purchased $500,000 of Notes and converted the balance due under the $168,000 note and the advances into Notes in the original principal amount of $213,375, for a total of $713,375 convertible into 2,377,917 shares at a conversion price per share of $0.30. In addition, in connection with the Private Placement and for no additional consideration, we issued to Harborview Warrants to purchase 1,666,667 shares of our common stock.

Between August 2010 and September 2010, we issued to Harborview an aggregate of $300,000 short-term convertible promissory notes (the “Bridge Notes”) and warrants to acquire 316,667 shares of our common stock (the “Bridge Warrants”).  The Bridge Notes have a conversion price of $0.30 per share, and the Bridge Warrants have an initial exercise price of $0.30 per share.  The Bridge Notes originally matured at various dates between November 2010 and December 2010, while the Bridge Warrants have a five-year term from the date of their issuance.  In order to secure our obligation to repay these notes, Big Rose LLC, an existing stockholder, pledged 6,582,859 shares of our common stock to Harborview.

On October 1, we issued to Harborview 59,448 shares as interest payment due under the Notes.

On December 2, 2010, Harborview agreed to an extension of the maturity dates of each of the Bridge Notes until June 1, 2012.  As a result, we issued to Harborview new convertible promissory notes in the aggregate principal amount of $308,817 (the “Exchange Notes”) in exchange for the Bridge Notes.  The Exchange Notes comprise the original principal amount of the Bridge Notes (i.e., $300,000) and an additional $8,817 of interest accrued under the Bridge Notes that was added to the principal amount of the Exchange Notes.  The $308,817 of Exchange Notes is convertible into 1,029,389 shares at a conversion price of $0.30 per share. In addition, in consideration for Harborview’s agreement to extend the maturity dates of the Bridge Notes, we issued warrants to purchase an additional 712,723 shares of our common stock (the “Exchange Warrants”).

The shares included in the registration statement of which this prospectus is a part include the following Harborview shares: (i) 1,029,389 shares of common stock underlying the Exchange Notes; and (ii) 1,029,389 shares of common stock underlying Warrants.  However, this prospectus does not include any of the shares underlying the Private Placement Notes or the Private Placement Warrants.

Harborview Value Master Fund, L.P.

Between October 2010 and November 2010, we issued to Harborview Value Master Fund, L.P. (“Harborview Value”) convertible promissory notes in the aggregate of $250,000 (the “Bridge Notes”) and warrants to acquire 283,333 shares of our common stock (the “Bridge Warrants”).  The Bridge Notes have a conversion price of $0.30 per share, and the Bridge Warrants have an initial exercise price of $0.30 per share.  The Bridge Notes originally matured at various dates between January 2011 and February 2011, while the Bridge Warrants have a five-year term from the date of their issuance. In order to secure our obligation to repay these notes, Big Rose LLC, an existing stockholder, pledged 6,582,859 shares of our common stock to Harborview Value.

On December 2, 2010, Harborview Value agreed to an extension of the maturity dates of each of the Bridge Notes until June 1, 2012.  As a result, we issued to Harborview Value new convertible promissory notes totaling $253,728 (the “Exchange Notes”) in exchange for the Bridge Notes.  The Exchange Notes comprise the original principal amount of the Bridge Notes (i.e., $250,000) and an additional $3,728 of interest accrued under the Bridge Notes that was added to the principal amount of the Exchange Notes.  The $253,728 in Exchange Notes is convertible into 845,759 shares of common stock at a conversion price of $0.30 per share.  In addition, in consideration for Harborview Value’s agreement to extend the maturity dates of the Bridge Notes, we issued warrants to purchase an additional 562,426 shares of our common stock (the “Exchange Warrants”).

The shares included in this registration statement with respect to Harborview Value include (i) 845,759 shares of common stock underlying the Exchange Notes; and (ii) 845,759 shares of common stock underlying Warrants.

Monarch Capital Fund Ltd.

In the Private Placement, Monarch Capital Fund Ltd. (“Monarch”) purchased $500,000 worth of Notes that are convertible into 1,666,667 shares of common stock at $0.30 per share. In connection with the purchase of the Notes, Monarch also received, for no additional consideration, Warrants to purchase 1,666,667 shares of our common stock.  On December 7, 2010, Monarch exercised on a cashless basis all of the Warrants it acquired in the Private Placement, and received 1,454,802 shares of our common stock net of shares withheld in connection with the cashless exercise.

Between October 2010 and November 2010, we issued to Monarch an aggregate of $25,000 short-term convertible promissory notes (the “Bridge Notes”) and warrants to acquire 41,667 shares of our common stock (the “Bridge Warrants”).  The Bridge Notes have a conversion price of $0.30 per share, and the Bridge Warrants have an initial exercise price of $0.30.  The Bridge Notes originally matured at various dates between January 2011 and February 2011, while the Bridge Warrants have a five-year term from the date of their issuance.  In order to secure our obligation to repay these notes, Big Rose LLC, an existing stockholder, pledged 6,582,859 shares of our common stock to Monarch.

On October 1, we issued to Monarch 41,667 shares as interest payment due under the Notes.

On December 2, 2010, Monarch agreed to an extension of the maturity dates of each of the Bridge Notes to June 2012.  As a result, we issued to Monarch new convertible promissory notes totaling $25,250 (the “Exchange Notes”) in exchange for the Bridge Notes.  The Exchange Notes comprise the original principal amount of the Bridge Notes (i.e., $25,000) and an additional $250 of interest accrued under the Bridge Notes that was added to the principal amount of the Exchange Notes.  The $25,250 of Exchange Notes converts into 84,167 shares at a conversion price of $0.30 per share. In addition, in consideration for Monarch’s agreement to extend the maturity dates of the Bridge Notes, we issued warrants to purchase an additional 42,500 shares of our common stock (the “Exchange Warrants”).  On December 7, 2010, exercised on a cashless basis all of the Bridge Warrants and exercised Exchange Warrants to acquire 41,667 shares (in addition to its exercise of Warrants disclosed above).  As a result, Monarch received 72,739 shares of our common stock net of shares withheld in connection with the cashless exercise, and continues to hold Exchange Warrants to purchase 833 shares.

The shares included in the registration statement of which this prospectus is a part include the following Monarch securities: (i) 84,167 shares of common stock underlying the Exchange Notes; and (ii) 72,739 shares currently owned by Monarch Capital Fund Ltd. through the warrants exercised on a cashless basis as referenced above.

Robert J. NcNulty

Robert J. McNulty, the President and Chief Executive Officer of the Company, advanced the Company the sum of $98,000 under a Securities Purchase Agreement dated November 22, 2010. On December 2, 2010, Mr. McNulty agreed to an extension of the maturity date of the Bridge Note to June 2012.  As a result, we issued to Mr. McNulty new convertible promissory notes totaling $98,348 (the “Exchange Notes”).  The Exchange Notes comprise the original principal amount (i.e., $25,000) and an additional $348 of interest accrued that was added to the principal amount of the Exchange Notes.  The $98,348 of Exchange Notes converts into 327,828 shares at a conversion price of $0.30 per share. In addition, in consideration for Mr. McNulty’s agreement to extend the maturity date, we issued warrants to purchase an additional 326,667 shares of our common stock (the “Exchange Warrants”).

On December 21, 2010, Mr. McNulty exercised on a cashless basis all of his Warrants, which resulted in a net issuance of 279,551 shares.  In accordance with the terms of the Registration Rights Agreement, we have included all of those shares in the registration statement, of which this prospectus is a part.

The shares included in the registration statement of which this prospectus is a part include the following McNulty securities: (i) 327,828 shares of common stock underlying the Exchange Notes; and (ii) 279,551 shares currently owned by Mr. McNulty through the warrants exercised on a cashless basis as referenced above.

Alpha Capital Anstalt

On December 2, 2010 we issued to Alpha Capital Anstalt an aggregate of $500,000 convertible promissory notes and warrants to acquire 1,250,000 shares of our common stock.  The Notes have a conversion price of $0.40 per share, and the Warrants have an initial exercise price of $0.40.  The Notes mature on June 1, 2012.

The shares included in the registration statement of which this prospectus is a part include the following Alpha Capital Anstalt securities: (i) 1,250,000 shares of common stock underlying the Notes; and (ii) 1,250,000 shares of common stock underlying Warrants.

Momona Capital LLC

On December 2, 2010 we issued to Momona Capital LLC an aggregate of $50,000 convertible promissory notes and warrants to acquire 125,000 shares of our common stock.  The Notes have a conversion price of $0.40 per share, and the Warrants have an initial exercise price of $0.40.  The Notes mature on June 1, 2012.

The shares included in the registration statement of which this prospectus is a part include the following Momona Capital LLC securities: (i) 125,000 shares of common stock underlying the Notes; and (ii) 125,000 shares of common stock underlying Warrants.

Ellis International Ltd.

On December 2, 2010 we issued to Ellis International Ltd. an aggregate of $50,000 convertible promissory notes and warrants to acquire 125,000 shares of our common stock.  The Notes have a conversion price of $0.40 per share, and the Warrants have an initial exercise price of $0.40.  The Notes mature on June 1, 2012.

The shares included in the registration statement of which this prospectus is a part include the following Ellis International Ltd.  securities: (i) 125,000 shares of common stock underlying the Notes; and (ii) 125,000 shares of common stock underlying Warrants.

Gemini Master Fund Ltd.

On December 2, 2010 we issued to Gemini Master Fund Ltd. an aggregate of $250,000 convertible promissory notes  and warrants to acquire 625,000 shares of our common stock.  The Notes have a conversion price of $0.40 per share, and the Warrants have an initial exercise price of $0.40.  The Notes mature on June 1, 2012.

The shares included in the registration statement of which this prospectus is a part include the following Gemini Master Fund Ltd.  securities: (i) 625,000 shares of common stock underlying the Notes; and (ii) 625,000 shares of common stock underlying Warrants.

Palladium Capital Advisors, LLC

On December 2, 2010 we issued to Palladium Capital Advisors, LLC an aggregate of $42,500 convertible promissory notes  and warrants to acquire 106,750 shares of our common stock.  The Notes have a conversion price of $0.40 per share, and the Warrants have an initial exercise price of $0.40.  The Notes mature on June 1, 2012.

On December 16, 2010 we issued to Palladium Capital Advisors, LLC warrants to acquire 37,500 shares of our common stock at an initial exercise price of $0.40 in exchange for services rendered in conjunction with a Private Placement on that date.

The shares included in the registration statement of which this prospectus is a part include the following Palladium Capital Advisors, LLC securities: (i) 106,250 shares of common stock underlying the Notes; and (ii) 143,750 shares of common stock underlying Warrants.

Whalehaven Capital Fund Limited

On December 16, 2010 we issued to Whalehaven Capital Fund Limited an aggregate of $300,000 convertible promissory notes  and warrants to acquire 750,000 shares of our common stock.  The Notes have a conversion price of $0.40 per share, and the Warrants have an initial exercise price of $0.40.  The Notes mature on June 1, 2012.

The shares included in the registration statement of which this prospectus is a part include the following Whalehaven Capital Fund Limited securities: (i) 750,000 shares of common stock underlying the Notes; and (ii) 750,000 shares of common stock underlying Warrants.

SB Opportunity Technology Associates Institution LLC

On December 31, 2010 we issued to SB Opportunity Technology Associates Institution LLC an aggregate of $150,000 convertible promissory notes  and warrants to acquire 375,000 shares of our common stock.  The Notes have a conversion price of $0.40 per share, and the Warrants have an initial exercise price of $0.40.  The Notes mature on June 1, 2012.

The shares included in the registration statement of which this prospectus is a part include the following SB Opportunity Technology Associates Institution LLC securities: (i) 375,000 shares of common stock underlying the Notes; and (ii) 375,000 shares of common stock underlying Warrants.

The table below presents the dollar amount of each payment (including the value of payments in common stock) to be made to the selling stockholders (including affiliates of the selling stockholders, if any) in connection with the Notes and the Warrants.

Name	Note Amount ($)		Loan Date	Maturity Date	Interest Rate	Payment Due 1/1/2011 ($)(1)	Payment Due 4/ 1/2011 ($)(1)	Payment Due 7/1/2011 ($)(1)	Payment Due 10/1/2011 ($)(1)	Payment Due 1/1/2012 ($)(1)	Payment Due 4/1/2012 ($)(1)	Payment Due 6/1/2012 ($)(1)	Total Payments ($)
Harborview Master Fund, L.P.	308,817	(2)	12/2/2010	6/1/2012	10%	2,402	7,720	7,720	7,720	7,720	7,720	5,147	41,004
Harborview Value Master Fund, L.P.	253,728	(2)	12/2/2010	6/1/2012	10%	1,973	6,343	6,343	6,343	6,343	6,343	4,229	33,689
Brio Capital L.P.	102,972	(2)	12/2/2010	6/1/2012	10%	801	2,574	2,574	2,574	2,574	2,574	1,716	13,672
Monarch Capital Fund Ltd.	25,250	(2)	12/2/2010	6/1/2012	10%	196	631	631	631	631	631	421	3,353
Robert J. McNulty	98,348	(2)	12/2/2010	6/1/2012	10%	765	2,459	2,459	2,459	2,459	2,459	1,639	13,058
Alpha Capital Anstalt	500,000		12/2/2010	6/1/2012	10%	3,889	12,500	12,500	12,500	12,500	12,500	8,333	66,389
Momona Capital LLC	50,000		12/2/2010	6/1/2012	10%	389	1,250	1,250	1,250	1,250	1,250	833	6,639
Ellis International Ltd.	50,000		12/2/2010	6/1/2012	10%	389	1,250	1,250	1,250	1,250	1,250	833	6,639
Gemini Master Fund Ltd.	250,000		12/2/2010	6/1/2012	10%	1,944	6,250	6,250	6,250	6,250	6,250	4,167	33,194
Palladium Capital Advisors, LLC	42,500		12/2/2010	6/1/2012	10%	331	1,063	1,063	1,063	1,063	1,063	708	5,643
Whalehaven Capital Fund Limited	300,000		12/16/2010	6/1/2012	10%	1,167	7,500	7,500	7,500	7,500	7,500	5,000	38,667
SB Opportunity Technology Associates Institution	150,000		12/31/2010	6/1/2012	10%	-	3,750	3,750	3,750	3,750	3,750	2,500	18,750

(1)	It is anticipated that interest will be paid in common stock for all notes going forward.

(2)
No proceeds were received in connection with the issuance of these notes since they represent prior outstanding indebtedness of the company that was converted into convertible notes in connection with the Private Placement.

DESCRIPTION OF BUSINESS

Corporate History

We were incorporated as a limited liability company in the State of Delaware under the name of “Somebox, Inc.” and subsequently converted into a C-corporation on April 12, 2005.  Our principal business at the time was providing Web-hosting packages and development services that combined customized design, open source software and Web-based management tools.  In October 2006, we changed our name to “Boxwoods, Inc.” and discontinued our prior business operations.

Duke Mining Company, Inc., a Texas corporation (“Duke Texas”), was formed on February 20, 2009 for the purpose of acquiring certain mining claims from Premere Resources Corporation (“Premere”), a Wyoming corporation. To this end, on March 16, 2009, Duke Texas entered into an asset purchase agreement with Premere pursuant to which Premere agreed to sell to Duke Texas 100% of Premere’s right, title, and interest in and to certain mining leases, claims and rights (“Mineral Assets”). The Mineral Assets consisted mainly of a 640-acre property, located in San Juan County, Utah.

On March 26, 2009, Harborview Master Fund, L.P. (“Harborview”), Duke Mining Acquisition LLC, a Texas limited liability company (“Duke LLC”) and sole owner of all of the issued and outstanding capital stock of Duke Texas, and us entered into a share exchange agreement pursuant to which Harborview transferred to Duke LLC an aggregate of 4,400,000 shares of our common stock then held by Harborview in exchange for Duke LLC transferring to us all of the issued and outstanding capital stock of Duke Texas. Following the closing of the share exchange agreement, Duke Texas became our wholly owned subsidiary and constituted our principal business. In addition, at that time, we changed our name to “Duke Mining Company, Inc.”

It was previously our intention to commence mining operations involving the Mineral Assets as soon as feasible, though to initiate this process, we needed to raise approximately $1 million in additional capital or debt.  We were ultimately unable to secure the funds needed to commence mining operations and decided to abandon our mining business plans. On October 23, 2009, pursuant to an asset purchase agreement, we sold the Mineral Claims and related assets held by Duke Texas to Southwest Resources, Inc. in exchange for Southwest Resources, Inc.’s assumption of certain of our outstanding indebtedness.  Simultaneously, Duke LLC transferred 4,000,000 shares of common stock back to Harborview and 400,000 shares of common stock to us for cancellation.

As discussed below, on April 22, 2010, we completed a merger with KaChing KaChing, Inc., a Nevada corporation (“KaChing Nevada”), in which we were the surviving corporation, but our name was changed to “KaChing KaChing, Inc.”   As a result of the merger, we succeeded to the business of KaChing Nevada, which currently is our sole line of business.

Recent Events

Agreement and Plan of Merger

On April 22, 2010, this company, then called Duke Mining Company, Inc., a Delaware corporation (“Duke Delaware”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with KaChing KaChing, Inc., a corporation incorporated under the laws of the State of Nevada on September 17, 2009 (“KaChing Nevada”).  Pursuant to the Merger Agreement, KaChing Nevada merged with and into Duke Delaware (the “Merger”).  Our company was the surviving corporation in the Merger, and we changed our name to “KaChing KaChing, Inc.”  The Merger was effective on April 22, 2010.  In connection with the Merger, each share of KaChing Nevada’s common stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive 2.0794314 shares of our common stock for an aggregate of 20,794,314 shares.  Each warrant to purchase KaChing Nevada common stock was also converted, using the same exchange ratio, into a warrant to purchase our common stock, resulting in our issuance of 21,443,019 warrants. Immediately following the consummation of the Merger, the holders of the former KaChing Nevada warrants exercised those warrants in full and were issued an aggregate of 21,443,019 shares of our common stock (the “Warrant Exercise”).

Private Placement

On April 23, 2010, following the closing of the Merger, we closed a private placement of the Notes and the Warrants (the “Private Placement”).  Pursuant to a Securities Purchase Agreement, dated April 23, 2010 (“Purchase Agreement”), between this company and the investors, we sold the Notes, in the aggregate principal amount of $1,255,875, which Notes have an initial conversion price of $0.30 per share. In addition, we issued to the same purchasers, for no additional consideration the Warrants, which provide the holders with a five-year right to purchase an aggregate of 3,333,334 shares of common stock at an initial exercise price of $0.30 per share.

 In exchange for the Notes (and Warrants), we received aggregate cash proceeds of $1,000,000, and the agreement of certain of our creditors to convert legacy obligations into Notes.  In addition, pursuant to a Security Agreement, dated April 23, 2010, we granted to the purchasers of the Notes a security interest in substantially all of our assets as collateral for repayment of the Notes. Further, we entered into a Registration Rights Agreement, dated April 23, 2010 (“Registration Rights Agreement”), with the purchasers of the Notes and Warrants pursuant to which we agreed to use our best efforts to register the shares of common stock underlying the Notes and the Warrants.

Stock Split, Stock Cancellation and Stock Grants

In anticipation of, but prior to, the Merger, Duke Delaware’s board of directors and stockholders approved a 1-for-8.4627 forward stock split (the “Stock Split”). Pursuant to the Stock Split, every one share of issued and outstanding common stock of Duke Delaware was converted into 8.4627 shares of common stock. In addition, following the Stock Split, the Merger and the Warrant Exercise, Harborview consented to the cancellation of 74,588,190 shares of our common stock then held by Harborview (the “Stock Cancellation”).

Following effectiveness of the Merger, we granted 1,133,333 shares of our common stock to our executive officers under our 2009 Equity Incentive Plan (“Equity Plan”) in lieu of salary. Specifically, Mr. Robert McNulty, who currently serves as our Chief Executive Officer, and Mr. Mark Noffke who currently serves as our Chief Financial Officer, received shares of common stock of 700,000 and 433,333 shares, respectively (collectively, the “Stock Grants”).

ShopToEarth Acquisition

On November 15, 2010, we purchased substantially all of the assets of ShopToEarth, Inc., a Nevada corporation and a direct sales affiliate e-commerce online retailer (“ShopToEarth”), in exchange for an aggregate of 2,231,295 shares of our common stock and our assumption of certain liabilities relating to the acquired assets.  The acquired assets include intellectual property, trademarks, marketing materials, and sales representatives relating to ShopToEarth’s business.  Of the 2,231,295 shares issued in consideration of the acquired assets, 1,231,295 shares were issued at the closing, and the remaining 1,000,000 shares are being held in escrow and will be distributed, in equal installments, during the period commencing on June 15, 2011 and expiring on November 15, 2011.

ShopToEarth, Inc. is a leading direct sales affiliate e-commerce online retailer and has long-established partnerships with over 2,300 nationally recognized retailers such as Wal-Mart, Home Depot, EBay, Petsmart and Target, while also providing over 20,000 green products through its relationship with 300-plus green retailers such as Avalon Organics, Burt's Bees, Seventh Generation and Alba.  See, “Description of Business-- ShopToEarth Acquisition and Legacy Affiliate Sales Program,” below.

Overview of Business

KaChing launched its website www.kachingkaching.com in September 2009.  We offer solutions and services to individuals seeking to become Internet-based retailers.  Specifically, we provide the means by which individuals (“Web Store Owners”) may create and manage their own Internet retail websites (“Web Stores”), and earn commissions from the sale of products at their Web Stores.  In exchange for an initial license fee and monthly license fees, we make available to Web Store Owners (i) solutions and resources necessary to create, design and maintain a Web Store; (ii) access to a broad selection of high-quality retail goods at competitive prices; and (iii) order fulfillment, customer service and other back-office functions, which assist Web Store Owners with tracking and managing orders and sales from their Web Stores.  In turn, Web Store Owners can earn commissions from the sale of products they make available at their Web Stores, as well as by referring to us individuals who ultimately sign up to become Web Store Owners. The amount of commissions any individual Web Store Owner may potentially make depends on, among other things, the number of sales completed at the Web Store, and the number of other Web Stores affiliated with the original Web Store.  We envision this as a home-based business that can be attractive to grow into a full-time or part-time basis by marketing individual stores on the Internet, and to friends and family.

We currently maintain relationships with multiple manufacturers and distributors of quality and brand name consumer products, and we can leverage these relationships to provide each Web Shop Owner with access to a diverse selection of products from which they can stock their Web Stores.  The products available for sale by our Web Store Owners include offerings in the following product categories: books, music, video, games, computer hardware and software, toys, kitchen appliances, home and garden supplies, pet supplies, cosmetics and fragrances, health and wellness products, consumer electronics, office supplies and sporting goods, among others. Major brands available at Web Stores include Sony, Apple, Hitachi, Panasonic, Adidas, 3M, Ralph Lauren, Bulgari and Clinique, among several others. Web Store Owners may market and sell at their Web Stores all of the product categories we offer, or alternatively, they may opt to market and sell a limited selection of products.  In any event, Web Stores may offer only those products we make available to them via our relationships with multiple manufacturers and distributors of quality and brand name consumer products. Web Store Owners also benefit from the comparably low prices at which our manufacturers and distributors make their products available, which allow Web Store Owners to market and sell products at competitive prices.

We do not carry product inventory or provide order fulfillment services. All orders placed by purchasers through the Web Stores of our Web Store Owners are shipped directly from the manufacturer or distributor to the customer as requested.  As a result, we eliminate all warehousing expenses that we (or the Web Store Owners) would otherwise incur.  Additionally, we have entered into a license agreement with our affiliate, Beyond Commerce, Inc. (“BYOC”). BYOC currently is our largest stockholder, and our current Chief Executive Officer and Chief Financial Officer also currently serve as the Chief Executive Officer and Chief Financial Officer of BYOC.  Pursuant to the BYOC license agreement, BYOC assists us with order fulfillment, customer service, support and related functions for each Web Store.  These arrangements provide our Web Store Owners with access to back-office support for product selection, shipping, returns, refunds, customer service and pricing, and allows them to easily manage their Web Stores and track orders, deliveries and commissions.

We market our e-commerce solutions and services via word of mouth, Facebook Twitter, You Tube and sundry press releases.  We also recently engaged an Internet-based business opportunity marketing company to assist with our brand awareness efforts, and we anticipate that this relationship will be   instrumental in increasing the number of Web Store Owners we sign, and consequently increase the number of active Web Stores operating on our platform and our profitability. In addition to the Company’s marketing efforts, Web Store Owners are encouraged to market their Web Stores to friends and family and via other means in order to increase traffic to the store and potentially generate more sales.

Our goal is to generate revenues from (a) the sale of licenses to Web Store Owners when they initially register to become Web Store Owners, (b) the monthly license fees paid by the Web Store Owners for the continuing services we provide vis-à-vis their online retail operations, and (c) revenues from products sold on the Web Stores.   We offer different types of licenses at varying prices.  Each Web Store license provides the Web Store Owner with the following minimum benefits: (i) solutions and resources for designing and managing the Web Store website; (ii) order fulfillment and related back office support, including customer service; (iii) access to millions of quality products at competitive prices; and (iv) the potential to earn commissions from sales at the Web Store.

We view our business as a community or network of online retail stores – each operating via its own unique portal on our www.kachingkaching.com website.  We believe that our success lies not only in maximizing sales per Web Store but also in maximizing the number of Web Stores that form our network of online retail stores.  Accordingly, we encourage Web Store Owners to expand our network by affiliating with other Web Stores, which can be done in one of two ways.  First, under some of our Web Store licenses, we provide Web Store Owners with free, complimentary Web Stores (i.e., in addition to their primary Web Store), which they can give away to friends and family who then operate such Web Stores for free (i.e., without paying us a license fee). These non-paying Web Stores have access to the same catalog of products and services as our paying Web Stores; however, they are limited in other ways (e.g., on the kinds and amounts of commissions they can earn).  We deem such non-paying Web Stores affiliated with the original paying Web Store.  Second, if a Web Store Owner successfully encourages a friend or relative to enroll and purchase one of our licenses (i.e., a paying Web Store), under our compensation/commission structure, the newly enrolled Web Store is deemed affiliated with the recommending Web Store. We incentivize Web Store Owners to expand their affiliations by paying commissions on the total sales volume of a Web Store and its affiliated stores, in addition to commissions we pay based on sales volume at each specific Web Store.  We believe that this strategy benefits the Web Store Owner because it enables him to earn money on sales that might otherwise be unavailable to him.  We anticipate that the Web Store Owner’s friends and relatives will drive traffic and sales at each Web Store website – thus, in effect, each new Web Store opens up a potential market of friends and family otherwise unavailable to another Web Store Owner. Therefore, by expanding its affiliations with other Web Stores, a Web Store Owner benefits from a revenue stream (i.e., commissions) based on sales to people he/she does not know and might not have access to otherwise.

We believe that the principal competitive factors in our market include acceptance of our business model in the marketplace, brand name recognition, breadth of product selection at our Web Stores and prices, order fulfillment speed and customer service.  Our strategy is to become the leading e-commerce company focused on providing Internet retail solutions and services to individuals seeking to become online retailers.

We recently commenced marketing and business development efforts specifically targeting the U.S. Hispanic market. These efforts include translating our entire web site, marketing materials and storefronts into Spanish, and gearing merchandise and product lines specifically towards Hispanic consumers.  We anticipate that the Spanish web site will be operational in the first quarter of 2011.

Since our formation in September 2009, we have focused on recruiting Web Store Owners, fine-tuning our licensee compensation structure, transitioning certain support and administrative functions from BYOC to our operations, and launching an updated, fully integrated Web Store platform.  As a result, from September 2009 through August 2010, there were only minimal sales of products through the third party Web Stores.  Prior to our launch of the fully integrated and operational Web Store platform in August 2010, our Web Store Owners had limited ability to sell products.  In August 2010, we launched our new Web Store platform and a new marketing initiative to increase the number of Web Store licenses issued.  Now that our Web Store platform is fully capable of effecting on-line sales, we are able to generate revenues from Web Store product sales.  As of December 31, 2010, we have sold licenses to approximately 3,500 Web Store Owners and had approximately 105,000 active Web Stores (i.e. Web Stores that currently sell or have the ability to sell). Approximately 95% of the 105,000 active Web Stores that do not require the owner to pay monthly license fees.

Industry Background

Growth of the Internet and E-Commerce

Internet use and E-commerce continue to grow worldwide. According to Nielsen’s NetRatings, an online Internet-focused research firm, residential broadband use in the U.S. in 2004 exceeded 50% and surpassed that of dial-up. According to a report on broadband usage by the U.S. Federal Communications Commission, as of 2009, over 72% of U.S. households used a broadband Internet connection. Further, according to Forrester Research, Inc., an independent market research firm, online purchases by U.S. consumers are expected to grow from approximately $144 billion in 2004 to approximately over $300 billion by the end of 2010.

We believe several factors have contributed to the explosive growth of E-commerce, including the growing awareness of the convenience of online shopping, increased product selection and availability, improvements in security and electronic payment technology, as well as increasing access to broadband Internet connections.

Benefits of the Online Retail Channel

Compared with traditional retail channels, the Internet provides E-commerce retailers with a number of distinct advantages, including lower costs associated with managing a website compared to managing a physical store; greater ability to reach millions of customers from a central location, i.e., a website; and the ability to immediately collect and analyze valuable customer demographic information and behavioral data. The inherent flexibility of the Internet enables E-commerce retailers to rapidly adjust and customize significant aspects of their websites, including customer interfaces, pricing and product descriptions. Product offerings can also be quickly changed or expanded on a centralized basis unlike offline retailers who inherently have limited shelf space. Collectively, these advantages allow Internet retailers to rapidly scale their businesses and build large customer bases.

Distributors and manufacturers are also attracted to the online retail channel for several reasons. The Internet provides suppliers with significant merchandising flexibility, including the ability to display a full product portfolio and communicate detailed product and pricing information to a large number of potential customers. The Internet also provides the capability for suppliers to receive real-time customer feedback that can be used to efficiently address changing market conditions.

Internet retail also benefits consumers by allowing them to shop 24-hours a day, seven days a week, with access to a large selection of products from the convenience of their home, office or anywhere with Internet access.  In addition, consumers are able to compare prices between retailers without traveling between physical retail store locations.

Challenges Faced by Internet Retailers

Although the online retail channel provides significant benefits over traditional retail channels, online retailers also face a number of challenges, including:

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Brand Recognition and Customer Loyalty.  It is important for Internet retailers to establish a recognized and trusted brand name online because consumers are generally wary of purchasing products from unfamiliar online retailers. Online retailers may also experience difficulty retaining their customers because of the relative ease of switching to different websites and purchasing products from other online retailers.

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Diverse Product Selection.   In order to attract new and repeat business, online retailers must provide a broad selection of products that are readily available for delivery. However, it can be difficult to keep such a broad selection of products readily available for delivery without incurring considerable inventory and warehouse costs.

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Low Price Competition.  Significant price competition exists between online retailers due to the ability of consumers to quickly compare prices on the Internet. Online retailers must be able to provide a high value proposition in order to attract and retain customers by, for example, offering quality goods at low prices combined with excellent customer and other support services.

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Technology Infrastructure and Shopping Experience.  Online retailers must develop and implement flexible and scalable technology systems to appropriately accommodate large product catalogs with significant data storage needs, high volume transaction processing, order fulfillment workflow, and high quality customer support and management.  In addition, the “user-friendliness” of online an retail website, i.e., how easy it is to navigate, may impact the overall shopping experience of a consumer.  Websites not designed to be very user-friendly tend to adversely color the consumer’s shopping experience and may cost the retailer repeat business.

The KaChing Solution

We believe our business model effectively addresses the challenges faced by online retailers while providing our Web Store Owners with key benefits, including:

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Brand Recognition and Customer Loyalty.  Under our business model, Web Store Owners are charged with marketing and promoting their Web Stores in order to increase traffic to the website and potentially generate more sales. We expect that any marketing efforts undertaken by Web Store Owners will primarily take the form of targeted emails, word of mouth communication to friends, family and other members of the individual’s social circle, and/or via online social network websites such as Facebook. We believe that this informal and intimate type of marketing will alleviate concerns online shoppers may have about purchasing from unfamiliar Internet retailers. In addition, we believe that a potential consumer’s familiarity with the operator of a Web Store, combined with the continued availability of high-quality low-priced products at our Web Stores, will strengthen our brand as well as engender repeat business.  Lastly, we have and expect to continue to undertake a Company-wide marketing effort aimed at increasing awareness of our brand and business model.

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Broad and Deep Product Selection.  We make available to each Web Store a broad and deep selection of brand name, high-quality products from consumer electronics to sporting goods. In addition, our relationships with manufacturers and distributors enable us to streamline the order fulfillment process.  Orders are warehoused at the manufacturer or distributor’s location and shipped directly to a customer on an as-demanded basis, thereby eliminating the expense of inventory maintenance and related costs that would otherwise be incurred by the individual Web Store Owner or us.  We believe that this model makes it cheaper to operate an Internet retail business.

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Compelling Value.  We maintain relationships with multiple distributors of high-quality brand name products at competitive prices. Our ability to compete successfully with more established Internet retailers depends largely on the availability of low priced quality goods.  We have and continue to attract new Web Store Owners and retain existing ones by offering low prices on high-quality, brand name products. At the same time, we provide additional value to our Web Stores by providing timely and accurate order fulfillment and other back office support, including first-rate customer service.

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Technology Infrastructure and Shopping Experience.  We have made significant capital investments in our technology infrastructure, which enables us to process large transaction volumes, and merchandise our broad selection of products.  In addition, each Web Store is designed to be very user friendly and to create a positive shopping experience. A Web Store’s website provides valuable information to customers, including detailed product descriptions, customer reviews, product availability and order status.

The success of our business model is largely dependent upon developing and implementing an easy-to-use, easy-to-earn online retail platform via which interested individuals may generate a revenue stream from the vast E-commerce market simply by purchasing a license and opening a Web Store.  In other words, we provide an online environment that encourages more people to participate in the online retail market by eliminating some of the traditional obstacles associated with setting up and running an online business.  We believe that the opportunity to participate in the burgeoning E-commerce market would appeal to more people if not for the perceived difficulty of operating an Internet business, including knowledge of website design and hosting, and establishing relationships with reliable and cost-friendly vendors and suppliers. Our goal is to eliminate some of these traditional challenges by creating an online environment where budding Internet entrepreneurs can, with the assistance and the resources we make available, open up and operate an online retail store with little difficulty.  In this sense, an “easy-to-use, easy-to-earn online retail platform” refers to the infrastructure available on our www.kachingkaching.com website by which Web Store Owners can establish and operate an online retail business without the conventional challenges typically associated with such ventures.  Our “platform” therefore includes all of the web design/hosting software we make available to Web Stores to enable them create and manage their respective Web Stores; the customer support, order fulfillment and other back office support we provide to our Web Stores in connection with their retail operations; and the catalog of low-cost premium goods we make available to our Web Stores.

We believe that our business model simplifies participation in the E-commerce industry by alleviating, or altogether eliminating, major challenges faced by prospective Internet retailers.  With the KaChing business model, individuals can become real online retailers. We envision each Web Store as a home-based business focused on marketing products online to friends and family, which can be operated on a part-time or full-time basis. In sum, the KaChing business model reflects a retail chain concept of online stores serving consumers on the Internet.

Business Strategy

Our objective is to become the leading E-commerce company focused on providing solutions and resources in connection with establishing and managing an Internet retail business. The key elements of our strategy include:

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Management. KaChing has assembled a management team with more than 75 years of collective market expertise and a track record for founding and managing Internet retail businesses and implementing successful E-commerce strategies.  Our management team has considerable hands-on experience, and will be crucial to the successful implementation of our business strategy.

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Expand Brand Awareness and Build Customer Loyalty.  We intend to expand awareness of our “www.kachingkaching.com” website and the services we offer through a combination of online and offline marketing activities.  Examples of our online marketing efforts include word of mouth, Facebook Twitter, You Tube and sundry press releases. In addition, Web Store Owners take primary responsibility for marketing their individual Web Stores, and we expect such efforts to include targeted emails to their friends and family, and communications via social network sites.  As we (and our Web Store Owners) continue to utilize these marketing methods and implement additional programs, we believe awareness of our brand will grow.  In addition, we anticipate that a potential customer’s familiarity with the operator of a Web Store, combined with the continued availability of high-quality, low-priced products at our Web Stores, will engender repeat business and more easily build customer loyalty.

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Improve Business Model.  While there exists a significant market for traditional Internet retailers like Amazon.com, our success will depend in large part on the market acceptance of our business model.  In other words, in addition to the continued growth of the E-commerce industry, we believe that our success is largely dependent upon developing and implementing an easy-to-use, easy-to-earn online retail platform that incentivizes individuals to earn money from the vast E-commerce market simply by purchasing a license and opening a Web Store.  We believe that our business model simplifies participation in the E-commerce industry by, among other things, providing online resources required in connection with creating, designing and managing an online retail website; making available for sale at the website high quality products at low prices; eliminating the necessity and expense of inventory maintenance, thereby reducing the cost of doing business; and outsourcing back-office functions necessary for order fulfillment and customer service. We believe that by providing the foregoing resources, we eliminate several obstacles that might otherwise discourage individuals from pursuing an online retail business; thereby making it more likely they are incentivized to participate in the E-commerce market by “buying into” our business model.  We believe that as we improve our model, and lower entry costs into the online retail industry, more people will be incentivized to buy into our model.

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Improve Customer Experience.  We plan to continually improve shopping experience of visitors to the Web Stores, by enhancing websites and improving their ease of use, providing superior customer service through timely order information and improved response times, and ensuring accurate order delivery and fulfillment.

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Expand Product Offerings.  A key to our success, and the success of our Web Store Owners, is the continued availability of high-quality products at competitive prices. We strive to make available to our Web Store Owners and their customers the newest and most popular products at the lowest prices with a convenient and simple shopping experience.

Order Fulfillment

On October 21, 2009, we entered into Master License Agreement (“Master License Agreement”) with Beyond Commerce, Inc. (“BYOC”), our largest shareholder, pursuant to which we retained BYOC to provide certain back-office support services that we make available to our Web Store Owners and their Web Stores.  BYOC maintains a proprietary technology platform known as the i-Supply Shopping System that enables it to process e-commerce transactions on the Internet and track customer orders from the point of placement through delivery to the customer.  These back-end processing services are included as part of, and be made available to, each Web Store. Specifically, BYOC will process Web Store customer orders on its network and provide retail transactional software and functionality for credit/debit card validation, fraud detection, order tracking, and transaction accounting.

Accordingly, BYOC has been responsible for processing and fulfilling orders placed at the Web Stores.  The order process is streamlined to avoid warehousing or inventory costs.  In other words, orders are shipped directly from a manufacturer or distributor to the customer. Working with BYOC, we have constructed an order fulfillment and back office support system that can download and process website orders, ensure that credit card orders are charged properly and ship orders worldwide no matter what the size.  Our order-processing infrastructure provides our Web Store Owners with up-to-the-minute shipment and order status and real-time reporting.  This system permits both the Web Store Owner and its customers to determine the status of any order.  In addition, our distributors operate numerous fulfillment warehouses strategically located throughout the United States, enabling them to deliver products to the majority of the US population in three days or less by ground transportation services (e.g., UPS).

Pursuant to the Master License Agreement, we are required to pay to BYOC five percent (5%) of the aggregate gross sales from all Web Stores during the prior month in which BYOC provided such back-end and order processing services. Commencing with the first anniversary of the Master License Agreement, the percentage of the aggregate gross sales payable to BYOC will be increased to seven percent (7%).  The Master License Agreement has a term of five years.  We currently are operating under an informal, temporary modification of the terms of the Master License Agreement.  During the past few months, BYOC has permitted its employees who were providing services to us under that Master License Agreement to work directly for us and to be paid by us.  Since BYOC has not been paying these employees, we have agreed with BYOC to suspend the monthly fee that we are required to pay BYOC.  We anticipate that this informal, temporary arrangement will continue through the end of the current calendar year, at which time we may opt to extend term of this informal arrangement or renegotiate the terms of the Master License Agreement with BYOC.

Web Services

We also provide our licensees with solutions and resources necessary to create, design and maintain a Web Store website, and more easily track business activity at their respective Web Stores. Specifically, our Web Store Owners have access to certain software we have licensed, which features applications that enable them to design websites that meet their specifications and needs.  As a result, the creation and maintenance of a Web Store website is an automated process that requires no prior technical or Internet knowledge. Our licensed software is programmed and configured to create unique websites immediately upon registering to be a Web Store Owner. Pursuant to our license agreement for such software, our Web Store Owners have access to training and support in the event issues arise with their websites and related matters. We also license web-hosting services that enable us host the various websites comprising our network of Web Stores. Additionally, we have licensed software that provides certain back office functions and support to our Web Stores, including tracking and collating information on sales completed at the Web Stores and calculating commissions earned from sales.  These licensing arrangements are described in more detail below.

GSI Support Agreement.  Effective May 21, 2010, we engaged Guidance Solutions, Inc. (“GSI”) under a Support Agreement to provide hosting services for our websites (including the Web Store websites) and Internet server environment.  GSI employs feature-rich website hosting applications that offer our Web Store Owners flexibility and control over the user experience, content and functionality of their Web Stores.  Therefore, our Web Store Owners are enabled to design Web Store websites tailored to meet their unique business needs.  We are required to pay a monthly fee of $3,850 for the services provided under the Support Agreement. The initial term of the Support Agreement is twelve months, which will be automatically renewed for successive one-year terms unless either party elects to terminate the agreement 90 days prior to each anniversary.  GSI may terminate the Support Agreement at any time upon at least 30 days prior written notice to us.

Exigo Services Agreement.  Effective April 29, 2010, we engaged Exigo Office, Inc. (“Exigo”) under a Services Agreement to provide certain back office software and related support for the purpose of collating information on each of our Web Stores concerning the aggregate sales completed at such stores, and calculating the amount of commissions earned and payable to Web Store Owners based on such sales. Exigo is recognized as global industry leader, providing the most scalable and robust back office solutions in the direct sales industry today, thereby enabling hundreds of thousands of independent representatives to successfully manage and grow their home-based businesses.  As a result of the Exigo software and support provided under the Services Agreement, sales completed at our Web Stores are automatically tracked, and the commissions earned thereon are automatically determined based on such sales; thereby easing the burden on Web Store Owners to independently monitor and record such relevant data. We are required to pay a monthly fee of $5,000 for the services provided under the Services Agreement. The initial term of the Services Agreement is twelve months, which will be automatically renewed for successive one-year terms unless either party elects to terminate the agreement upon 30 days’ prior written notice.  In addition, either party may terminate the Services Agreement in connection with a material breach thereof, upon at least 30 days prior written notice to the other party.

Customer Service

We are committed to providing superior customer service available to our Web Stores, as well as making excellent customer service support available to Web Store customers. We plan to continue to seek and invest in technological and systems advancements to enhance the overall shopping experience for Web Store customers. We believe customer support throughout the shopping experience is a key element in providing a convenient shopping forum for customers to the Web Stores, and establishing customer loyalty. We believe that by making excellent customer support available to customers of our Web Stores, we will aid in building customer loyalty at such websites by creating a comfortable and familiar shopping experience.

 Pursuant to a Master License Agreement, we have outsourced customer service support to BYOC. Specifically, BYOC provides all software functionality and e-commerce communication to support our company’s and our Web Store owner’s customer service needs (including e-mail and telephonic customer service functionality). In addition, we plan to maintain internal customer service personnel to complement the customer service efforts provided by BYOC.  Accordingly, if we ultimately pursue this course of action, we will be principally responsible for retaining or hiring such customer service support staff and paying directly all costs associated therewith.

ShopToEarth Acquisition and Legacy Affiliate Sales Program

On November 15, 2010, we purchased the assets of ShopToEarth, Inc., a Nevada corporation (“ShopToEarth”).  The acquired assets include intellectual property, trademarks, marketing materials, and the contracts with the retailers, such as Wal-Mart, Home Depot and Target, from whom ShopToEarth customers purchase merchandise.

The ShopToEarth business is a direct sales affiliate e-commerce business.  Like our business model, the ShopToEarth Business provides an opportunity for individuals to generate income from their Internet retail activities and that of their friends and families. Under the ShopToEarth Business model, in exchange for a one-time fee, individuals (who are collectively referred to as “affiliates”) are provided with access to a broad range of retailers, such as Wal-Mart, Home Depot and Target, with which ShopToEarth maintained contractual relationships.  Examples of retail goods available to affiliates and their friends/family and others include: books, music, video, consumer electronics, household goods, and office supplies.  In connection with its business, ShopToEarth maintained a website from which affiliates could access the Internet websites of the various retailers with which ShopToEarth had established relationships.  Upon payment of the fee, affiliates were designated a “purchase code,” which they, or their friends, family members or other referrals, could use to purchase products at any of the retailers’ websites linked to the main ShopToEarth website (i.e., the websites of Wal-Mart, Target, etc.)  Because ShopToEarth had many thousands of affiliates and was able to drive a lot of purchases to the retailers, the ShopToEarth purchasers were able to purchase merchandise at a discount from the normal retail price.  Part of this discount was paid to ShopToEarth by the retailers.  ShopToEarth affiliates earned commissions from the sale of products they, or the friends and family members they referred, purchased using the affiliates’ purchase codes, which commissions were paid from the discount payments made by the retailers to ShopToEarth.

Under ShopToEarth’s business model, all purchases made from retailers using any of the affiliates’ purchase codes would be treated by the retailer as normal online purchases.  Accordingly, the customers could have their merchandise shipped to them, or they could pick up the merchandise directly from the retailer.  Because the purchases were made directly from the retailer, the retailer (and not ShopToEarth) maintained all inventories.

We believe that the ShopToEarth business complements our overall business plan of incentivizing individuals to earn money from Internet retailing.  In the short term, we plan to maintain and operate the ShopToEarth business, i.e., the affiliate sales program, in much the same manner as it has been historically operated.  As a result, we currently permit ShopToEarth affiliates to continue their sales/marketing activities, while also providing them with the opportunity to purchase merchandise directly from the manufacturer or distributer through our KaChing Web Stores.  However, our long-term objective is to transition all of the ShopToEarth affiliates into Web Store Owners with their own Web Stores, and to ultimately direct the affiliate’s online retail traffic (i.e., the affiliates purchases and those of his friends and family) vis-à-vis the ShopToEarth Business to our Web Stores.

Compensation Plan

We currently maintain a Binary Compensation Plan pursuant to which our Web Store Owners earn commissions from their sales and related activities. The core element of our Binary Compensation Plan is a concept we refer to as “Business Volume” or “BV,” which is a value we assign to all of the commissionable products available at our Web Stores.  BV is used to determine the status and rank of our Web Stores, their eligibility to earn commissions, as well as to calculate the commissions payable on sold products.  In general, subject to meeting certain minimum thresholds, Web Store Owners are eligible to earn three different kinds of commission under our Binary Compensation Plan:

●	Web Store Owners can generate and earn commissions by enrolling and signing up new paying Web Store Owners, i.e., our Customer Acquisition Bonus;

●
Web Store Owners also earn commissions on each item sold at their Web Stores based on the product category (e.g., Web Store Owners earn 2% on sales of computer equipment, and as much as 9% for items sold in the Health and Beauty product category), i.e., our Retail Store Bonus; and

●	Lastly, Web Store Owners earn commissions based on the adjusted aggregate BV for their own Web Stores and any affiliated Web Stores, i.e., our Binary Bonus.

Under our compensation plan, both paying and non-paying Web Store Owners (i.e., those who pay us a license/monthly fees and those who receive free Web Stores from licensed Web Store Owners) are eligible to earn commissions – however, non-paying Web Store Owners are eligible to earn our Retail Store Bonus only. Commissions are calculated on a weekly basis and are payable either weekly or monthly depending on the type of commission involved.  In order to earn any of the commissions we offer, a paying Web Store must be deemed “active,” i.e., the particular Web Store must generate a minimum level of BV over a certain look-back period.  If a given Web Store is not deemed active as of the commission week being processed, it will not be eligible to receive any commission for that period.  Our paying Web Stores are also organized by rank depending on the level of BV they have achieved. There are 10 different ranks under our compensation plan, ranging from “Independent Store Owner,” the initial rank achieved upon sign-up, through “Diamond,” which is the highest achievable rank under our plan.  Licensed Web Stores earn Binary Bonuses based on their rank as of the commission week being processed, i.e., the higher the rank the greater the amount of commission earned, up to certain maximum amounts.

We view our business as a community or network of online retail stores – each operating via its own unique portal on our www.kachingkaching.com website.  We believe that our success lies not only in maximizing sales per Web Store but also in maximizing the number of Web Stores that form our “network of online retail stores.” Accordingly, we have designed our commission plan to incentivize Web Store Owners to achieve two goals: (i) maximize the number of items sold per Web Store, and (ii) maximize the number of Web Stores affiliated with their own Web Store.

A Web Store can affiliate with another Web Store in one of two ways.  First, under some of our licenses, we provide Web Store Owners with free, complimentary Web Stores (i.e., in addition to their primary Web Store), which they can give away to friends and family who then operate such Web Stores for free (i.e., without paying us a license fee). These non-paying Web Stores have access to the same catalog of products and services as our paying Web Stores; however, they are limited in other ways (e.g., on the kinds and amounts of commissions they can earn).  We deem such non-paying Web Stores affiliated with the original paying Web Store.  Second, if a Web Store Owner successfully encourages a friend or relative to enroll and purchase one of our licenses (i.e., a paying Web Store), the newly enrolled Web Store is deemed affiliated with the recommending Web Store. We track each Web Store-affiliation-tree in order to monitor sales made at each retail store within the tree for purposes of determining BV-based commission payments like our Binary Bonus. Under our compensation plan, the original Web Store occupies the top line of the hierarchy, and the first two affiliated Web Stores are placed on the level immediately below the original Web Store on either the left or right downline leg of the first Web Store.  Any additional affiliated Web Stores are then placed on the level immediately below the first two affiliated Web Stores on either the left or right downline leg of each second-level Web Store and so on and so forth, such that there are no more than two Web Stores reporting directly to each Web Store within the affiliation tree.

We achieve the our objective of maximizing the number of items sold per Web Store primarily via our Retail Store Bonus, which rewards Web Store Owners for maximizing sales at their respective online stores (and in specific product categories).  With respect to the second objective, we incentivize Web Store Owners to maximize their affiliations via our Customer Acquisition Bonus, which rewards them for successfully signing up new Web Store Owners.  We further incentivize Web Store Owners by paying commissions on the aggregate BV generated by affiliated Web Stores, i.e., our Binary Bonus.  Thus, a Web Store Owner is encouraged to expand its affiliations because, in addition to commissions earned from sales at its Web Store, it can earn commissions on the aggregate BV of the Web Store and its affiliated stores. In sum, the greater the aggregate BV generated by such affiliated stores, and the higher the amount of commission that can be earned by each Web Store included within the affiliation.

However, our Binary Bonus is based on the adjusted aggregate BV for a particular Web Store-affiliation-tree, which means that we measure the aggregate BV generated by the right and left downline legs of the top-level Web Store, and commissions are paid on the downline leg with the lesser aggregate BV. We believe that our binary compensation structure offers a significant advantage over a single downline structure: improved quality of the sales organization that the affiliated Web Stores comprise.  Compared with a single downline structure that tends to emphasize “quantity of organization,” our structure instead focuses on the “quality of the organization.”  In a single downline structure, group-based commissions are based on the sales of the entire downline leg. This structure persuades the top-level retail store to focus on adding as many levels under him in order to maximize group sales and commissions, i.e., grow the quantity or size of the organization. As a result, a free-rider problem results where every store in the downline leg benefits from the success of most profitable store, including those stores with weak sales – usually the result of not investing time and effort into growing the business.  Under our plan, Web Stores are encouraged to strategically affiliate with other Web Stores and to invest time and energy necessary to ensure the success of each downline leg of the affiliation tree since their BV-based compensation is directly tied to the success of both downline legs, i.e., grow the quality of the organization. In other words, Web Store Owners are more likely to affiliate with other Web Store Owners that they believe are as committed to investing the time and energy required to maximize sales and traffic at the Web Stores, thereby increasing the potential for greater aggregate sales/BV and larger commissions.

Additionally, following our acquisition of certain assets of ShopToEarth (as discussed elsewhere in this prospectus), we began paying “rebates” or commissions to those ShopToEarth affiliates we transitioned into our business.  We track the number of sales made in any given period using a particular purchase code, and pay rebates/commissions to the applicable affiliate based only on the volume of sales generated using such code.

Marketing

Our marketing efforts take place at two levels: a company-level marketing campaign"and a Web Svore levgl mcrketing campaign.

Company Marketing

Our company-level marketing efforts, for which we are primarily responsible, are aimed at increasing awareness of the “KaChing KaChing” brand and the E-commerce solutions we offer via our website, thereby attracting Web Store customers and maintaining existing ones.  Our goal is to expand awareness of our “www.kachingkaching.com” website, and the business model we offer through online and offline marketing. For example, we have engaged an Internet-based business opportunity marketing company to assist with our brand awareness efforts.  On September 17, 2010, we signed an agreement with I-Click Promotions LLC (the “I-Click Agreement”), pursuant to which I-Click agreed to market the KaChing KaChing brand and business model to prospective network marketers and direct selling professionals that are looking to establish a home-based business.  We expect our relationship with I-Click to be instrumental in increasing the number of Web Store Owners we sign, and consequently increase the number of active Web Stores operating on our platform and our profitability.

Under the I-Click Agreement, we have agreed to grant to I-Click options, at an exercise price of $1.00 per share, based on the number of Web Store Owners it signs up.  The options will be issued based on the aggregate cumulative number of Web Store Owners I-Click signs up – ranging from a minimum grant of 2,000 options (based on 1,000 registered Web Store Owners) up to a maximum grant of 1,000,000 cumulative options (based on a total of 70,000 registered Web Store Owners). There is no specified term under the I-Click Agreement, and it may be terminated with or without cause by either I-Click or us.

Web Store Marketing

Under our business model, Web Store Owners are principally responsible for marketing and promoting their individual Web Stores.  We believe that such marketing activities include the following:

●	Targeted e-mails to friends, family and others within a Web Store Owner’s social circle, informing them of the Web Store and the opportunities to purchase brand name products at discount prices;

●	Communications with affiliated persons on social network sites such as Facebook, or establishing a presence on such websites by creating a profile for the Web Store.

Competition

We generate revenues primarily from licensing fees from our Web Store Owners and from product sales made through the Web Stores.  Thus, the success of our business model depends on, among other things, our ability to attract and retain Web Stores, which in turn is contingent on the sales and profitability of individual Web Stores.  The success of our Web Stores necessarily depends on their ability to compete against other online retail websites, including Overstock.com and Amazon.com. In addition to other online retailers, Web Stores compete with “brick and mortar” retail outlets, catalogs and websites of traditional offline retailers.  Since potential customers of KaChing Web Stores have the option of making a purchase at any number of online and offline retailers, these other locations do compete with our stores.  If a customer decides to purchase an item from Overstock.com rather than one of our Web Stores, that is a lost sale which detracts from our profitability.  Many of our current competitors have greater brand recognition, longer operating histories, larger customer bases and significantly greater financial, marketing and other resources than we are able to make available to our hosted Web Stores.

Online retailers like Amazon.com and Overstock.com have adopted a direct-sales retail model through which they market and sell a large variety of products directly to customers.  While such Internet direct-sales retail businesses and traditional brick and mortar stores do not operate in a manner identical to us, they nonetheless engage in sales of product categories (similar to ours) directly to customers, and accordingly, we believe that we are, at a minimum, in indirect competition with such businesses.  The business model of Amazon.com and Overstock.com differs from our business model because, in addition to generating revenues from the sale of products, we also generate revenues from licensing fees (both from the sale of a Web Store license and from monthly license fees).

While our business model is somewhat different than that of other online retailers, the business model of our Web Store owners also differs slightly from the web store owner platforms offered by Amazon.com and Yahoo!.  These companies offer programs that enable third-party sellers to market their products on Amazon’s website and fulfill orders through Amazon.  In turn, Amazon earns fixed fees, revenue share fees, per-unit activity fees, or some combination thereof, on sales by such third party sellers.   However, our Web Store owners differ from those who list their products on Amazon.com’s website because our Web Store owners have an incentive to market their Web Stores to their communities, their social and professional organizations, and to the public in general.  In addition, sellers in Amazon’s program offer products directly from their own inventory and are limited in the number of products that they offer and can deliver.  Our Web Store owners can offer over a million products through their stores.  Despite the foregoing differences between our model and Amazon’s sellers’ program, we nonetheless believe we are in competition with companies like Amazon who offer such programs.

The Internet retail market is very competitive and rapidly evolving. We believe that competition in our industry is based predominantly on the following factors:

●	brand recognition

●	product selection

●	price

●	product availability

●	ease of use of website; and

●	order delivery performance and customer service

To maximize sales at our Web Stores, we must provide an environment that allows them to compete successfully in the Internet retail market based on the foregoing factors.  This means we must provide our Web Stores resources that improve their ability to deliver quality products at low prices and in a timely manner to their customers, with exceptional customer service support.  We continue to fine-tune our business model to maximize a Web Store’s likelihood of success by widening the product selection available to Web Stores; improving the design and ease-of-use of our websites; and advancing the level of order fulfillment and customer service support we offer to Web Stores and their customers.

Intellectual Property

We regard our trademarks, domain names, trade secrets, licensed technologies, and other intellectual property as critical to our success.  We rely on trademark and other intellectual property law, and confidentiality agreements and license agreements with employees, partners, and others to protect our intellectual assets. We have filed with the United States Patent and Trademark Office an application for registration of the trademark “KaChing KaChing.” We intend to register this and possibly other trademarks, both domestically and in foreign jurisdictions.  There is no guarantee that the trademarks for which we have applied for will offer adequate protection under applicable law, and effective intellectual property protection may not be available in every country in which our services may be made available in the future. We own the Internet domain name “www.kachingkaching.com.”

We also rely on technologies that we license from third parties. Specifically, our licensed third-party technology comprises the following: off-the-shelf/shrink wrap software (e.g., Microsoft Office), the web design and hosting software we license from Guidance Solutions, Inc., and the sales and commissions software we license from Exigo Office, Inc.  These licenses may not continue to be available to us on commercially reasonable terms in the future, if at all. As a result, we may be required to obtain substitute technology of lower quality or at greater cost, which could materially adversely affect our business, results of operations and financial condition.  For further discussion of the terms of these license arrangements, see “Overview of Business – Web Services.”

Government Regulation

Our business operates exclusively in the United States, and as a result, we are currently subject to a number of domestic laws and regulations that affect companies conducting business on the Internet, including laws and regulations relating to user privacy, freedom of expression, content, advertising, information security and intellectual property rights.  Certain jurisdictions are also testing the liability of providers of online services for activities of their users and other third parties. Any court ruling that imposes liability on providers of online services for activities of their users and other third parties could harm our business.

As the Internet becomes increasingly popular, additional laws and regulations may be adopted with respect to the Internet, the effect of which on E-commerce is uncertain. These laws may cover issues such as user privacy, tracking of consumer activities, pricing, content and quality of products and services, taxation, electronic contracts and other communications and intellectual property rights. Furthermore, it is not clear how certain existing laws such as those governing sales and other taxes and personal privacy apply to the Internet and E-commerce. Any new legislation or regulation, or the interpretation or application of existing laws and regulations to the Internet or other online services, may have a material adverse effect on our business, prospects, financial condition and results of operations by, among other things, impeding the growth of the Internet, subjecting us to fines, penalties, damages or other liabilities, and requiring costly changes in our business operations and practices.

In addition, if our services become accessible worldwide, certain foreign jurisdictions may claim that we are required to comply with their laws, even where we have no local entity, employees or infrastructure.

Employees

As of December 31, 2010, we had twenty-two employees, of which two are executive officers of the company.  None of our employees are represented by a labor union. We have not experienced any work stoppages and consider our relations with our employees to be good.

Description of Property

Our current executive offices are located at 750 Coronado Center Drive, Suite 120, Henderson, NV 89052. Our office space is approximately 3,999 square feet for a base rent of $6,758.31 per month.  The initial term of the lease is twelve months and it is renewable for successive one-year terms. We believe that our property is adequate for our current and immediately foreseeable operating needs.

Prior to leasing our current property, we were renting space at 9029 South Pecos, Suite 2800, Henderson, Nevada, pursuant to a sublease with Beyond Commerce, Inc., an affiliate of ours (“BYOC”), the term of which initially expired in January 2012.  BYOC subsequently terminated the prime lease for such property, and consequently, our sublease with BYOC was also terminated.  Following the termination of the BYOC sublease, we executed a lease with respect to our current executive offices.

LEGAL PROCEEDINGS

In the normal course of our business, we may periodically become subject to various lawsuits. However, to our knowledge, we are not a party to any pending or threatened material legal proceedings. To our knowledge, no governmental authority is contemplating commencing a legal proceeding in which we would be named as a party.

MANAGEMENT

On April 22, 2010, in connection with the Merger, all of our officers resigned, and new officers were appointed.  Additionally, on the same date, our sole director resigned from our Board of Directors, and four new directors were appointed. The following individuals constitute our Board of Directors and executive officers as of the date of this prospectus:

Name	Age	Position(s)
Robert J. McNulty	65	President, Chief Executive Officer and Chairman of the Board
Mark V. Noffke	54	Chief Financial Officer, Executive Vice President – Finance, Director
Jimmy “Bo” White	37	Director
Murray Williams	40	Director
Benjamin Mayer	36	Director
Hank Cohn	35	Director

Robert J. McNulty

Mr. McNulty has served as our Chief Executive Officer and Chairman of the Board since April 22, 2010, the date of the Merger.  He served as Chief Executive Officer of KaChing Nevada from October 2009 through the date of the Merger.  Currently Mr. McNulty also is the Chief Executive Officer and a director of Beyond Commerce, Inc., an affiliate of ours, having served in that capacity since its formation in January 2007.  Mr. McNulty is an accomplished entrepreneur with over twenty-five years of significant experience in specialty retail, branded consumer products, transactional media TV, retail and Internet start-ups, and developing new concepts and technology platforms in the Internet retail industry. From January 1999 to January 2007, Mr. McNulty was self-employed as an independent consultant for various companies in those industries. In March 1996, Mr. McNulty founded Shopping.com, an online retailer, selling a broad range of consumer brand name products on the Internet. He served as its President and Chief Executive Officer and was a member of its Board of Directors from its inception. Compaq Computers purchased Shopping.com in February 1999 in an all-cash transaction for $220 million. Mr. McNulty has been involved with several other retail companies, both public and private, in a broad range of merchandise categories.

Mr. McNulty’s extensive experience in the Internet and traditional retail industries, including his involvement with founding and managing Shopping.com, a pioneering E-commerce company, led to the conclusion that he should be nominated to serve as a director of the Company.

Mark V. Noffke

Mr. Noffke has served as our Chief Financial Officer, Executive Vice President, (Finance) and a director since April 22, 2010. He served as the Chief Financial Officer of KaChing Nevada from October 2009 through the date of the Merger.  Currently Mr. Noffke is also the Executive Vice President and Chief Financial Officer of Beyond Commerce, Inc., an affiliate of ours, having served in that capacity since its formation in January 2007.  From August 2006 to December 2006, Mr. Noffke was the Chief Financial Officer of Financial Media Group Inc. From May 2004 to August 2006, Mr. Noffke was Chief Financial Officer of National Storm Management, Inc. where he was responsible for taking the company public. From August 2003 to May 2004, Mr. Noffke was a managing director of Striker Pacific Corporation, an investment bank, where he conducted due diligence, and acquisition analysis in various industries, including waste recycling, forest products and automotive. From September 1996 to August 2003, Noffke served as the Chief Financial Officer and a Director of U.S. Forest Industries, Inc, a timber manufacturing company, where he was responsible for developing the company’s accounting infrastructure. From January 2002 to May 2004, Mr. Noffke served as Chief Financial Officer of Brands Shopping Networks, a publicly traded company currently known as United Fuel and Energy Corporation. In this position, Mr. Noffke was responsible for raising capital and developing the accounting infrastructure. Mr. Noffke is a Certified Public Accountant and has a B.S. in Accounting from Valparaiso University in Northwestern Indiana.

Mr. Noffke’s experience serving as the Chief Financial Officer of Beyond Commerce, Inc., an entity engaged in the business of E-commerce and Internet advertising, led to the conclusion that he should be nominated to serve as a director of the Company.

Jimmy “Bo” White

Mr. White has served as our director since April 22, 2010.  He was a founder of KaChing Nevada and served as one of its directors from September 2009 through the date of the Merger.  Currently Mr. White is the Executive Vice President/Operations, Technology of Beyond Commerce, Inc., an affiliate of ours, to which position he was appointed in January of 2009.  Mr. White has 17 years of experience in both retail management and online technology, and over the last five years, his principal occupation has been serving as the owner and managing partner of Click Here Publishing, LLC, an Internet design and development company.  Mr. White has served in that capacity since the formation of Click Here Publishing, LLC in 1994.  Mr. White is a successful entrepreneur owning and operating several technology-based companies specializing in website development, application development, and Internet marketing.  Mr. White is a specialist in implementing and developing online technologies. He joined Beyond Commerce, Inc. in late 2008 as a technology consultant helping to drive the direction of online products.  Mr. White also has years of experience in managing IT and creating Web-based software to maximize efficiencies.  Mr. White attended Louisiana State University, majoring in information technology.

Mr. White’s expertise in retail management and online technology led to the conclusion that he should be nominated to serve as a director of the Company.

Murray Williams

Mr. Williams has served as our director since April 22, 2010.  Currently Mr. Williams is a director of Beyond Commerce, Inc., having served in that capacity since June 2007.  Since March 14, 2008, Mr. Williams has been the Chief Financial Officer, Treasurer and Secretary of GTX Corp., a public company engaged in the commercialization of miniaturized assisted GPS tracking and cellular location-transmitting technologies.  Mr. Williams is a CPA with five years experience in public accounting and 11 years experience as CFO of various public and private companies.  Mr. Williams began his career in public accounting with KPMG where he was a manager in its assurance practice, managing a team of over 20 professionals specializing in financial services, with an emphasis on public offerings, private financings, and mergers and acquisitions. Mr. Williams resigned from KPMG in 1997 to become one of the founding employees of Buy.com, Inc., which grew to be the second largest e-commerce company in the world during his tenure. Mr. Williams also obtained vast international business experience managing Buy.com’s international expansion into Europe, Canada, and Australia. After leaving Buy.com in August of 2001, Mr. Williams became an active entrepreneur, creating and investing in numerous companies, and worked for an investment-banking firm as interim CFO on various private companies to convert them into publicly traded entities.  From June 2005 to February 2007, Mr. Williams was Chief Financial Officer at Interactive Television Networks, Inc., a public company and a leading provider of Internet protocol television hardware, programming software and interactive networks.  Mr. Williams received degrees in both Accounting and Real Estate from the University of Wisconsin-Madison.

Mr. Williams’ extensive experience in the Internet retail industry, including his tenure with Buy.com, a leading E-commerce company, led to the conclusion that he should be nominated to serve as a director of the Company.

Benjamin Mayer

Mr. Mayer has served as a director since March 26, 2009, and was President and Chairman of the Board from March 26, 2009 to April 22, 2010. Mr. Mayer also has been a portfolio manager for Harborview Capital Management since its inception in November 2004. Mr. Mayer has been a managing member and principal to various consulting firms, and has successfully advised public and private companies as well as small early-stage and emerging growth companies. Mr. Mayer is a member of the board of directors for various private companies and charities.

Mr. Mayer’s experience advising and consulting with early-stage and small businesses led to the conclusion that he should be nominated to serve as a director of the Company.

Hank Cohn

Mr. Cohn has been a director since April 2010.  In addition, Mr. Cohn currently serves as President and Chief Executive Officer of PracticeOne, Inc., an integrated software and services company for physicians, and has served in that position since 2006.  He is also executive Vice President at Galaxy Ventures, LLC, a closely held investment fund with a multi-pronged investment strategy concentrating in the areas of bond trading and early stage technology investments.  Prior to joining Galaxy Ventures full time in 2003, Mr. Cohn served as Vice President at Atlas Capital, an investment banking firm in New York. Mr. Cohn is also a member of the Board of Directors of Crystal International Travel Group, Inc. and Analytical Surveys, Inc. From May 2007 to August 2007, Mr. Cohn was the sole officer and director of International Food and Wine Consultants, Inc., a company trading on the OTCBB. Mr. Cohn holds an MBA in finance and investments from Baruch College.

Mr. Cohn’s prior experience serving on the board of directors of a public company and his business-focused educational background led to the conclusion that he should be nominated to serve as a director of the Company.

Family Relationships

There are no family relationships among any of the officers and directors.

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Company during the past ten years.  The Company is not aware of any legal proceedings in which any director, nominee, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, nominee, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Committee of the Board of Directors

Our Board of Directors has an Executive Committee authorized to exercise the powers of directors between regular meetings; a Compensation Committee that recommends salaries and incentive compensation for executive officers of the Company; and an Audit Committee that reviews the results and scope of the audit and other services provided by the Company’s independent auditors.

The Executive Committee currently comprises Mr. Williams, Mr. McNulty and Mr. Noffke. The Executive Committee is charged with the responsibility of reviewing and considering pertinent business issues relating to the Company in advance of convening a full meeting of the Board of Directors to further discuss such issues.

The Audit Committee currently consists of Mr. Williams and Mr. Mayer.  The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to:

●	the quality and integrity of our financial statements and reports;

●	the independent auditors’ qualifications and independence; and

●	the performance of our internal audit function and independent auditors.

The Audit Committee appoints the independent auditors, reviews with the independent auditors the plans and results of the audit engagement, approves permitted non-audit services provided by our independent auditors and reviews the independence of the auditors.  Mr. Williams has been designated as an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K of the Exchange Act.

Our Board of Directors has established a Compensation Committee currently consisting of Mr. White, as Chairman, Mr. Cohn, and Mr. McNulty.  The Compensation Committee reviews, and makes recommendations to the full Board of Directors relating to, the compensation of our officers and directors, including our officers’ annual salaries and bonuses and the terms and conditions of option grants to our officers and directors under our stock incentive plan.

Director Independence

Our common stock is not currently listed or quoted for trading on any national securities exchange or national quotation system. Accordingly, we are not currently subject to any standards regarding the “independence” of directors on our Board, or otherwise subject to any requirements of any national securities exchange or an inter-dealer quotation system with respect to the need to have a majority of our directors be independent. Although we are not required to comply with these requirements, we have elected to use the definition for “director independence” under The Nasdaq Stock Market’s listing standards.  Our Board has determined that each of Messrs. White, Williams, Mayer and Cohn are independent directors under The Nasdaq Stock Market rules relating to director independence because each is a non-employee director, and none of them has any relationship with the Company or other person, which in the opinion of our Board, would interfere with his exercise of independent judgment in carrying out the responsibilities of a director.

EXECUTIVE COMPENSATION

All of our officers serving prior to the Merger resigned in connection with the Merger, and new officers were appointed. None of our officers serving prior to the Merger received, or was entitled to receive compensation from the Company during fiscal 2008 and fiscal 2009.  The officers of KaChing Nevada, who now constitute our only executive officers, received compensation from KaChing Nevada during the fiscal year ended December 31, 2009, as set forth below.  Because the business we currently conduct is the business conducted by KaChing Nevada prior to the Merger, and because the KaChing Nevada officers are our current officers, all of the information set forth below represents compensation paid by KaChing Nevada to its officers during fiscal 2009.

The following summary compensation table sets forth information concerning compensation for services rendered in all capacities for the year ended December 31, 2009 awarded to, earned by, or paid to: (i) Robert McNulty, our current Chief Executive Officer during fiscal 2009; and (ii) Mark Noffke, our current Chief Financial Officer during fiscal 2009 (these individuals are referred to hereinafter as the “Named Executive Officers”).

Name and Principal Position (in dollars)	Fiscal Year	Salary (1)	Bonus (2)	Restricted Stock Awards (3)	All Other Compensation (4)	Total

Robert J. McNulty President, Chief Executive Officer and Chairman	2009	$10,385	-	-	-	$10,385

Mark V. Noffke Chief Financial Officer, Executive Vice-President (Finance)	2009	$9,231	-	-	-	$9,231

(1)	The dollar value of base salary (cash and non-cash) earned.

(2)	The dollar value of bonus (cash and non-cash) earned. There are no anticipated bonus awards for 2009.

(3)	During the periods covered by the table, the value of the shares of restricted stock issued as compensation for services to the persons listed in the table.

(4)	All other compensation received that we could not properly report in any other column of the table.

Grants of Plan-Based Awards in 2009

There were no option grants in 2009.  In connection with employment agreements we have with each of Messrs. McNulty and Noffke, in April 2010 we issued an aggregate of 1,133,333 shares of our common stock.  See, “Executive Compensation – Employment Agreements,” below.

Outstanding Equity Awards at 2009 Fiscal Year End

There were no outstanding equity awards in 2009.

Option Exercises and Stock Vested in Fiscal 2009

There were no option exercises in 2009, and no stock vested in 2009.

Employment Agreements

The following are summaries of the employment agreements with our Named Executive Officers that were entered into effective at the closing of the Merger on April 22, 2010:

McNulty Employment Agreement.  Robert McNulty, our Chief Executive Officer, is employed pursuant to a written agreement dated as of April 22, 2010, as amended on May 14, 2010 (“McNulty Employment Agreement”).  The McNulty Employment Agreement has an initial term of three years; however, the agreement provides that the Company and Mr. McNulty may enter into good faith negotiations to renew the term within 60 days of the end of the initial term.  Mr. McNulty will not receive a salary under The McNulty Employment Agreement, although he may receive discretionary bonuses based on certain performance standards to be determined by “independent directors” (as defined in the agreement).  In addition, upon being appointed a Chief Executive Officer, he was granted 700,000 shares of common stock under our Equity Plan.  Mr. McNulty may also participate in any and all benefits and perquisites as are generally provided for the benefit of executive employees.

We may terminate the McNulty Employment Agreement at any time with or without “cause” (as defined therein).  If we terminate his employment for cause, he will not receive any compensation following the date of termination.  If he is terminated without cause (including within 30 days after a “Change of Control,” as defined therein), we shall pay Mr. McNulty a lump cash payment equal to the sum of two months of his base salary (if any is paid at that time), any incentive/discretionary bonus earned and any unreimbursed expenses accrued through the date of termination.  Voluntary termination of the agreement by Mr. McNulty (other than in connection with a Change of Control) does not entitle him to any compensation after the date of termination.

Noffke Employment Agreement.  Mark Noffke, our Chief Financial Officer, is employed pursuant to a written agreement dated as of April 22, 2010, as amended on May 14, 2010 (“Noffke Employment Agreement”).  The Noffke Employment Agreement has an initial term of three years; however, the agreement provides that the Company and Mr. Noffke may enter into good faith negotiations to renew the term within 60 days of the end of the initial term.  The Noffke Employment Agreement provides for a base salary of $50,000 per year.  Mr. Noffke is also entitled to receive an annual incentive bonus equal to 100% of the base salary and discretionary bonuses based on certain performance standards to be determined by “independent directors” (as defined in the agreement).  In addition, upon being appointed as Chief Financial Officer, he was granted 433,333 shares of common stock under our Equity Plan. Mr. Noffke may also participate in any and all benefits and perquisites as are generally provided for the benefit of executive employees.

We may terminate the Noffke Employment Agreement at any time with or without “cause” (as defined therein).  If we terminate his employment for cause, he will not receive any compensation following the date of termination.  If he is terminated without cause (including within 30 days after a “Change of Control,” as defined therein), we shall pay to Mr. Noffke a lump cash payment equal to the sum of two months of his base salary, any incentive/discretionary bonus earned and any unreimbursed expenses accrued through the date of termination.  Voluntary termination of the agreement by Mr. Noffke (other than in connection with a Change of Control) does not entitle him to any compensation after the date of termination.

Director Compensation

The sole director of this company in office prior to the Merger resigned at the time of the Merger and was replaced by four new directors. Neither our sole director prior to the Merger, nor any of our four new directors received any compensation (from this company, or from KaChing Nevada) solely for their services as directors during fiscal 2009.  As of the date of this prospectus, all of our non-employee directors are entitled to receive $800 per month solely for their services as a director of the Company.

Equity Incentive Plan

On April 13, 2009, the Board of Directors of Duke Mining Company, Inc. adopted an equity incentive plan, the 2009 Equity Incentive Plan (the “Equity Plan”), which we have opted to continue to utilize following completion of the Merger and we subsequently amended to increase the number of shares available for issuance thereunder.  Pursuant to the Equity Plan, we are authorized to grant options, restricted stock and stock appreciation rights to purchase up to 9,500,000 shares of common stock to our employees, officers, directors, consultants and advisors.  The Equity Plan provides for awards of incentive stock options, non-statutory stock options, and rights to acquire restricted stock.  Incentive stock options granted under the Equity Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  Non-statutory stock options granted under the Equity Plan are not intended to qualify as incentive stock options under the Code.

In April 2010, as part of their employment agreements, we granted to Robert McNulty and Mark Noffke 700,000 and 433,333 shares of our common stock, respectively.  Those shares were issued under our Equity Plan.

As of December 31, 2010, there were 8,366,667 shares of our common stock reserved and available for future grants of options and other awards under our Equity Plan.  As of the same date, there were no awards outstanding under the Equity Plan.

General Description of Equity Plan. Our Board adopted the Equity Plan to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to participate and benefit from increases in the value of our common stock, and to assist in attracting and retaining the services of such persons by binding the interests of eligible recipients more closely to the Company’s interests through the award of stock-based compensation.  All of our employees, directors and consultants are eligible to participate in the Equity Plan.

Administration of the Equity Plan is delegated to the Compensation Committee of our Board (the “Administrator”).  Subject to the provisions of the Equity Plan, the Administrator has the power to construe and interpret the Equity Plan, and to determine, among others: (i) the fair value of common stock subject to awards issued under the Equity Plan; (ii) the persons to whom and the dates on which awards will be granted, and the types of awards that will be granted; (iii) the number of shares of common stock to be subject to each award; (iv) the time or times during the term of each award within which all or a portion of such award may be exercised; (v) the exercise price or purchase price of each award; and (vi) the types of consideration permitted to exercise or purchase each award and other terms of the awards.

Subject to the provisions of Sections 2.2 and 17 of the Equity Plan relating to adjustments upon changes in our common stock, an aggregate of 3,500,000 shares of common stock will be reserved for issuance under the Equity Plan.  If shares subject to an option granted under the Equity Plan expires or otherwise terminates without being exercised (or exercised in full), such shares shall become available again for grants under the Equity Plan.  If shares of restricted stock awarded under the Equity Plan are forfeited to the Company or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Equity Plan.

Incentive stock options may be granted under the Equity Plan only to employees of the Company and its affiliates.  Employees, directors and consultants of the Company and its affiliates are eligible to receive all other types of awards under the Equity Plan.  No incentive stock option may be granted under the Equity Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant.

General Terms of Options Awards. Options may be granted under the Equity Plan pursuant to stock option agreements.  The following is a description of the permissible terms of options awarded under the Equity Plan:

●
Exercise Price; Payment. The exercise price of incentive stock options may not be less than the fair market value of the common stock subject to the option on the date of the grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value.  In addition, the exercise price of nonstatutory options granted that the Company intends to qualify under Section 162(m) of the Code may not be less than the fair market value of the common stock on the date of grant. The exercise price of options granted under the Equity Plan must be paid either in cash at the time the option is exercised or, at the discretion of the Administrator, (i) by delivery of already-owned shares or tender of other property, (ii) by cancellation of indebtedness of the Company to the optionee, (iii) by waiver of compensation due or accrued to optionee for services rendered, (iv) pursuant to a deferred payment arrangement, or (v) pursuant to a cashless exercise as permitted under applicable rules and regulations of the Securities and Exchange Commission.

●	Vesting. Options granted under the Equity Plan may be exercisable in cumulative increments, or “vest,” as determined by the Administrator.

●
Tax Withholding.  To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, or in the discretion of the Administrator, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant.

●
Term.  The maximum term of options under the Equity Plan is ten years, except that in certain cases (see “Eligibility” above) the maximum term is five years.  Options awarded under the Equity Plan will terminate three months after termination of the participant’s service if the participant is terminated other than for death or disability.  If the participant’s employment is terminated for death or disability, options awarded under the Equity Plan will generally terminate twelve months after termination of the participant’s service.

●
Transferability. A recipient may not transfer an options awarded under the Equity Plan otherwise than by will or by the laws of descent and distribution.  During the lifetime of the recipient, only the recipient may exercise an option.  The Administrator may grant options that are transferable to the extent provided in the applicable written agreement.

General Terms of Restricted Stock Awards. Restricted stock awards may be granted under the Equity Plan pursuant to restricted stock purchase or grant agreements.  The following is a description of the permissible terms of restricted stock awards under the Equity Plan.  Individual awards may be more restrictive as to any or all of the permissible terms described below.

●
Purchase Price; Payment. The purchase price of restricted stock awards granted under the Equity Plan shall be determined from time to time by the Administrator but shall be no less than the par value of our shares of common stock.  The purchase price must be paid either in cash at the time of purchase or, at the discretion of the Administrator, (i) by delivery of already-owned shares or tender of other property, (ii) by cancellation of indebtedness of the Company to the optionee, (iii) by waiver of compensation due or accrued to optionee for services rendered, (iv) pursuant to a deferred payment arrangement, or (v) pursuant to a cashless exercise as permitted under applicable rules and regulations of the Securities and Exchange Commission.

●
Vesting. Shares of restricted stock acquired under a restricted stock purchase or grant agreement may, but need not, be subject to forfeiture to the Company or other restrictions that will lapse in accordance with a vesting schedule to be determined by the Administrator.

●
Tax Withholding. To the extent provided by the terms of a restricted stock award, a participant may satisfy any federal, state or local tax withholding obligation relating to the purchase of such award by a cash payment upon purchase, or in the discretion of the Administrator, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant.

●
Transferability.  Rights to acquire shares of common stock under the restricted stock purchase or grant agreement will not be transferable except by will or by the laws of descent and distribution.  The Administrator may grant restricted stock awards that are transferable to the extent provided in the applicable written agreement.

Adjustment Provisions. If any change is made to our outstanding shares without the Company’s receipt of consideration (whether through reorganization, stock dividend or stock split, or other specified change in the capital structure of the Company), appropriate adjustments may be made in the class and maximum number of shares subject to the Equity Plan and outstanding awards.  In that event, the Equity Plan will be appropriately adjusted in the class and maximum number of shares subject to the Equity Plan, and outstanding awards may be adjusted in the class, number of shares and price per share of Common Stock subject to such awards.

Certain Corporate Events. In the event of (i) a liquidation or dissolution of the Company; (ii) a merger or consolidation of the Company with or into another corporation or entity (other than a merger with a wholly-owned subsidiary); (iii) a sale of all or substantially all of the assets of the Company; or (iv) a purchase or other acquisition of more than 50% of the outstanding stock of the Company by one person or by more than one person acting in concert, any surviving or acquiring corporation may assume awards outstanding under the Equity Plan or may substitute similar awards.  Unless the stock award agreement otherwise provides, in the event any surviving or acquiring corporation does not assume such awards or substitute similar awards, then the awards will terminate if not exercised at or prior to such event.

Duration, Amendment and Termination. The Administrator may suspend or terminate the Equity Plan without stockholder approval or ratification at any time or from time to time.  Unless sooner terminated, the Equity Plan will terminate ten years from the date of its adoption by the Board, i.e., in April 2019. The Administrator may also amend the Equity Plan at any time, and from time to time.  However, except as provided in Sections 2.2 and 17 of the Equity Plan relating to adjustments upon changes in our common stock, no amendment will be effective unless approved by our stockholders to the extent stockholder approval is necessary to preserve incentive stock option treatment for federal income tax purposes.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information known to us about beneficial ownership of our common stock by:

●	each of our directors and director nominees;

●	each of our Named Executive Officers as identified in the Summary Compensation Table;

●	all of our directors and executive officers as a group; and

●	each person known by us to beneficially own 5% or more of our common stock.

To our knowledge, except as indicated in the footnotes to the following table and subject to state community property laws where applicable, all beneficial owners named in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage of ownership is based on 55,400,424 shares of our common stock outstanding as of December 31, 2010.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Common Stock

Certain Beneficial Owners:

Ridge Clearing & Outsourcing Solutions Inc. (3) 1981 Marcus Avenue Lake Success, NY 11042	4,217,654	7.61%

Beyond Commerce, Inc. (4) Coronado Center Drive, Suite 120 Henderson, NV 89052	10,605,100	19.14%

Linlithgow Holdings, LLC (5) 1000 North Green Valley Parkway # 440-450 Henderson, NV 89074	10,189,214	18.39%

Big Rose LLC (6) 1000 North Green Valley Pkwy, Henderson, NV 89074	4,982,859	8.99%

Harborview Advisors LLC 850 Third Avenue Suite 1801 New York, NY 10022	10,649,828(7)	17.85%

Harborview Master Fund, L.P. 850 Third Avenue Suite 1801 New York, NY 10022	8,958,310(8)	15.23%(9)

Directors/Named Executive Officers:

Robert J. McNulty (4) President, Chief Executive Officer and Chairman	18,843,917(10)	33.81%

Mark Noffke (4) Chief Financial Officer, Executive Vice President (Finance) and Director	3,032,622(11)	5.47%

Jimmy “Bo” White (4) Director	300,000	*

Murray Williams (4) Director	300,000	*

Benjamin Mayer Director	__	-

Hank Cohn Director	__	-

All directors and named executive officers as a group (6 persons)	22,476,539	40.33%
___________________________
*  Less than 1%.

(1)	Unless otherwise indicated, the business address of each person listed is c/o KaChing KaChing, Inc., 750 Coronado Center Drive, Suite 120, Henderson, NV 89052.

(2)
For purposes of this table, shares are considered beneficially owned if the person directly or indirectly has the sole or shared power to vote or direct the voting of the securities or the sole or shared power to dispose of or direct the disposition of the securities.  Shares are also considered beneficially owned if a person has the right to acquire beneficial ownership of the shares within 60 days of the date of this prospectus.

(3)
Joseph Franck is principal of the investment manager of the parent entity of Ridge and has voting control and investment discretion over the shares held by Ridge. Mr. Franck disclaims beneficial ownership of such shares.

(4)
Mr. McNulty, Mr. Noffke, Mr. White and Mr. Williams are currently officers and/or directors of Beyond Commerce, Inc.   Because Mr. McNulty exercises investment and voting power over the Company’s securities owned by Beyond Commerce, Inc. (see footnote 7 below), none of the Beyond Commerce shares are deemed to be beneficially owned by Mr. Noffke, Mr. White and Mr. Williams in the foregoing table.

(5)	Rhett J. McNulty, the son of Robert J. McNulty, is the managing partner of Linlithgow Holdings, LLC. Robert J. McNulty disclaims beneficial ownership of the shares owned by Linlithgow Holdings.

(6)
Renee Muller has voting control and investment discretion over the shares held by Big Rose LLC.  Ms. Muller is the sole member of Big Rose LLC. Pursuant to a Pledge Agreement, dated October 18, 2010, between Big Rose LLC and Harborview Value Fund, L.P., Big Rose LLC has pledged all of these shares to secure the obligations of the Company under certain short-term secured convertible promissory notes.

(7)
Includes 8,958,310 shares beneficially owned by Harborview Master Fund, L.P., and 1,691,518 shares beneficially owned by Harborview Value Master Fund, L.P. Harborview Advisors LLC is the general partner of both Harborview Master Fund, L.P. and Harborview Value Master Fund, L.P. Richard Rosenblum and David Stefansky are the managers of Harborview Advisors LLC and have shared voting and disposition power with respect to the shares held by Harborview Master Fund, L.P. and Harborview Value Master Fund, LP.  Messrs. Rosenblum and Stefansky disclaim beneficial ownership of such shares.  The convertible promissory notes and warrants held by Harborview Master Fund, L.P. and Harborview Value Master Fund, L.P. prohibit the conversion of the promissory notes or exercise of the warrants if such conversion or exercise would result in the holder owning beneficially more than 4.99% of the outstanding shares of our common stock.  The shares reflected in this table do not reflect the foregoing 4.99% limitation.

(8)
Includes 3,407,306 shares issuable upon the conversion of outstanding convertible promissory notes; (ii) 2,854,947 shares directly held by such stockholder; and (iii) 2,696,057 shares issuable upon the exercise of warrants.

(9)
Based on the foregoing, Harborview Master Fund, L.P. owns or has the right to acquire a total of 8,958,310 shares.  However, the promissory notes and warrants held by Harborview Master Fund, L.P. each contain provisions prohibiting any conversion of the promissory notes or exercise of the warrants that would result in the stockholder owning beneficially more than 4.99% of the outstanding shares of our common stock as determined under Section 13(d) of the Securities Exchange Act of 1934, unless such provision is waived by Harborview Master Fund, L.P.  As a result of these provisions, Harborview Master Fund, L.P. does not currently have beneficial ownership in excess of 4.99% of the outstanding shares of our common stock.

(10)
Includes (i) 7,910,989 outstanding shares owned by Mr. McNulty; (ii)10,605,100 shares owned by Beyond Commerce, Inc.; and (iii) 327,827 shares underlying outstanding promissory notes. As the Chief Executive Officer of Beyond Commerce, Inc., Mr. McNulty exercise investment and voting power with respect to such securities.  Pursuant to a pledge agreement dated as of April 22, 2010, Mr. McNulty pledged 7,631,438 shares held directly by him to purchasers of the Notes. Mr. McNulty retains voting control over these shares, however, upon an event of default under the pledge agreement, such shares may be foreclosed on and disposed of by the pledgee.

(11)
Pursuant to a pledge agreement dated as of April 22, 2010, Mr. Noffke pledged 3,032,622 shares held by him to purchasers of the Notes. Mr. Noffke retains voting control over these shares, however, upon an event of default under the pledge agreement, such shares may be foreclosed on and disposed of by the pledgee.

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

The following discussion and analysis should be read in conjunction with the consolidated financial statements including the notes thereto. This discussion and analysis may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results may differ materially as a result of various factors, including those set forth under “Risk Factors” or elsewhere in this prospectus.

Overview

On April 22, 2010, we executed an Agreement and Plan of Merger with KaChing KaChing, Inc., a Nevada corporation (“KaChing Nevada”), pursuant to which KaChing Nevada merged with and into us (“Merger”).  We were the surviving corporation in the Merger, and in connection therewith, changed our name to “KaChing KaChing, Inc.”  In addition, as a result of the Merger, we succeeded to the business of KaChing Nevada, which currently is our sole line of business.  See, “Description of Business” for additional details.

Prior to the Merger, we had no assets and conducted no business.  Because, prior to consummation of the Merger, we had no assets, the Merger has been treated as a recapitalization of KaChing Nevada and an acquisition of our assets and liabilities by KaChing Nevada. As a result, although we were the legal acquirer in the Merger, KaChing Nevada was the accounting acquirer. Therefore, at the date of the Merger, the historical financial statements of KaChing Nevada become those of the surviving company.  Accordingly the financial statements presented herein, and the discussion thereof, relate to the financial condition and results of KaChing Nevada.  KaChing Nevada itself only has limited operations because it was incorporated on September 17, 2009 and conducted business for approximately three months in 2009.

Results of Operations

Period from Inception, September 17, 2009 through December 31, 2009

Revenues.  We generate revenues from (i) the sale of licenses to Web Store Owners, (ii) the monthly license fees paid by the Web Store Owners, and (iii) revenues from products sold on the Web Stores.  During the period from inception through December 31, 2009, we generated revenues from sales of $243,783.  Essentially all of our revenues during this period were from sales of monthly licenses to Web Store Owners.  We did not generate any revenues from the sale of products on our Web Stores during this period because our fully functional on-line shopping platform was not officially launched until August 2010. Our monthly revenues will increase as the number of active Web Stores increases and as the amount of products purchased on the Web Stores increases.  As of December 31, 2009, we had approximately 1,000 active Web Store Owners.

Cost of Goods Sold. We pay commissions to Web Store Owners for (i) recruiting new paying Web Store Owners (i.e., pay license fees), and (ii) in connection with sales made at their Web Stores.  During the inception period (i.e., from September 17, 2009) through December 31, 2009, we incurred commission expense of $109,519.  All commissions paid during this period relate to commissions earned by Web Store Owners for recruiting new Web Store Owners only.  There were no commissions paid for sales of products.  The amount of commissions we pay will increase as the amount of products sold through the Web Stores increases.

Operating Expenses.  Selling, general and administrative expenses (SG&A), including related party expenditures, for the inception period (i.e., from September 17, 2009) through December 31, 2009, totaled $292,936.  SG&A expenses include rent, utilities (including telephone), payroll, insurance, Internet and computer expense and credit card processing fees. Our SG&A expenses are expected to increase during the fiscal year ending December 31, 2010, as we increase our operations, increase our marketing and advertising, and hire additional employees to provide back office services for our Web Store Owners.  We anticipate that we will need to hire additional employees as the number of Web Stores increases.  Professional fees for the inception period (i.e., from September 17, 2009) through December 31, 2009, were $23,250. Professional fees and expenses include fees incurred for technology consulting, legal and accounting services.

Pursuant to a Master License Agreement, we have outsourced back-end/customer support and order processing services to our affiliate, Beyond Commerce, Inc. (“BYOC”).  Expenses paid under the BYOC license agreement from inception through December 31, 2009, were $12,292.

Net Loss.  We incurred net loss for the inception period (i.e., from September 17, 2009) through December 31, 2009, of $181,312.

Three-Month and Nine-Month Period Ended September 30, 2010

Revenues. We generate revenues from (i) the sale of licenses to Web Store Owners, (ii) the monthly license fees paid by the Web Store Owners, and (iii) revenues from products sold on the Web Stores.  For the three-month period ended September 30, 2010, we had revenues of $356,983, of which $344,214 was for licenses and $12,769 for product sales compared to revenues from licenses of $100,667 for the previous three months (and no product sales).  Since this Company was formed in September 2009, it did not conduct operations in the comparable periods in 2009.  In August 2010, we launched our fully functional online platform that was able to effect large-scale online sales through the Web Stores.  Our revenues for the September 30, 2010 period increased compared with revenues for the prior three-month period as more new Web Stores were opened following our August 2010 platform launch, and as sales of products at the existing Web Stores began to materialize through the functional online platform.  Concurrently with the launch of the fully functional online platform, we launched a campaign to increase the number of Web Store owners (thereby increasing our licensing fees and possible future online sales proceeds).

Cost of Goods Sold. We pay commissions to (i) existing Web Store Owners who successfully enlist people or entities to become new Web Store Owners in the category who pay monthly license fees and to (ii) Web Store Owners for product sales made through their Web Stores.  Cost of goods sold for the three- and nine-month periods ending September 30, 2010 are as follows:

	Three month period ended	Three month period ended	Nine month period ended
	June 30, 2010	September 30, 2010	September 30, 2010
Commissions - licenses	$37,106	$309,884	$462,005
Commissions - product	-	577	577
Purchases - product	-	17,913	17,913
Total	$37,106	$328,374	$480,495

Cost of goods sold for the three-month period ended September 30, 2010 increased $291,268 to $328,374 from $37,105 in the previous three months due to the new Web Stores opened and the start of products being sold through those Web Stores. During the three months ended September 30, 2010, as part of the rollout of our new Brand Builder plan, we offered to our new Web Store Owners a significantly higher commission rate for introducing new customers to us.  The commission rate incentive was started on August 1, 2010 and was effective through October 31, 2010.  Thus, the commission rate incurred for the three-month period ended September 30, 2010 was significantly higher as a percentage of license revenue than had we not had a temporary incentive.  In the future under our standard commission structure, depending on the mix of license revenues, we expect our commission-incurred rate to decrease from these rollout period levels.

Operating Expenses.  Selling, general and administrative expenses (SG&A), including related party expenditures, for the three- and nine-month periods ending September 30, 2010 were $1,257,924 and $2,310,191, respectively. During the three months ended September 30, 2010, the Company recorded an expense of $230,000 for stock issued to consultants for services performed.  Advertising and marketing expenses increased $319,647, which included compensation of approximately $141,000 for the value of warrants issued for the three months ended September 30, 2010 over the three months ended June 30, 2010.  Professional fees for the three-month period ended September 30, 2010 was $12,900 and the nine-month period ended September 30, 2010 was $166,573.  Professional expenses include legal and accounting services.  Payroll and related costs, including stock based compensation, were $321,921 during the quarter ended September 30, 2010, a reduction of approximately $54,000 from the previous quarter.  The reduction was primarily the result of the Company not having any stock based compensation in the quarter ended September 30, 2010.

Pursuant to a Master License Agreement, we had outsourced back-end/customer support and order processing services to our affiliate, Beyond Commerce, Inc. (“BYOC”). Expenses paid under the BYOC license agreement for the three-month period and the nine-month period ended September 30, 2010, were $0 and $14,266, respectively.

Our SG&A expenses are expected to continue increasing during the quarter ending December 31, 2010, as we increase our operations, increase advertising, and hire employees.

Depreciation and Amortization.  Depreciation and amortization expense totaled $39,107 and $71,773, respectively, for the three-month period and the nine-month period ended September 30, 2010.

Interest Expense. Interest expenses increased to $135,071 and $222,098 for the three- and nine-month periods ended September 30, 2010, due to the increased amount of convertible notes issued by the Company to fund its operations.  Because the Company has issued additional convertible notes since the end of the third quarter, the amount of interest payable by the Company in future periods is expected to increase.

Net Loss.  Our Net Loss for the three- and nine-month periods ending September 30, 2010, was $4,701,750 and $5,873,908, respectively.  Compared to the second quarter of 2010, our Net Loss increased due to an increase in operating expenses and expenses related to derivative liabilities.

Liquidity and Capital Resources

As shown in the accompanying consolidated financial statements, we incurred a loss of $4,701,750 for three-month period ended September 30, 2010 and a net loss of $5,873,908 for the nine months then ended.  Our current liabilities exceeded current assets by $1,736,470 at September 30, 2010, and we had virtually no cash on hand from which to pay our current obligations.  In addition, our negative cash flow from operating activities for the nine-month period ended September 30, 2010 was $1,025,913.

Since September 30, 2010, we have raised $1,790,000 from the sale of convertible promissory notes.  These loans, together with the proceeds that we have generated since September 30, 2010 have provided us with sufficient funds to fund our anticipated on-going operating expenses through approximately March 2011. Accordingly, since our operations will not generate sufficient cash by March 2011 to fund our operating expenses, we will have to obtain additional debt or equity funding in the near future in order to continue our operations.  Therefore, in order to fund operations until, if ever, our operations generate sufficient cash to fund our cash needs, we will have to continue to seek additional financing from various sources, including from the sale of convertible debt or equity securities. We have not yet identified, and cannot be sure that we will be able to obtain any additional funding from either of these sources, or that the terms under which we may be able to obtain such funding will be beneficial to us. If we do not obtain sufficient additional funds in the near future, we will have to suspend some of our operations, scale down our current and proposed future operations or, if those actions are not sufficient, terminate our operation.

Until the second quarter of this year, we funded our operating expenses from the net proceeds of a private placement that we closed on April 23, 2010.  In that private placement, we issued secured convertible promissory notes in the aggregate principal amount of $1,255,875 (the “Notes”).  Of this amount, $255,875 represented secured convertible promissory notes we issued to certain creditors as payment for obligations owed to them from KaChing Delaware.  Accordingly, the amount of cash proceeds that we actually received from the sale of these notes was $1,000,000.  The Notes, as amended, mature on June 1, 2012, and are convertible, in whole or part, at each holder’s option into shares of our common stock at an initial conversion price of $0.30 per share.  The Notes represent senior indebtedness of the Company and the holders of the Notes have a security interest in all of our assets.  Accordingly, in the event that we are unable to make all payments on these Notes as they become due, we could lose all of our assets in a foreclosure by the holders of the Notes.

During the quarter ended September 30, 2010, we borrowed a total of $385,000 by issuing short-term secured convertible notes, and warrants for no additional consideration, to three investors.  Additionally, since September 30, 2010, we have borrowed a total of $1,790,000 by issuing more secured convertible notes (and warrants).  All of these convertible notes bear interest at 10% per annum and are due and payable in June 2012.

Although we raised approximately $2,175,000 from the sale of convertible promissory notes since April 2010, we will need to obtain additional financing to fund our future operating expenses and the implementation of our business plan.  Our capital requirements for scaling up our current operations and the transition to full commercial operations are currently projected to be between $750,000 and $1,500,000 through June 2011.  The infrastructure to fully develop our business is already in place.  However, in order for our business to succeed, we need to significantly increase the number revenue generating Web Stores, and increase the number of transactions effected on those Web Stores.  Accordingly, our plan calls for a significant increase in our marketing activities and business promotion/brand awareness expenditures.  If our marketing efforts and recruitment efforts succeed, in order to handle the increase in website traffic, we will also have to increase the number of customer service representatives that we employ and add additional back-office support staff for the additional Web Stores/transactions.  Additionally, as the number of our Web Stores (and the number of customers each serves) increases, we expect to incur additional expenses relating to improving Internet experience of our Web Stores and their customers, including accelerating the speeds at which transactions are processed at these websites, and expanding our existing catalog of products available for sale.

Net cash used in operating activities for the nine-month period ended September 30, 2010 was $1,025,913. This was mainly attributable to the small amount of revenues we have generated to date and the significant expenses we have incurred as we establish our new business and operations. During the three- and nine-month period ended September 30, 2010, the company invested $230,596 and $378,081, respectively, in website development as it builds out its e-commerce “store fronts.”

Cash flows from investment and financing activities consisted of activities related to the private placement we closed in April 2010 and the Bridge Note financings in the third quarter of 2010.  As described above, in April 2010, we sold an aggregate of $1,255,875 of the Notes and five-year warrants to purchase an aggregate of 3,333,333 shares of common stock at an initial exercise price of $0.30 per share in exchange for aggregate cash proceeds of $1,000,000, and the agreement of certain creditors of Duke Delaware to convert prior obligations of Duke Delaware into the Notes.  Also as described above, in the third quarter 2010 through a series of bridge note offerings the Company raised $385,000 from accredited investors.

We do not believe that inflation has had a material effect on our business and operations.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States require management to make estimates and assumptions that affect the reported assets, liabilities, sales and expenses in the accompanying financial statements.  Critical accounting policies are those that require the most subjective and complex judgments, often employing the use of estimates about the effect of matters that are inherently uncertain, including the following:

Revenue Recognition.  The Company generates its revenue from monthly recurring licensing fees from Web Store Owners in which the amount of the first month license fee is larger than the amount of the subsequent monthly fee, and the sale of products by Web Store Owners. The store license allows Web Store Owners to access and present on their individual website a retail store that currently can offer almost two million name brand products. These items range from books, digital cameras, kitchen and bath items and office supplies.

Going Concern. The Company’s financial statements are prepared using generally accepted accounting principles, which contemplate the realization of assets and liquidation of liabilities in the normal course of business.  Due to the losses we have incurred and our current limited financial resources, our independent registered public accounting firm has noted in its report on our financial statements that these conditions raise substantial doubt as to our ability to continue as a going concern.  Our financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that may result from the outcome of this uncertainty.

Certain other accounting policies, including the assumptions and judgments underlying them, are disclosed in the notes to the financial statements included in this registration statement.

Recently Issued Accounting Standards

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-17 (ASU 2010-17), Revenue Recognition-Milestone Method (Topic 605): Milestone Method of Revenue Recognition.  The amendments in this Update are effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early adoption is permitted.  If a vendor elects early adoption and the period of adoption is not the beginning of the entity’s fiscal year, the entity should apply the amendments retrospectively from the beginning of the year of adoption.  The Company does not expect the provisions of ASU 2010-17 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-13 (ASU 2010-13), Compensation-Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades - a consensus of the FASB Emerging Issues Task Force.  The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010.  Earlier application is permitted.  The Company does not expect the provisions of ASU 2010-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-09 (ASU 2010-09), Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements.  This amendment addresses both the interaction of the requirements of this Topic with the SEC’s reporting requirements and the intended breadth of the reissuance disclosure provision related to subsequent events (paragraph 855-10-50-4).  All of the amendments in this Update are effective upon issuance of the final Update, except for the use of the issued date for conduit debt obligors. That amendment is effective for interim or annual periods ending after June 15, 2010.  The Company does not expect the provisions of ASU 2010-09 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-04 (ASU 2010-04), Accounting for Various Topics—Technical Corrections to SEC Paragraphs.

In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force).  This amendment to Topic 505 clarifies the stock portion of a distribution to stockholders that allows them to elect to receive cash or stock with a limit    on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260. Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis.  The Company does not expect the provisions of ASU 2010-01 to have a material effect on the financial position, results of operations or cash flows of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Beyond Commerce License Agreement

On October 21, 2009, KaChing Nevada entered into Master License Agreement (“Master License Agreement”) with Beyond Commerce, Inc. (“BYOC”) pursuant to which we retained BYOC to provide certain back-end and order processing services that we provide to our Web Store Owners on the KaChing website.  Pursuant to the Master License Agreement, we are required to pay to BYOC five percent (5%) of the aggregate gross sales from all Web Stores during the prior month in which BYOC provided such back-end and order processing services. Commencing with the first anniversary of the Master License Agreement, the percentage of the aggregate gross sales payable to BYOC will be increased to seven percent (7%).  We recently hired a number of BYOC’s employees who were providing services to us under the Master Agreement.  Because we are incurring some expenses that BYOC would otherwise have to bear, have agreed with BYOC to temporarily suspend the payment of the foregoing fees.  The Master License Agreement has a term of five years. See, “Description of Business—Order Fulfillment” and “Description of Business—Customer Service.”

As of the date of this prospectus, BYOC owns approximately 20.7% of our issued and outstanding common stock.  In addition, our Chief Executive Officer, Robert McNulty, also serves as the Chief Executive Officer and a director of BYOC.  Similarly, our Chief Financial Officer, Mark Noffke also serves as the Chief Financial Officer of BYOC.

Relationship With Harborview

Harborview Master Fund, L.P. was a principal stockholder of Duke Mining Company, Inc. (“Duke Delaware”) prior to the Merger.  Harborview is managed by Harborview Capital Management.  Benjamin Mayer has served as a portfolio manager for Harborview Capital Management since November 2004.  Mr. Mayer currently serves as one of our directors, and he served as President and Chairman of the Board of Duke Delaware from March 2009 through April 2010.   We have included securities held by Harborview in this registration statement, comprising: (i) 2,377,916 shares of common stock issuable upon conversion of Notes; (ii) 1,666,667 shares of common issuable upon exercise of the Warrants; and (iii) an additional 1,571,879 shares of common stock presently held by Harborview.

Private Placement Guarantees

In connection with the Private Placement, each of Beyond Commerce, Inc., Linlithgow Holdings, LLC, Robert McNulty (our CEO), Mark Noffke (our CFO) and Big Rose LLC executed guarantees (collectively, “Guarantees”) in favor of the purchasers of the Notes pursuant to which each of them guaranteed all of our obligations under the Notes and the other transaction documents related to the Private Placement; provided, however, that recourse under the Guarantees is limited to the guarantors’ equity holdings in the Company. Furthermore, in connection with these Guarantees, each of the guarantors executed pledge agreements in favor of the purchasers in the Private Placement, pursuant to which such persons pledged their interests in the Company as security for the foregoing Guarantees.

Mr. Rhett J. McNulty, the son of Robert J. McNulty, our President, CEO and Chairman of the Board, is the managing partner of Linlithgow Holdings, LLC.  Linlithgow Holdings, LLC, which is a family trust of the McNulty family, currently owns approximately 19.9% of the outstanding shares of the Company. Robert McNulty, our Chief Executive Officer, has no voting control over the holdings of Linlithgow Holdings LLC and disclaims beneficial ownership of the shares owned by Linlithgow Holdings LLC.

Transactions with Chief Executive Officer

On November 22, 2010, we issue and sold to Robert McNulty, our Chief Executive Officer, (i) a convertible promissory note in the aggregate principal amount of $98,000 at an initial conversion price of $0.30 per share; and (ii) five-year warrants to purchase an aggregate of 326,667 shares of common stock at an initial exercise price of $0.30 per share.  The securities are identical to the securities that we offered and sold to third party investors.

On December 2, 2010, McNulty and the other holders of identical promissory notes agreed to an extension of the maturity dates of the foregoing note until June 1, 2012.  As a result, we issued to him a new convertible promissory note in the aggregate principal amount of $98,348 in exchange for the original note.  The new note comprises the original principal amount of $98,000 and an additional $348 of interest accrued under the original note, which was added to the principal amount of the new note. The $98,348 new note is convertible into 327,827 shares at a conversion price of $0.30 per share.  In December 2010, Mr. McNulty exercised his warrant on a cashless exercise basis and received 279,551 shares of common stock upon that exercise.

Mr. McNulty is the principal executive of ABV3, and entity that advanced the Company a total of $50,982 on behalf of the Company.  This advance does not bear interest and is payable on demand.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Prior to the Merger, our predecessor entity, Duke Mining Company, Inc., had shares of its common stock listed on the OTC Bulletin Board over-the-counter market under the symbol “DKMZ.” To our knowledge, there was limited or no trading in such shares prior to the Merger.

From June 7, 2010 to November 14, 2010, shares of our common stock were quoted on the OTC Bulletin Board under the symbol “KCKC.”   As a result of FINRA’s review of the brokers’ compliance with the disclosure requirements under Rule 15c2-11 of the Securities Exchange Act, of 1934, our common stock was not quoted on the OTC Bulletin Board commencing on November 15, 2010 (although quotes were still posted on the Pink Sheets electronic forum).  On January 6, 2010, FINRA cleared the broker’s filings, and our common stock is again quoted on the OTC Bulletin Board.

Since the Merger, there has only been limited trading in our common stock, and there have been extended periods during which there was no trading of our stock (for example, no shares were traded from December 16, 2010 through the end of the year).  In addition, from November 15, 2010 through December 31,2010, less than 15,000 shares were traded.  As a result, because of the limited, sporadic trading and the removal of our stock from the OTC Bulletin Board for certain periods during 2010, we do not believe that the high and low bid information for our common stock since the Merger on April 22, 2010 is meaningful.  The highest and lowest closing prices per share for our common stock since from the date of the Merger on April 22, 2010 through December 31, 2010 is 2.80 and $1.25, respectively, and the last sale price of our common stock as listed by Nasdaq on the OTC Bulletin Board on January 13, 2011 was $2.15 per share.

Holders of Record

As of the date of this prospectus, we had 140 stockholders of record, not including any persons who hold their stock in “street name.”

Dividends

We anticipate that all future earnings will be retained to finance future growth.  The payment of dividends, if any, in the future to the Company’s common stockholders is within the discretion of the Board of Directors of the Company and will depend upon the Company’s earnings, its capital requirements and financial condition and other relevant factors.  The Company has not paid a dividend on its common stock and does not anticipate paying any dividends on its common stock in the foreseeable future but instead intends to retain all earnings, if any, for use in the Company’s business operations.

Securities Authorized For Issuance Under Equity Compensation Plans

Our stockholders approved the adoption of our 2009 Equity Incentive Plan (“Equity Plan”) on April 13, 2009, and the Equity Plan was subsequently amended to increase the number of shares reserved for issuance thereunder.  We are authorized to issue up to 9,500,000 shares of our common stock in connection with awards granted under the Equity Plan.  No awards were granted under the Equity Plan as of December 31, 2009. In April 2010, we granted shares of common stock under our Equity Plan to Robert McNulty and Mark Noffke, our principal executive officers, in the amount of 700,000 shares and 433,333 shares, respectively.  These shares were granted pursuant to their respective employment agreements.

As of December 31, 2010, there were 8,366,667 shares of our common stock reserved and available for future grants of options and other awards under our Equity Plan.  As of the same date, there were no awards outstanding under the Equity Plan.

The table below contains information regarding our equity compensation plans as of December 31, 2009:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in the First Column)

Equity compensation plans approved by security holders 2009 Equity Incentive Plan	--	--	2,366,667
Equity compensation plans not approved by security holders	--	--	--

Total	--		2,366,667

Anti-Takeover Effect of Delaware Law, Certain By-Law Provisions

We are subject to the provisions of Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the voting stock.

Directors’ and Officers’ Liability Insurance

We currently maintain directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. Such insurance also insures us against losses, which we may incur in indemnifying our officers and directors. In addition, we have entered into indemnification agreements with key officers and directors and such persons shall also have indemnification rights under applicable laws, and our certificate of incorporation and bylaws.

DESCRIPTION OF SECURITIES

Capital Stock

We are authorized to issue 500,000,000 shares of common stock, par value $0.0001 per share, and 25,000,000 shares of preferred stock, par value $0.0001 per share.  As of December 31, 2010, there were 55,400,424 shares of our common stock, and no shares of our preferred stock, issued and outstanding.

Common Stock

Each stockholder of our common stock is entitled to a pro rata share of cash distributions made to stockholders, including dividend payments.  The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by stockholders.  There is no cumulative voting with respect to the election of our directors or any other matter.  The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefore.  Cash dividends are at the sole discretion of our Board of Directors.  In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock.  Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Preferred Stock

We have 25,000,000 shares of preferred stock, par value $0.0001 per share, authorized. No shares of preferred stock are issued or outstanding. Our Board of Directors is authorized to determine the number of series into which the preferred stock may be divided, to determine the designations, powers, preferences, voting and other rights of each series.

Notes

In December 2010, we issued secured convertible notes in the aggregate principal amount of $2,131,615 (“Notes”).  The Notes were issued (i) to new investors upon their purchase $1,300,000 of new Notes in December 2010 (these Notes have a conversion price of $0.40 per share), and (ii) in exchange for $773,000 of Notes, plus $58,615 of interest that were sld during the period from August 2010 through November 2010 (these Notes have a conversion price of $0.30). Except of the conversion price, the Notes are all the same in form and substance. These Notes are due on June 1, 2012.  The Notes are convertible, in whole or part, at each holder’s option into shares of our common stock at an initial conversion price of either $0.30 or $0.40 per share.  We may prepay all of the Notes (but not less than all of the Notes) upon at least 20 days (but no more than 30 days) prior written notice.  The conversion price of the Notes is subject to adjustment if, at any time while the Notes are outstanding, we sell or grant any option or other right to purchase, or otherwise issue shares of common stock, at a price per share (or having an exercise price) that is lower than the then-current conversion price.  In the event of such a lower price issuance, the conversion price of the Notes will be reduced to such lower price.  We are prohibited from effecting the conversion of the Notes to the extent that as a result of such conversion the holder of the Notes would beneficially own more than 4.99% in the aggregate of our issued and outstanding common stock immediately after giving effect to the issuance of shares of our common stock upon conversion.  The Notes provide for interest on the aggregate unconverted and then outstanding principal amount at a rate of 10% interest per annum, payable quarterly in cash or common stock, at our option. If interest is paid in common stock, however, the shares shall be valued at the lower of (i) the conversion price then in effect or (ii) 90% of the average closing bid price for the 10-day period prior to the interest payment date.  The Notes represent senior indebtedness of the Company and the holders of the Notes have a security interest in all of our assets, including a security interest in all of our accounts, inventory, equipment and general intangibles.

Upon an event of default under the terms of the Notes (as defined thereunder, which includes among other things, our failure to pay any interest or principal when due thereunder, and our breach or failure to perform any agreement or covenant made thereunder), the holders of the Notes may, subject to written notice thereof, take possession of the collateral and sell, assign or otherwise dispose of such collateral to satisfy the indebtedness under the Notes.  In addition, in connection with the sale of the Notes, each of Beyond Commerce, Inc., Linlithgow Holdings, LLC, Robert McNulty (our CEO), Mark Noffke (our CFO) and Big Rose LLC executed guarantees (collectively, “Guarantees”) in favor of the purchasers of the Notes pursuant to which each of them guaranteed all of our obligations under the Notes and the other transaction documents related to the Private Placement.  The recourse under the Guarantees, however, is limited to the foregoing guarantors’ equity holdings in the Company. Furthermore, in connection with these Guarantees, each of the guarantors executed pledge agreements in favor of the purchasers of the Notes, pursuant to which each pledged his/its equity interests in the Company as security for the foregoing Guarantees.

Warrants

In December 2010, in connection with the issuance of Notes, we issued warrants (the “Warrants”), for no additional consideration, to purchase an aggregate of 6,056,472 shares of our common stock to the issuees of the Notes.  The Warrants entitled the holders to purchase shares of our common stock at an exercise price of either $0.30 or $0.40 per share (subject to adjustment) and had five-year terms from the date of issuance. On December 7, 2010, one of the holders exercised 83,334 Warrants on a cashless basis, and the Company issued 72,739 shares in connection with such exercise (net of 10,595 shares withheld in connection with the cashless exercise). On December 21, 2010, one of the holders exercised 326,667 Warants on a cashless basis, and the Company issued 279,551 shares in connection with such exercise (net of 47,116 shares withheld in connection with the cashless exercise).

Registration Rights

In December 2010, we entered into a Registration Rights Agreement with all of the holders of the Notes and the Warrants, pursuant to which we agreed to provide certain registration rights with respect to the shares of common stock issuable upon conversion of the Notes and exercise of the Warrants. Specifically, we agreed to file a registration statement (of which this prospectus forms a part) with the Securities and Exchange Commission (“SEC”) covering the resale of the shares of common stock underlying the Notes and Warrants on or before the 45th day following the closing of the transaction and to cause such registration statement to be declared effective by the SEC on or before the 180th day following the closing of the transaction. If, among other things, the registration statement is not filed on or before the 45th day, or the registration statement is not declared effective on or before the 180th day, then we are subject to liquidated damage payments to the holders of the Notes and Warrants in an amount equal to 1% of the aggregate purchase price paid by such purchasers per month of delinquency.  Pursuant to the Registration Rights Agreement, we must maintain the effectiveness of the registration statement from the effective date until the date on which all securities registered under the registration statement have been sold or two years from the date of closing the transaction.  On December 7, 2010, one of the holders exercised 83,334 Warrants on a cashless basis resulting in a net issuance of 72,739 shares, all of which are included for registration herein. On December 21, 2010, one of the holders exercised 326,667 Warrants on a cashless basis, and the Company issued 279,551 shares of common stock, all of which are included for registration herein.

Lockup Agreements

On December 2, 2010, each of our executive officers, directors and beneficial holders of more than 10% of our common stock (other than Big Rose, LLC) entered into a lock-up agreement (“Lock-Up Agreement”) pursuant to which they agreed not to sell or otherwise transfer any of their shares of common stock until December 2, 2011, subject to certain limited exemptions.  None of the shares of common stock registered under the registration statement of which this prospectus is a part are subject to the Lock-Up Agreement.

PLAN OF DISTRIBUTION

The purpose of this prospectus is to permit the selling stockholders to offer and resell up to an aggregate of 12,395,395 shares of our common stock at such times and at such places as they choose.  In this section of the prospectus, the term “selling stockholders” includes the partners, pledgees, donees, transferees or other successors-in-interest of the selling stockholders, which may sell shares received after the date of this prospectus from the selling stockholder as a pledge, gift, partnership or similar distribution or other non-sale related transfer. To the extent required, we may amend or supplement this prospectus from time to time to describe a specific plan of distribution. The decision to sell any shares offered pursuant to this prospectus is within the sole discretion of each selling stockholder.

The distribution of the common stock by a selling stockholder may be effected from time to time in one or more transactions.  Any shares of common stock may be offered for sale, from time to time, by a selling stockholder at prices and on terms then obtainable, at fixed prices, at prices then prevailing at the time of sale, at prices related to such prevailing prices, or in negotiated transactions at negotiated prices or otherwise. The selling stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	privately negotiated transactions;

●	settlement of short sales entered into after the date of this prospectus;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We are required to pay certain fees and expenses incurred by us incidental to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. We have agreed to keep this prospectus effective until the earlier of (i) the date when all shares of common stock registered hereunder have been sold, and (ii) 24 months following the closing of the Private Placement.

Unless granted an exemption by the SEC from Regulation M under the Exchange Act, or unless otherwise permitted under Regulation M, each selling stockholder will not engage in any stabilization activity in connection with our common stock, will furnish each broker or dealer engaged by the selling stockholder and each other participating broker or dealer the number of copies of this prospectus required by such broker or dealer, and will not bid for or purchase any common stock of our or attempt to induce any person to purchase any of the common stock other than as permitted under the Exchange Act.

We will not receive any proceeds from the sale of these shares of common stock offered by the selling stockholders. We shall use our reasonable efforts to prepare and file with the SEC such amendments and supplements to the registration statement and this prospectus as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of the common stock covered by the registration statement for the period required to effect the distribution of such common stock.

In order to comply with certain state securities laws, if applicable, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the shares of common stock may not be sold unless they have been registered or qualify for sale in such state or an exemption from registration or qualification is available and is complied with.

LEGAL MATTERS

Certain legal matters in connection with the securities will be passed upon for us by the law firm of TroyGould PC, Los Angeles, California.

EXPERTS

The consolidated financial statements included in this registration statement have been audited by Beckstead and Watts, LLP, an independent registered public accounting firm, as such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS

Prior to the April 22, 2010 Merger, Li & Company, PC was the auditor for Duke Mining Company, Inc.  The financial statements of KaChing Nevada for the periods before the April 22, 2010 Merger, were audited by Beckstead and Watts, LLP and are included in this Prospectus.  Following the Merger, our Board of Directors decided to engage LJ Soldinger Associates, LLC as the company’s new independent registered public accounting firm.  Li & Company, PC was still formally engaged as this company’s public accounting firm after the Merger.  Accordingly, on May 13, 2010, we dismissed Li & Company, PC as this company’s independent registered public accounting firm and engaged LJ Soldinger Associates, LLC as the company’s independent registered public accounting firm (Beckstead and Watts, LLP, the accountants for KaChing Nevada before the Merger also were dismissed).  The decision to dismiss Li & Company, PC and to engage LJ Soldinger Associates, LLC was approved by our board of directors.  LJ Soldinger Associates, LLC is the independent registered public accounting firm for Beyond Commerce, Inc., an affiliate of this company.

During the fiscal year ended November 30, 2009 and 2008 (which was the end of our fiscal year until our Board approved December 31 as the end of our fiscal year), and the subsequent interim periods through the date of LJ Soldinger Associates, LLC’s engagement, neither the Company, nor anyone on its behalf, consulted LJ Soldinger Associates, LLC regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company by LJ Soldinger Associates, LLC that it concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” as defined in Item 304(a)(1)(v) of Regulation S-K.

The report of the independent registered public accounting firm Li & Company, PC regarding the Company’s financial statements for the years ended November 30, 2009 and 2008, did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except for an explanatory paragraph indicating substantial doubt about the Company’s ability to continue as a going concern in the audit report.

During the years ended November 30, 2009 and 2008, and during the interim period from the end of the most recently completed fiscal year through May 13, 2010, the date of dismissal, the Company did not have any disagreements with Li & Company, PC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Li & Company, PC, would have caused Li & Company, PC to make reference to such disagreement in its reports.

The Company previously disclosed the foregoing in a Current Report on Form 8-K/A filed with the SEC on May 13, 2010.  Prior to filing the May 13, 2010 Form 8-K/A, we provided Li & Company, PC with a copy of such disclosure and requested that Li & Company, PC furnish us with a letter addressed to the SEC stating whether Li & Company, PC agrees with foregoing disclosure insofar as they relate to Li & Company, PC.  Li & Company, PC furnished such a letter confirming its agreement with the disclosure above, a copy of which was attached to the Form 8-K/A.

COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 145 of the Delaware General Corporation Law (“DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as us, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our Certificate of Incorporation, as amended, provides that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by Section 145 of the DGCL, as amended from time to time.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the DGCL, our Certificate of Incorporation and Bylaws, as amended, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act, as amended, covering the sale by the selling stockholders of the securities offered by this prospectus. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to us and shares of our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee.  Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Securities and Exchange Commission.  The address of the website is www.sec.gov.

We file periodic reports under the Securities Exchange Act of 1934, including annual, quarterly and special reports, and other information with the SEC. These periodic reports and other information are available for inspection and copying at the regional offices, public reference facilities and website of the SEC referred to above.

KaChing KaChing, Inc.

KaChing KaChing, Inc.
CONDENSED BALANCE  SHEETS
Unaudited

	September 30,	December 31,
	2010	2009
ASSETS

Current assets :
Cash	$68	$-
Other current assets	116,077	25,356
Total current assets	$116,145	$25,356

Property, plant and equipment	$534,088	$179,045
Less: Accumulated depreciation and amortization	(75,767)	(5,415)
Property, plant and equipment - net	458,321	173,630

Other assets	37,517	11,136
Total assets	$611,983	$210,122

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities :
Accounts payable - trade	$403,814	$83,610
Accrued Payroll	238,511	-
Other current liabilities	373,200	207,049

Short term debt:
Notes payable - short term - net	685
Derivative liability	836,405	-
Total current liabilities	$1,852,615	$290,659

Long term debt :
Long term debt - notes payable - net	$402,732	$-
Derivative liability	3,789,087	-
Total long term debt	$4,191,819	$-
Total liabilities	$6,044,434	$290,659

Stockholders' Deficit:
Common Stock, $0.0001 par value, 500,000,000 and 75,000,000 shares authorized and 51,207,380 and 20,794,314 outstanding as of September 30, 2010 and December 31, 2009 respectively.	$5,121	$2,079
Preferred Stock, $0.0001 par value, 25,000,000 authorized and 0 outstanding as of September 30, 2010.	-	-
Additional paid in capital	874,273	98,696
Accumulated deficit	(6,311,845)	(181,312)
Total stockholders' deficit	$(5,432,451)	$(80,537)
Total Liabilities and Stockholders' Deficit	$611,983	$210,122

The accompanying notes are an integral part of these condensed financial statements

KaChing KaChing, Inc.
CONDENSED STATEMENT OF OPERATIONS
For the Three and Nine month periods ended September 30, 2010

	For the	For the
	three month	nine month
	period ended	period ended
	September 30, 2010	September 30, 2010

Revenues	$356,983	$634,893

Operating expenses
Cost of products sold	17,913	17,913
Commissions - licenses	309,884	462,005
Commissions - product	577	577
Selling, general and administrative	1,257,924	2,310,191
Professional fees	12,900	166,573
Depreciation and amortization	39,107	71,773
Loss on disposition of assets	-	21,618
Total operating expenses	$1,638,305	$3,050,650

Loss from operations	$(1,281,322)	$(2,415,757)

Non-operating (expense)
Interest expense	(135,071)	(222,098)
Income/(expense) related to derivative	(3,285,357)	(3,236,053)
Total non-operating expense	$(3,420,428)	$(3,458,151)

Loss from operations before income taxes	$(4,701,750)	$(5,873,908)

Provision for income tax	-	-

Net loss	$(4,701,750)	$(5,873,908)

Net loss available to common stockholders	$(4,701,750)	$(5,873,908)

Basic and diluted net loss per common share	$(0.09)	$(0.16)

Weighted average shares of capital outstanding - basic	51,131,036	36,866,870

The accompanying notes are an integral part of these condensed financial statements

KaChing KaChing, Inc.
CONDENSED STATEMENT  OF  OPERATIONS
For the Three and Nine month periods ended September 30, 2009
(inception of Company was September 17, 2009)

	For the period	For the period
	September 17, 2009	September 17, 2009
	(inception) through	(inception) through
	September 30, 2009	September 30, 2009

Revenues	$-	$-

Operating expenses
Cost of products sold	-	-
Selling, general and administrative	1,124	1,124
Professional fees	5,000	5,000
Depreciation and amortization	-	-
Total operating expenses	$6,124	$6,124

Loss from operations	$(6,124)	$(6,124)

Non-operating (expense)
Interest expense	-	-
(Loss) on disposition of assets	-	-
Total non-operating expense	$-	$-

Loss from operations before income taxes	$(6,124)	$(6,124)

Provision for income tax	-	-

Net loss	$(6,124)	$(6,124)

Net loss available to common stockholders	$(6,124)	$(6,124)

Basic and diluted net loss per common share	$-	$-

Weighted average shares of capital outstanding - basic	20,794,314	20,794,314

The accompanying notes are an integral part of these condensed financial statements

KaChing KaChing, Inc.
CONDENSED STATEMENT  OF  CASH FLOWS
For the Nine month period ended September 30, 2010 and 2009.
(inception of Company was September 17, 2009)

	For the nine month period ended	For the period September 17, 2009 (inception) through
CASH FLOWS FROM OPERATING ACTIVITIES :	September 30, 2010	September 30, 2009
Net (loss)	$(5,873,908)	$(6,124)

Adjustments to reconcile net income / (loss) to net
Cash provided by (used for) operating activities:
Depreciation, and amortization	71,773	-
Non-cash interest	150,739	-
Change in derivative liability	3,236,053	-
Loss on disposition of assets	21,617	-
Stock based compensation	611,473
Issuance of warrants for compensation	141,397
Changes in components of working capital :
(Decrease) in other current assets		(29,970)
Increase in accounts payable	320,207	-
Increase in other current liabilities	410,598	-
Increase in other liabilities	1,241	61,657
(Increase) in other assets	(117,103)	2,813
Net cash provided (used) by operating activities	$(1,025,913)	$28,376

CASH FLOWS FROM INVESTING ACTIVITIES :
Capital expenditures	$(378,081)	$-
Net cash provided by (used in) investing activities	$(378,081)	$-

CASH FLOWS FROM FINANCING ACTIVITIES :
Repayments net of advances from Affiliates	$(5,938)
Issuance of common stock	25,000	$-
Increase (decrease) in short term debt	385,000
Increase (decrease) in long term debt	1,000,000	-
Net cash provided by (used in) financing activities	$1,404,062	$-

NET INCREASE IN CASH AND CASH EQUIVALENTS	$68	$28,376

Cash and cash equivalents, beginning of period	-	-
Cash and cash equivalents, end of period	$68	$28,376

Interest paid	$23,741	$-
Taxes paid	$-	$-

The accompanying notes are an integral part of these condensed financial statements

Kaching Kaching, Inc.
STATEMENTS OF STOCKHOLDERS' DEFICIT
For the nine month period ended September 30, 2010

			Common stock		Additional		Total
	Preferred Stock		Par Value $0.0001		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance 12/31/09	-	-	20,794,314	$2,079	$98,696	$(181,312)	$(80,537)

Warrants issued for services					259,805		259,805
Acquisition of the net liabilities of Duke Mining, Inc.			7,500,047	750	-	(256,625)	(255,875)
Warrants exercised			21,443,019	2,145	(1,992)		153
Stock issued in relation to Debt			236,667	24	24,976		25,000

Stock and options for compensation			1,133,333	113	121,402		121,515
Stock based compensation			100,000	10	229,990		230,000
Warrants issued for services					141,396		141,396
NET LOSS						(5,873,908)	(5,873,908)
BALANCE 9/30/10			51,207,380	$5,121	$874,273	$(6,311,845)	$(5,432,451)

The accompanying notes are an integral part of these condensed financial statements

KACHING KACHING, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS

1.	Description of Business

●
KaChing KaChing, Inc.  (“KaChing or the “Company”) is a Delaware corporation that was previously known as Duke Mining Company, Inc. (“Duke Delaware”).  On April 22, 2010, Duke Delaware  entered into an Agreement and Plan of Merger (the “Reorganization Agreement”), with KaChing KaChing, Inc., a Nevada corporation  (“KaChing Nevada”), pursuant to which KaChing Nevada agreed to merge with and into Duke Delaware (the “Merger”), with Duke Delaware being the surviving corporation.  In connection with the Merger, Duke Delaware changed its name to “Kaching Kaching, Inc.” (which company is herein referred to as “KaChing,” “we” or the “Company”).  The Merger was effected on April 22, 2010.  KaChing KaChing is an e-commerce solution that operates a recently introduced web site (www.KaChingKaChing.com) through which it provides individual Web Store Owners with the ability to create, manage and earn money from product sales generated from their individual online web stores.  Kaching Kaching leverages social shopping trends by allowing customers to contribute reviews and ratings on each product sold in the store. These reviews are aggregated across Kaching Kaching storefronts.  Store Owners subscribe to a monthly license and can sell products from their site and earn commissions.

Although Duke Mining acquired Kaching Nevada in the Merger, for accounting purposes, the Merger was accounted for as a reverse merger/recapitalization since the stockholders of Kaching Nevada acquired a majority of the issued and outstanding shares of this Company’s common stock.  Accordingly, the financial statements contained in this report, and the description of our results of operations and financial condition, reflect (i) the operations of Kaching Nevada alone prior to the Merger, and (ii) the combined results of this company and Kaching Nevada and Duke Mining since the Merger.

●
The Company currently maintains its corporate office in Henderson, Nevada.

The condensed financial statements and the notes thereto for the periods ended September 30, 2010 included herein have been prepared by management and are unaudited. Such condensed financial statements reflect, in the opinion of management, all adjustments necessary to present fairly the financial position and results of operations as of and for the periods indicated and in order to make the financial statements not misleading. All such adjustments are of a normal recurring nature except for the recapitalization of the Company with and into KaChing Delaware as more fully disclosed in Note 9 and the bifurcation of embedded derivatives within the secured convertible notes and warrants as described in Note 9. These interim results are not necessarily indicative of the results for any subsequent period or for the fiscal year ending December 31, 2010.

Certain information and footnote disclosures normally included in the condensed financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. These condensed financial statements should be read in conjunction with the audited financial statements and the notes thereto for the fiscal year ended December 31, 2009 included within this registration statement..

2.	Summary of Significant Accounting Policies

●	Management is responsible for the fair presentation of the Company’s financial statements, prepared in accordance with U.S. generally accepted accounting principles (GAAP).

Use of Estimates

●
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates are used in the determination of depreciation and amortization, the valuation for non-cash issuances of common stock, and the website, income taxes and contingencies, among others.

Cash and Cash Equivalents

●
The Company classifies as cash and cash equivalents amounts on deposit in the banks and cash temporarily in various instruments with original maturities of three months or less at the time of purchase. The Company’s cash management system is integrated within two separate banking institutions.

Fair Value of Financial Instruments

●
Statement of financial accounting standard FASB Topic 820, Disclosures about Fair Value of Financial Instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for assets and liabilities qualifying as financial instruments are a reasonable estimate of fair value except as noted below. The carrying value of the current assets and liabilities approximate fair value due to their relatively short maturities.  At September 30, 2010 the carrying value of the secured convertible notes differ from their fair values by the amount of unamortized discount of $1,237,458.

The Company determined the fair value using different methods that relied on several level 3 inputs since the Company knows of no active market for the trading in either its debt or similar debt of other companies that have the same or similar characteristics of the Company.  The Company uses such inputs as the spread between the interest rate on its debt and (i) US treasury securities of comparable maturity and (ii) indexes of publicly traded BBB corporate debt (high yield or “junk” bonds) of comparable maturity and also factors such as estimates of value from the covenants and security agreements included in its convertible debt instruments.

Fair Value Measurements

●
In January 2010, the Financial Accounting Standards Board (FASB) issued additional disclosure requirements for fair value measurements. The guidance requires previous fair value hierarchy disclosures to be further disaggregated by class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. In addition, significant transfers between Levels 1 and 2 of the fair value hierarchy are required to be disclosed. These additional requirements became effective January 1, 2010 for quarterly and annual reporting. These amendments did not have an impact on the consolidated financial results as this guidance relates only to additional disclosures.  In addition, the fair value disclosure amendments also require more detailed disclosures of the changes in Level 3 instruments. These changes will be effective January 1, 2011 and are not expected to have an impact on the consolidated financial results as this guidance only relates to additional disclosures.

The Company applies the fair value hierarchy as established by US GAAP.  Assets and liabilities recorded at fair value in the consolidated balance sheets are categorized based upon the level of judgment associated with the inputs used to measure the fair value as follows.

o	Level 1 – quoted prices in active markets for identical assets or liabilities.

o	Level 2 – other significant observable inputs for the assets or liabilities through corroboration with market data at the measurement date.

o	Level 3 – significant unobservable inputs that reflect management’s best estimate of what market participants would use to price the assets or liabilities at the measurement date.

Management considers all of its derivative liabilities to be Level 3 liabilities. There were no movements between levels during 2010 or 2009. At September 30, 2010 and December 31, 2009 the company had outstanding derivative liabilities including those from related parties of $4,625,492 and $0.

Income Taxes

●	The Company has not generated any taxable income, and, therefore, no provision for income taxes has been provided.

●
Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with FASB Topic 740, "Accounting for Income Taxes", which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

●	A valuation allowance has been recorded to fully offset the deferred tax asset as the Company believes it is more likely than not that the assets will not be utilized.

●	The Company’s effective tax rate differs from the statutory rates associated with taxing jurisdictions because of permanent and temporary timing differences as well as a valuation allowance.

Revenue Recognition

●
The Company generates its revenue from monthly recurring licensing fees from Web Store Owners in which the amount of the first month license fee is larger than the amount of the subsequent monthly fee, and the sale of products by Web Store Owners. The store license allows Web Store Owners to access and present on their individual website a retail store that currently can offer almost two million name brand products. These items range from books, digital cameras, kitchen and bath items and office supplies.

●
All sources of revenue will be recorded pursuant to FASB Topic 605 Revenue Recognition, when persuasive evidence of arrangement exists, delivery of services has occurred, the fee is fixed or determinable and collectability is reasonably assured.

o
Monthly licensing fees are recognized in the month usage occurs for those deliverables that are renewed on a month to month basis.  All services are performed in that month providing accessibility and availability on a stand-alone basis. The services are:

▪	Accessibility and availability of customizable web storefront

▪	Accessibility and availability of product catalog

▪	Fulfillment operations from the product catalog

▪	Sales of product from individual storefronts

The license fee for the first month is larger than the subsequent monthly fee due to the following deliverable also being provided:

▪
Ability for web storefront owners to generate commissions from (a) signing up to our service both new paying web store owners and new non-paying web store owners and (b) from selling product from the catalog to end-users on their web storefront

The Company has elected to defer and amortize that portion of the initial month’s fee which exceeds the monthly fee (and corresponding commissions paid) over a three month period.  The length of deferral is based on, among other factors, current promotion mix and churn rate of our web store front owners in our Brand Builder program.  However, the estimate of the length of deferral is an estimate, and to date has been based on very limited time that our new plan has been in place and is subject to change in the future.

o	Revenue from product sales are recognized upon shipment of products at the gross sales amount as the Company has determined based on the factors below that it acts as a Principal, not an agent:

▪	The Company is responsible for vendor selection,

▪	The Company determines offered product specifications

▪	The Company takes title to the product

▪	The Company assumes credit risk for the product,

o
Sales discounts and allowances are recorded at the time product sales are recognized and are offset against sales revenue.  Shipping and handling charges are included in revenue at the time of shipment with the corresponding charges incurred included in cost of sales at time of shipment.

o
All licensing fees are required to be paid to the Company at the beginning of the month,  products sales are collected at time of shipment.  The Company has a three day cancellation policy for licensing fees during which time the fees will be refunded in full.  Product sales come with a limited warranty.

Stock Based Compensation

●	The Company accounts for stock based compensation in accordance with FASB Topic 718, “Share Based Payment”.

Concentration of Credit Risk

●
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits at financial institutions.  At various times during the year, the Company may exceed the federally insured limits.  To mitigate this risk, the Company places its cash deposits only with high credit quality institutions.  Management believes the risk of loss is minimal.  At September 30, 2010 the Company did not have any uninsured cash deposits.

Impairment of Long-lived Assets

●
The Company accounts for long-lived assets in accordance with the provisions of FASB Topic 360, Accounting for the Impairment of Long-Lived Assets. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Fair values are determined based on quoted market value, discounted cash flows or internal and external appraisals, as applicable.

Development Stage

●	In the second quarter of 2010 the Company exited the development stage.

Employee Benefits

●	The Company currently plans to offer employees vacation benefits and a healthcare plan. There were 16 employees at September 30, 2010, two of which are executive officers.

Property, Website and Equipment; Depreciation and Amortization

●
Property and computer equipment are stated at cost less accumulated depreciation.  Expenditures for maintenance and repairs are charged to income as incurred.  Additions, improvements and major replacements that extend the life of the asset are capitalized. The initial cost of the website has been capitalized. Once the site is considered operating, future costs to maintain the site will be expensed as incurred.   The cost and accumulated depreciation and amortization related to assets sold or retired are removed from the accounts and any gain or loss is credited or charged to income in the period of disposal.

●
The Company accounts for web site costs in accordance with FASB Topic 350 “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use and FASB Topic 350 “Accounting for Web Site Development Costs”.  As a result, costs associated with the web site application and infrastructure development stage are capitalized.  Amortization of costs commenced once the web site was ready for its intended use.

●
For financial reporting purposes, depreciation and amortization is provided on the straight-line method over the estimated useful lives of depreciable assets.  Financial reporting provisions for depreciation and amortization are generally based on the following annual rates and estimated useful lives:

Type of Asset	Rates	Years

Computer and equipment	20% - 0%	2 – 5 years
Website Development Costs	20%	5 years
Leasehold improvements (or life of lease where applicable)	20% - 50%	2 – 5 years

3.	Going Concern

●
The Company's financial statements are prepared using generally accepted accounting principles, which contemplate the realization of assets and liquidation of liabilities in the normal course of business.  Because the business is new and has no history and nominal sales, no certainty of continuation can be stated.

●
Management is taking steps to raise additional funds to address its operating and financial cash requirements to continue operations in the next twelve months. Management has devoted a significant amount of time in the raising of capital from additional debt and equity financing. However, the Company’s ability to continue as a going concern is dependent upon raising additional funds through debt and equity financing and generating revenue. There are no assurances the Company will receive the necessary funding or generate revenue necessary to fund operations.

●
These factors, and our lack of ability to meet our obligations from current operations, and the need to raise additional capital to accomplish our objectives, create a substantial doubt about our ability to continue as a going concern.

4.	Property, Website And Computer Equipment

●	Property and equipment at September 30, 2010 and December 31, 2009 consisted of the following:

	September 30, 2010	December 31, 2009
Office and computer equipment	64,137	$87,175
Web site and software	469,951	91,870
Total property, Web site and computer equipment	534,088	$179,045
Less: accumulated depreciation and amortization	(75,767)	(5,415)
	$458,321	$173,630

Depreciation and amortization expense totaled $39,107 and $71,773 for the three months and nine months ended September 30, 2010, respectively.

●
In the second quarter, the Company exited office space it had been subleasing from Beyond Commerce and moved into new office space.  The Company recorded a disposition charge for certain improvements to the former space with acquisition costs of $23,038, net of accumulated depreciation of $1,421.

5.	Other Current Assets

●	Other current assets consist of the following at September 30, 2010 and December 31, 2009.

	September 30, 2010	December 31, 2009
Credit Card receipts in transit	$27,724	$19,743
Employee Advances	-	5,613
Prepaid expenses	36,760	-
Deferred customer acquisition costs (see Note 7)	51,593	-
TOTAL	$116,077	$25,356

6.	Other Assets

	September 30, 2010	December 31, 2009
Credit Card processor retention	$23,276	$11,136
Security and other deposits	14,241	-
TOTAL	$37,517	$11,136

●	Other assets consist of the following at September 30, 2010 and December 31, 2009.

7.	Other Current Liabilities

●	Other current liabilities consist of the following at September 30, 2010 and December 31, 2009.

	September 30, 2010	December 31, 2009
Licenses fees – Beyond Commerce, Inc.	$-	$12,292
Accrued commissions	68,645	7,272
Accrued expenses	15,586	-
Accrued interest	35,675	-
Deferred revenue	51,593
Advances from Affiliate - Beyond Commerce, Inc.	150,718	187,485
Advances from Affiliate - ABV3	50,983
TOTAL	$373,200	$207,049

In accordance with it’s revenue recognition policy, the Company is deferring revenue generated by its web storefront owners who enter into its “Store Owner” (“SO”) and “Super Store Owner” (“SSO”)Brand Builder plans.  The Company is currently deferring that revenue over a 90 day period, which has resulted in the Company including $51,593 as deferred revenue, which will be amortized to revenue over the following quarter.  In connection with the deferral of revenue, the Company has deferred certain commissions paid to people in its Brand Builder plan who referred in the new SO and SSO customers.  The Company is deferring those customer acquisition costs over the same period (see Note 5).  During the start up period of the Brand Builder plan, the Company offered a special promotion on its commission payouts, such that during the period ended September 30, 2010, the Company paid a commission equal to 100% of the revenue generated by the signing up of the new SO & SSO customers.  This promotion will end in the period ended December 31, 2010.

8.	Short Term Debt – Notes Payable

		as of	Maturity	Conversion	Interest
		9/30/2010	Date	Date	rate
Harborview Master Fund, L.P.	(a)	$100,000	11/9/2010	secured	10%
Harborview Master Fund, L.P.	(b)	25,000	11/16/2010	secured	10%
Harborview Master Fund, L.P.	(d)	150,000	12/8/2010	secured	10%
sub-total		$275,000
Brio Capital	(c)	$100,000	2/12/2011	secured	12%
Templeton	(e)	10,000	3/14/2011	secured	12%
Notes Payable		385,000
Less: Discount		(384,315)
Total Notes Payable		$685

●
(a) On August 10, 2010, we issued secured convertible notes in the aggregate principal amount of $100,000 and five-year warrants to purchase an aggregate of 100,000 shares of common stock at an initial exercise price of $0.30 per share in exchange for aggregate cash proceeds of $100,000 in a Private Placement exempt from registration with the Securities and Exchange Commission

●
(b) On August 16, 2010, we issued secured convertible notes in the aggregate principal amount of $25,000 and five-year warrants to purchase an aggregate of 25,000 shares of common stock at an initial exercise price of $0.30 per share in exchange for aggregate cash proceeds of $25,000 in a Private Placement exempt from registration with the Securities and Exchange Commission

●
(c) On August 18, 2010, we issued secured convertible notes in the aggregate principal amount of $100,000 and five-year warrants to purchase an aggregate of 100,000 shares of common stock at an initial exercise price of $0.30 per share in exchange for aggregate cash proceeds of $100,000 in a Private Placement exempt from registration with the Securities and Exchange Commission.

●
(d) On September 8, 2010, we issued secured convertible notes in the aggregate principal amount of $150,000 and five-year warrants to purchase an aggregate of 150,000 shares of common stock at an initial exercise price of $0.30 per share in exchange for aggregate cash proceeds of $150,000 in a Private Placement exempt from registration with the Securities and Exchange Commission

●
(e) On September 22, 2010, we issued secured convertible notes in the aggregate principal amount of $10,000 and three-year warrants to purchase an aggregate of 3,333 shares of common stock at an initial exercise price of $1.50 per share in exchange for aggregate cash proceeds of $10,000 in a Private Placement exempt from registration with the Securities and Exchange Commission

●	The above referenced notes contain essentially the same terms and conditions as the notes described in Note 9.

9.	Long Term Debt – Notes Payable

	as of	Maturity		Interest
	9/30/2010	Date		rate
Harborview Master Fund, L.P.	$500,000	10/23/2011	secured	10%
Monarch Capital Fund, Ltd.	500,000	10/23/2011	secured	10%
sub-total	$1,000,000
Harborview Master Fund, L.P.	213,375	10/23/2011	secured	10%
Krieger & Prager, LLP	42,500	10/23/2011	secured	10%
Notes Payable	$1,255,875
Less: Discount	(853,143)
Total Notes Payable	$402,732

●
On April 23, 2010, we issued secured convertible notes in the aggregate principal amount of $1,255,875 and five-year warrants to purchase an aggregate of 3,333,333 shares of common stock at an initial exercise price of $0.30 per share in exchange for aggregate cash proceeds of $1,000,000 and the exchange of existing notes payable acquired in the Merger with principal amount of $255,875 in a Private Placement exempt from registration with the Securities and Exchange Commission. Purchasers that invested in the Private Placement through the exchange of prior obligations did not receive any Investor Warrants under the Securities Purchase Agreement. These Notes are due October 23, 2011, and are convertible, in whole or in part, at each holder’s option, into shares of our common stock at an initial conversion price of $0.30 per share. We may prepay 100%, but not less than 100%, of the Notes upon at least 20 days, but no more than 30 days, prior written notice. Should we, at any time while the Notes or the warrants are outstanding, sell or grant any option to purchase or sell or grant any right to re-price, or otherwise dispose of or issue any common stock or common stock equivalents entitling any party to acquire shares of our common stock at a price per share less than the then existing conversion price of the Notes or exercise price of the warrants, the conversion price of the Notes and the exercise price of the warrants shall be reduced to equal that lower price (See Note 9). We are prohibited from effecting the conversion of the Notes to the extent that as a result of such conversion the holder of the Notes would beneficially owns more than 4.99% in the aggregate of the issued and outstanding shares of our common stock immediately after giving effect to the issuance of shares of our common stock upon the conversion. The Notes provide for interest on the aggregate unconverted and then outstanding principal amount at a rate of 10% interest per annum, payable quarterly in cash or common stock, at our option. If interest is paid in common stock, however, the shares shall be valued at the lower of (i) the conversion price then in effect or (ii) 90% of the average closing bid price for the 10 day period prior to the interest payment date.  The Notes are senior indebtedness and the holders of the Notes have a security interest in substantially all of our assets.  In connection with the Notes Payable, each of our executive officers, directors and certain beneficial holders of more than 10% of our common stock entered into lock-up agreements pursuant to which they agreed not to sell or otherwise transfer any of their shares of common stock until April 23, 2011, subject to certain limited exemptions.

In accordance with a registration rights agreement we entered into in connection with the Private Placement, we agreed to file a registration statement with the SEC to register the re-sale of the shares underlying the Notes and the Warrants within 90 days of issuance.  The filing of the registration statement was made within the terms of the Note.  However, the registration rights agreement also imposes a cash payment penalty of 1% per month on the investment amount of the respective Note, or $12,558.75, for failure to have the registration statement declared effective within 180 days of the date of the issuance of the respective Notes. Failure to have the registration statement declared effective by Securities and Exchange Commission within the foregoing time period will force the Company to incur the cash payment penalty each month until rectified. There is no maximum cash payment penalty amount that will limit this potential liability.  As of September 30, 2010, the registration statement had not been declared effective.  However, the 180 day period had not expired.  Accordingly the Company has not provided for any reserve on its financial statements for this penalty at this time.  See, Note 15, “Subsequent Events.

10.	Capital Stock Activity

●
In 2009 the Board of Directors amended the Company’s Articles of Incorporation to allow for the issuance of two (2) classes of stock designated as Preferred Stock and Common Stock. We are authorized to issue 500,000,000 shares of common stock, par value $0.0001 per share, and 25,000,000 shares of preferred stock, par value $0.0001 per share.  As of September 30, 2010, there were 51,207,380 shares of our common stock, and no shares of our preferred stock, issued and outstanding. As of September 30, 2010 our authorized capital stock consisted of 500,000,000 shares of common stock, par value $.0001 per share.

Holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

●
In anticipation of, and prior to, the Merger, Duke Delaware’s board of directors and stockholders approved a 1-for-8.4627 forward stock split (the “Stock Split”). Pursuant to the Stock Split, every one (1) share of issued and outstanding common stock was reclassified into 8.4627 whole post-split shares of common stock. In addition, following the Stock Split, the Merger and the Warrant Exercise, Harborview Master Fund, L.P. (“Harborview”) consented to the cancellation of an aggregate of 74,588,190 shares of common stock then held by Harborview (the “Stock Cancellation”)

●
On April 22, 2010, Duke Mining Company, Inc., a Delaware corporation (“Duke Delaware”) entered into an Agreement and Plan of Merger (the “Reorganization Agreement”), with KaChing KaChing, Inc., a Nevada corporation (“KaChing Nevada”), which provided that KaChing Nevada would merge with and into Duke Delaware (the “Merger”), with Duke Delaware being the surviving corporation and changing its name to “Kaching Kaching, Inc.” (“KaChing,” “we” or the “Company”).  The Merger was effective on April 22, 2010, when a certificate of merger was filed in the State of Delaware and an articles of merger was filed in the State of Nevada. In connection with the Merger, each share of KaChing Nevada’s common stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive 2.0794314 shares of Duke Delaware’s common stock (the “Exchange Ratio”), and each warrant to purchase KaChing Nevada’s common stock was converted on the same basis into a warrant to purchase KaChing’s common stock. An aggregate of 20,794,314 shares of Duke Delaware’s common stock were issued to the holders of KaChing’s common stock in connection with the Merger and an aggregate of 21,705,686 shares of Duke Delaware’s common stock were reserved for issuance under KaChing Nevada’s outstanding warrants. These warrant shares were subsequently adjusted to 21,443,019 shares of common stock based on sundry cancellations and reissues of stock.  Immediately following consummation of the Merger, the holders of the former KaChing Nevada warrants exercised such warrants in full and were issued an aggregate of 21,443,019 shares of common stock of Duke Delaware for contribution of services rendered to the Company (the “Warrant Exercise”).

In February 2010, the Company was advanced $25,000 in cash from one accredited investor and subsequent to the Merger issued to the investor 236,667 shares of common stock.

In conjunction with the Merger described above, we entered into employment agreements with certain officers of the Company.  Those employment agreements included the issuance of 1,133,333 shares of our common stock to those officers under our 2009 Stock Option Plan described below in the amount of 1,133,333 shares.  The shares vested immediately. We recorded compensation expenses of $121,515.  The Company valued these shares based on the February 2010 transaction noted above.

On August 18, 2010, the Company entered into a non-exclusive arrangement with a consultant in exchange for 50,000 shares of common stock valued at $95,000 for business development and acquisition identification advisory services in connection with various merger and acquisition strategies.

On August 26, 2010, the Company issued 100,000 three year warrants with an exercise price of $1.00 to a consultant for services rendered.  The Company valued the warrants using the Black Scholes valuation model.

On September 29, 2010, the Company entered into a non-exclusive arrangement with a consultant in exchange for 50,000 shares of common stock valued at $135,000 for public relations and business advisory services.

Dividends

The Company has never declared or paid any dividends.

Warrants

The following is a summary of the Company’s outstanding common stock purchase warrants:

Exercise	Outstanding	Issued in	Transferred/	Outstanding
Price	December 31, 2009	2010	Exercised	September 30, 2010
$0.001	-	21,443,019	21,443,019	-
$0.30	-	3,708,333	-	3,708,333
$1.50	-	3,333	-	3,333

Total	-	25,154,685	21,443,019	3,711,666

Upon incorporation of the Company, it was the intent of the Company to issue warrants to certain employees and consultants of the Company for their assistance with starting up and working with the new company.  We authorized for issuance at the Company’s first board of directors meeting in February 2010 warrants to acquire 21,443,019 shares of our common stock with an exercise price of $0.001 per share and a term of 5 years.  All of the warrants vested immediately.

Because we set the exercise price of the warrants at our common stock’s par value, we valued those warrants as if we had issued common stock.  We calculated the fair value of our common stock at $0.0121 per share as of the February 2010 issuance.   At the time of issuance of the warrants, KaChing Nevada was a wholly owned subsidiary of Beyond Commerce, Inc. and had no publicly traded stock of its own in which to readily determine the stock’s fair value.  We thus estimated the fair value of KaChing Nevada common stock based off of the enterprise value of Beyond Commerce, Inc., whose common stock was then publicly traded.

2009 Stock Option Plan-

On April 13, 2009, we adopted an equity incentive plan, the 2009 Equity Incentive Plan (the “Equity Plan”), pursuant to which we are authorized to grant options, restricted stock and stock appreciation rights to purchase up to 3,500,000 shares of common stock to our employees, officers, directors, consultants and advisors.  The Equity Plan provides for awards of incentive stock options, non-statutory stock options, and rights to acquire restricted stock.  Incentive stock options granted under the Equity Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  Non-statutory stock options granted under the Equity Plan are not intended to qualify as incentive stock options under the Code.

On July 16, 2010, the Board of Directors authorized an increase to the number of shares of common stock reserved under the plan by 6,000,000 to a total of 9,500,000 shares of common stock issuable under the Equity Plan.

As of September 30, 2010, there were 8,366,667 shares of our common stock reserved for issuance pursuant to awards to be granted under our Equity Plan.  As of the same date, there were no awards outstanding under the Equity Plan.

Convertible Securities

On April 23, 2010, we issued secured convertible notes in the aggregate principal amount of $1,255,875 in exchange for aggregate cash proceeds of $1,000,000 and five-year warrants to purchase an aggregate of 3,333,333 shares of common stock at an initial exercise price of $0.30 per share and the agreement of certain creditors of Duke Delaware agreeing to convert prior obligations of Duke Delaware into Notes (the “Private Placement”). Purchasers that invested in the Private Placement through the conversion of prior obligations did not receive any Investor Warrants under the Securities Purchase Agreement. These Notes are due October 23, 2011, and are convertible, in whole or in part, at each holder’s option, into shares of our common stock at an initial conversion price of $0.30 per share.  As such, 4,186,250 shares of common stock are issuable under the conversion feature of the notes.

During the three month period ended September 30, 2010 we issued secured convertible notes in the aggregate principal amount of $385,000 in exchange for aggregate cash proceeds of $385,000 and five-year warrants to purchase an aggregate of 375,000 shares of common stock at an initial exercise price of $0.30 per share and 3 year warrants to purchase an aggregate 3,333 shares of common stock at an initial exercise price of $1.50. These Notes are due between November 9, 2010 and March 14, 2011, and are convertible, in whole or in part, at each holder’s option, into 375,000 shares of our common stock at an initial conversion price of $0.30 per share and 10,000 shares of our common stock at an initial conversion price of $0.75.  As such, 385,000 shares of common stock are issuable under the conversion feature of the notes (see Note 8).

The Company has certain convertible notes and warrants with conversion features and/or exercise features that can reset the conversion and/or exercise price based on future equity transactions. The Company valued the warrants and conversion feature of this note and bi-furcated them from the host contract as a derivative by recognizing an additional liability for the fair value assigned to those derivative features of approximately $1,004,439 at inception of the agreements for the long term notes obtained during the three month period ended June 30, 2010.  During the three month period ended September 30, 2010 the company recorded discounts on the notes secured during the period of $385,000 related to the value of the warrants and bifurcated conversion/exercise features.  These discounts are being  amortized over the term of the notes at effective rates ranging between 112% and 4088%.  At September 30, 2010 the value of the derivative was approximately $4,625,492.  The change in the derivative was reported in the statement of operations for the nine month period ended September 30, 2010.  The portion of derivative liability that is classified as short term pertains to the short term debt.  The remaining long term portion relates to long term debt and warrants.

The Company used a modified binomial pricing model to value the conversion feature and warrants.  The modification to the binomial model incorporated variables to (a) account for the probability of future equity issuances below the current base conversion price of the secured convertible notes and the exercise price of the warrants (b) minimum expected time when the Company might issue such additional securities and (c) absolute minimum expected issuance value.  These modifications resulted in a multi-layered lattice model.

The following table presents the significant assumptions used in the binomial model:

	Inception (April 22, 2010)	Inception (Various Q3, 2010)	September 30, 2010

Fair value of the common stock	$0.30	$0.75	$0.75
Volatility	70%	70%	70%
Risk free rate (secured conv note/warrant)	0.80%/2.60%	0.20%/1.4%	0.20%
Term (secured conv note/warrant)	1.5 years/ 5 years	(Average) 0.25 years/5 years	(Average) 0.45 years/ 4.81 years
Probability range of future issuances below base	0% through 100%	0% through 100%	0% through 100%
Range of future minimum issuance price	$0.30 to $0.0001	$0.30 to $0.0001	$0.30 to $0.0001

11.	Commitments and Contingencies

●
The Company leases certain office space, under operating leases which generally require the Company to pay taxes, insurance and maintenance expenses related to the leased property.  On April 26, 2010, the Company entered into a one year lease for approximately 4,000 square feet in Henderson, Nevada which houses its corporate office. The monthly rental for this lease is approximately $6,500.

12.	Significant Customers and Suppliers

●
The Company expects to derive a significant portion of its revenue from e-commerce based suppliers. This is a very competitive market with many suppliers for the products the Company offers. The Company believes that it can replace any one product line with another supplier without any disruptions in activity.

13.	Segment Reporting

●
The Company considers itself to be operating in one business segment, the internet sales, e-commerce business. This activity will represent essentially all of the significant revenue generated by the Company.

14.	Related Parties

●
Mr. Rhett J. McNulty, the son of Robert J. McNulty Chairman of KaChing KaChing, Inc., is the managing partner of Linlithgow Holdings, LLC.  Linlithgow Holdings, LLC currently owns 19.9 % of this Company and is a family trust of the McNulty family.  Mr. McNulty, our Chief Executive Officer has no voting control over the holdings of  Linlithgow Holdings and disclaims beneficial ownership of the shares owned by Linlithgow Holdings.

●
Beyond Commerce, Inc. (BYOC) currently owns approximately 20.65% of this Company.  Mr. McNulty, Mr. Noffke and Mr. White are currently officers of this Company and also officers of Beyond Commerce, Inc., and Mr. Williams is also a director of both this Company and Beyond Commerce, Inc.   On October 21, 2009, the Company entered into Master License Agreement (“License Agreement”) with Beyond Commerce, Inc. (“BYOC”) pursuant to which we retained BYOC to provide certain back-end and order processing services that we provide to our Web Store Owners on the KaChing website.

Pursuant to the License Agreement, the Company is required to pay to BYOC five percent (5%) of the aggregate gross sales from all Web Stores during the prior month in which BYOC provided such back-end and order processing services. Commencing with the first anniversary of the License Agreement, the percentage of the aggregate gross sales payable to BYOC will be increased to seven percent (7%).  The License Agreement has a term of five years.

We currently are operating under an informal, temporary modification of the terms of the Master License Agreement. During the past few months, BYOC has permitted its employees who were providing services to us under that Master License Agreement to work directly for us and to be paid by us.  Since BYOC has not been paying these employees, we have agreed with BYOC to suspend the monthly fee that we are required to pay BYOC.   We anticipate that this informal, temporary arrangement will continue through the end of the current calendar year, at which time we may opt to extend term of this informal arrangement or renegotiate the terms of the Master License Agreement with BYOC.  Prior to the suspension of the Master License Agreement the Company paid $0 and $14,266 for the three and nine month periods ended September 30, 2010 under the Agreement.

●	ABY3 is an entity owned and controlled by the Company's Chief Executive Officer and Chairman of the Board, Robert McNulty.

15.	Subsequent Events

●
On October 1, 2010, we issued 104,657 shares of our common stock in payment of $31,398 in interest accrued for the quarter ended September 30, 2010 pursuant to the Convertible Secured Notes dated April 23, 2010 (see note 9).

●
On October 4, 2010, we issued a secured convertible note in the aggregate principal amount of $100,000 and five-year warrants to purchase an aggregate of 100,000 shares of common stock at an initial exercise price of $0.30 per share in exchange for aggregate cash proceeds of $100,000 to one existing stockholder of the Company in a Private Placement exempt from registration with the Securities and Exchange Commission.

●	On October 7, 2010, we issued 50,000 shares of our common stock for compensation related to consulting services.

●
On October 18, 2010, we issued a secured convertible note in the aggregate principal amount of $100,000 and five-year warrants to purchase an aggregate of 100,000 shares of common stock at an initial exercise price of $0.30 per share in exchange for aggregate cash proceeds of $100,000 to one existing stockholder of the Company in a Private Placement exempt from registration with the Securities and Exchange Commission.

●
On October 27, 2010, we issued secured convertible notes in the aggregate principal amount of $50,000 and five-year warrants to purchase an aggregate of 83,334 shares of common stock at an initial exercise price of $0.30 per share in exchange for aggregate cash proceeds of $50,000 to two existing stockholders of the Company in a Private Placement exempt from registration with the Securities and Exchange Commission.

●	On October 27, 2010, we issued 200,000 shares of our common stock for compensation related to consulting services which were subsequently cancelled in December 2010.

●
On November 1, 2010, we issued a secured convertible note in the aggregate principal amount of $50,000 and five-year warrants to purchase an aggregate of 83,333 shares of common stock at an initial exercise price of $0.30 per share in exchange for aggregate cash proceeds of $50,000 to one existing stockholder of the Company in a Private Placement exempt from registration with the Securities and Exchange Commission.

●
On November 3, 2010, we issued a secured convertible note in the aggregate principal amount of $50,000 and five-year warrants to purchase an aggregate of 83,333 shares of common stock at an initial exercise price of $0.30 per share in exchange for aggregate cash proceeds of $50,000 in a Private Placement exempt from registration with the Securities and Exchange Commission.

●
Certain convertible notes of the Company entered into on April 22, 2010 required the filing and effectiveness of a registration statement no later than six months after that date.  Should the registration statement not be declared effective the Company would be subject to penalties of 1% per month of the principal amount of the note ($12,559 per month).  In November the Company was granted a three month extension on the effective date requirement. The Company believes it will meet the requirement within the extension period.

●	On November 8, 2010 the $100k Convertible Note due on November 9, 2010 was amended in that the maturity date of the note was extended to January 27, 2011.

●	On November 15, 2010 three notes totaling $225,000 with maturity dates ranging from November 11, 2010 to December 8, 2010 were amended in that the maturity dates of said notes is now January 27, 2011.

●
On November 15, 2010 the Company entered into an Asset Purchase Agreement (the “Agreement”) with ShopToEarth, Inc., a Nevada corporation (“STE”) and a direct sales affiliate e-commerce online retailer. Under the Agreement, the Company agreed to issue 2,231,295 shares of its common stock (1,231,295 to be distributed immediately and 1,000,000 to be held in escrow for release in equal installments beginning on the 7th month anniversary of the Agreement and continuing until the 12th month anniversary upon the completion of certain goals) for certain selected assets, which includes intellectual property, trademarks, marketing materials, and sales representatives relating to STE’s business.  The Company is assuming a nominal amount of liabilities, limited to what is specially defined in the Agreement.

Certain disclosures regarding the value of assets acquired and liabilities assumed, including any goodwill are not yet determinable as the initial accounting has not been completed yet.  Additionally the initial accounting related to historical revenues and expenses is not yet complete.

On December 2, 2010 the Company entered into a Securities Purchase Agreement with four (4) accredited investors for Convertible Promissory Notes for an investment amount of $850,000.  The Notes issued to these investors are convertible at an initial conversion price of $.40, and the Warrants have an initial exercise price of $.40.  Additionally, five (5) accredited investors (“Prior Investors”) who had previously purchased a total of $773,000 in principal amount of the Convertible Promissory Notes and 1,068,334 Warrants (the "Prior Transactions"), entered into Securities Purchase Agreements under which they were issued new Convertible Promissory Notes and Amended and Restated Warrants in exchange for the Notes and Warrants previously issued under the Prior Transactions.  These Notes are due June 1, 2012, and are convertible, in whole or in part, at each holder’s option, into shares of our common stock at an initial conversion price of $0.40 per share for the new investors, and at $.30 per share for the Prior Investors.

Additionally, on December 2, 2010, in connection with the Securities Purchase Agreement, the Company issued ("Warrants") to purchase an aggregate of 2,125,000 shares of our common stock to the four investors and 1,562,051 warrants to purchase additional shares of Common Stock to the Prior Investors. Such Warrants entitle the holders to purchase shares of our common stock at an exercise price of $0.40 per share for the four new investors and an exercise price of $.30 per share for the Prior Investors (subject to adjustment), and will expire five years from  December 2, 2010.

On December 16, 2010 the “Company entered into a Securities Purchase Agreement with an accredited investor for a Convertible Promissory Note and Warrants for their investment amount of $300,000. The Note issued to the investor is convertible at an initial conversion price of $0.40, and the 750,000 Warrants issued have an initial exercise price of $0.40.

On December 31, 2010 the Company entered into a Securities Purchase Agreement with an accredited investor for a Convertible Promissory Note and Warrants for their investment amount of $150,000. The Note issued to the investor is convertible at an initial conversion price of $0.40, and the 375,000 Warrants have an initial exercise price of $0.40.

The Placement Agent who represented the Company in the sale of the $1,300,000 Notes to the New Investors received a cash payment of $42,500, a Note of $42,500 and 143,750 Warrants on the same terms as the investors as its compensation under its Placement Agreement.  In connection with the Securities Purchase Agreement, all of the existing Note Holders waived any defaults.

The terms of the Convertible Promissory Note and Warrants issued in December are more fully described in the Form 8-K filed by the Company on December 7, 2010.

16.	Net Loss per Share of Common Stock

●
The Company has adopted FASB Topic 260, "Earnings per Share," which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic loss per share of common stock is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year.  Basic net loss per common share is based upon the weighted average number of common shares outstanding during the period. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. However, shares associated with convertible debt and stock warrants are not included because the inclusion would be anti-dilutive (i.e. reduce the net loss per common share).

●
The table below excludes 5,469,583 shares issuable upon the conversion of convertible notes, 3,821,666 shares issuable upon conversion of warrants and 8,366,667 shares available but not issued under the Equity Plan as they would be anti-dilutive.

	Three Months	Nine Months
	Ended	Ended
	September 30, 2010	September 30, 2010

Numerator - basic and diluted loss per share net loss	$(4,701,750)	$(5,873,908)

Net loss available to common stockholders	$(4,701,750)	$(5,873,908)

Denominator - basic and diluted loss per share - weighted average common shares outstanding	51,131,036	36,866,870

Basic and diluted earnings per share	$(0.09)	$(0.16)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of KaChing KaChing, Inc.

We have audited the accompanying balance sheet of KaChing KaChing, Inc.  as of December 31, 2009, and the related statement of operations, stockholders’ equity, and cash flows for the period from inception (September 17, 2009) through December 31, 2009. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KaChing KaChing, Inc.  as of December 31, 2009, and the results of its operations and its cash flows for the period from inception (September 17, 2009) through December 31, 2009  in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company is in the development stage, and is dependent on raising capital to fund operations.  These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 2 to the financial statements, the Company restated its 2009 financial statements.

/s/ Beckstead and Watts, LLP

Henderson, NV

March 15, 2010, except for Note 2, as to which the date is September 30, 2010

KaChing KaChing, Inc.
(A Development Stage Company)
December 31, 2009
BALANCE SHEET

December 31, 2009
Audited
(As restated)
ASSETS
Current assets :
Other current assets	$25,356
Total current assets	$25,356

Total Property, Plant & Equipment, net	173,630

Other assets	11,136

Total assets	$210,122

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
$

Accounts Payable	$83,610
Other current liabilities	207,049
Deferred revenue	-
Total current liabilities	$290,659

Stockholders’ Deficit :
Common stock, $0.0001 par value, 500,000,000 shares authorized as of December 31, 2009 and 20,794,314 outstanding. - as restated	$2,079
Additional paid in capital. - as restated	98,696
Accumulated deficit	(181,312)
Total stockholders' deficit	$(80,537)

Total Liabilities and Stockholders' Deficit	$210,122

The accompanying notes are an integral part of these financial statements.

KaChing KaChing, Inc.
 (A Development Stage Company)
STATEMENT OF OPERATIONS
For the period of inception
(September 17, 2009)
through December 31, 2009

Period from inception (September 17, 2009) through December 31, 2009
Revenues	$243,783

Operating expenses
Commissions - licenses	109,519
Selling general & administrative	292,326
Professional fees	23,250
Total costs and operating expenses	$425,095

Loss from operations before income taxes	$(181,312)
Provision for income tax	-
Net loss	$(181,312)

Basic and diluted net loss per common share. - as restated	$(0.01)
Weighted average shares of capital outstanding - basic. - as restated	20,794,314

The accompanying notes are an integral part of these financial statements.

KaChing KaChing, Inc.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
For the period of inception
(September 17, 2009)
through December 31, 2009
(Audited)

Period from inception
(September 17, 2009)
through December 31,
2009
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(181,312)
Adjustments to reconcile net (loss) to net
Cash provided by (used for) operating activities:
Depreciation, and amortization	5,415

Changes in components of working capital :
Increase (decrease) in deferred revenue	-
(Increase) decrease in other current assets	(25,356)
Increase in accounts payable	83,610
Increase in other current liabilities	19,564
Increase in other assets	(11,136)
Net cash provided (used) by operating activities	(109,215)

CASH FLOWS FROM INVESTING ACTIVITIES:

Capital Expenditures	$(91,870)
Net cash provided by investing activities:	$(91,870)

CASH FLOWS FROM FINANCING ACTIVITIES:

Advance from Affiliate - net	$187,485
Contributed Capital	13,600
Net cash provided by (used in) financing activities:	$201,085

NET INCREASE IN CASH AND CASH EQUIVALENTS	$-

Cash and cash equivalents, beginning of period	-
Cash and cash equivalents, end of period	-
Interest paid	$-
Taxes paid	$-

The accompanying notes are an integral part of these financial statements.

KaChing KaChing, Inc.
(A Development Stage Company)
STATEMENTS OF STOCKHOLDERS’ DEFICIT
For the period of inception
(September 17, 2009)
through December 31, 2009
(Audited)

	Common Stock		Preferred Stock		Additional	Accumulated	Stockholders
	Shares	Par Value	Shares		Paid in Capital	Deficit	Equity
	(as restated)	(as restated)			(as restated)
Balance, September 17, 2009 (inception)	-	-	-	-	-	-	-
	-	-	-	-

Shares issued to founders for property	20,794,314	2,079			98,696		100,775
Net loss						(181,312)	(181,312)
Balance, December 31, 2009 - as restated	20,794,314	2,079	$0	$-	$98,696	$(181,312)	$(80,537)

The accompanying notes are an integral part of these financial statements.

KACHING KACHING, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Audited)

1.	Description of Business	●
KaChing KaChing, Inc.  (“KaChing or the “Company”) is a Nevada Corporation organized September 17, 2009 and commenced operations at that time. KaChing KaChing, Inc.  recently launched its web site KaChingKaChing.com, KACHING KACHING is an e-commerce solution that provides individual Store Owners with the ability to create, manage and earn money from product sales generated from their individual online web stores. KACHING KACHING leverages social shopping trends by allowing customers to contribute reviews and ratings on each product sold in the store. These reviews are aggregated across KACHING KACHING storefronts.  Store Owners subscribe to a Monthly License and can sell products from their site and earn commissions.

		●	The Company currently maintains its corporate office in Henderson, Nevada.

2.	Restatement due to Subsequent Event – Recapitalization and Merger	●
On April 22, 2010, Duke Mining Company, Inc., a Delaware corporation (“Duke Delaware”) entered into an Agreement and Plan of Merger (the “Reorganization Agreement”), with KaChing KaChing, Inc., a Nevada corporation  (“KaChing Nevada”), which provided that KaChing Nevada would merge with and into Duke Delaware (the “Merger”), with Duke Delaware being the surviving corporation and changing its name to “Kaching Kaching, Inc.” (“KaChing,” “we” or the “Company”).  The Merger was effective on April 22, 2010, when a certificate of merger was filed in the State of Delaware and an articles of merger was filed in the State of Nevada. In connection with the Merger, each share of KaChing Nevada’s common stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive 2.0794314 shares of Duke Delaware’s common stock (the “Exchange Ratio”), and warrants which were issued in February 2010 to purchase KaChing Nevada’s common stock was converted on the same basis into a warrant to purchase KaChing’s common stock. An aggregate of 20,794,314 shares of Duke Delaware’s common stock were issued to the holders of KaChing’s common stock in connection with the Merger and an aggregate of 21,705,686 shares of Duke Delaware’s common stock were reserved for issuance under KaChing Nevada’s outstanding warrants. These warrant shares were subsequently adjusted to 21,443,019 shares of common stock based on sundry cancellations and reissues of stock.  Immediately following consummation of the Merger, the holders of the former KaChing Nevada warrants exercised such warrants in full and were issued an aggregate of 21,443,019 shares of common stock of Duke Delaware for contribution of services rendered to the Company (the “Warrant Exercise”).  Both the equity section of the Balance Sheet and the Statements of Stockholder’s Deficit have been revised to reflect the recapitalized common stock issued and outstanding as of December 31, 2009.

	As Originally Reported	Effect of Change	As restated
Balance Sheet
Common Stock	10,000	(7,921)	2,079
Additional paid in capital	90,775	7,921	98,696

Statements of Operations
Basic and diluted net loss per common share	(0.02)	0.01	(0.01)

Statement of Stockholder's Deficit	10,000,000	10,794,314	20,794,314
Common Stock shares issued	10,000	(7,921)	2,079
Par Value	90,775	7,921	98,696
Additional paid in capital

3.	Summary of Significant Accounting Policies	●	Management is responsible for the fair presentation of the Company’s financial statements, prepared in accordance with U.S. generally accepted accounting principles (GAAP).

	Use of Estimates	●
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates are used in the determination of depreciation and amortization, the valuation for non-cash issuances of common stock, and the website, income taxes and contingencies, among others.

	Cash and Cash Equivalents	●
The Company classifies as cash and cash equivalents amounts on deposit in the banks and cash temporarily in various instruments with original maturities of three months or less at the time of purchase. The Company’s cash management system is integrated within two separate banking institutions.

	Fair Value of Financial Instruments	●
Statement of financial accounting standard FASB Topic 820, Disclosures about Fair Value of Financial Instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for assets and liabilities qualifying as financial instruments are a reasonable estimate of fair value.

	Development Stage Enterprise	●
The Company has been devoting most of its efforts to raising capital and developing a business plan and, consequently, meets the definition of a Development Stage Enterprise, as defined in Statement of Financial Accounting Standards FASB Topic 915 “Accounting and Reporting for Development Stage Enterprises.”   Under FASB Topic 915, certain additional financial information is required to be included in the financial statements for the period from inception of the Company to the current balance sheet date.

Property, Website and Equipment; Depreciation and Amortization	●
Property and computer equipment are stated at cost less accumulated depreciation.  Expenditures for maintenance and repairs are charged to income as incurred.  Additions, improvements and major replacements that extend the life of the asset are capitalized. The initial cost of the website has been capitalized. Once the site is considered operating, future costs to maintain the site will be expensed as incurred.   The cost and accumulated depreciation and amortization related to assets sold or retired are removed from the accounts and any gain or loss is credited or charged to income in the period of disposal.

●
The Company accounts for web site costs in accordance with FASB Topic 350 “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use and FASB Topic 350 “Accounting for Web Site Development Costs”.  As a result, costs associated with the web site application and infrastructure development stage are capitalized.  Amortization of costs commenced once the web site was ready for its intended use.

●
For financial reporting purposes, depreciation and amortization is provided on the straight-line method over the estimated useful lives of depreciable assets.  Financial reporting provisions for depreciation and amortization are generally based on the following annual rates and estimated useful lives:

Type of Asset	Rates	Years
Computer and equipment	20% - 50%	2 – 5 years
Website Development Costs	20%	5 years
Leasehold improvements (or life of lease where applicable)	20% - 50%	2 – 5 years

Income Taxes	●	The Company has not generated any taxable income, and, therefore, no provision for income taxes has been provided.

●
Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with FASB Topic 740, "Accounting for Income Taxes", which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. There are no assurances that we will be able to realize these tax benefits and therefore the Company has fully reserved for these benefits.

	●	A valuation allowance has been recorded to fully offset the net deferred tax asset, because the Company believes it is more likely than not that the assets will not be utilized.

	●	The Company’s effective tax rate differs from the statutory rates associated with taxing jurisdictions because of permanent and temporary timing differences as well as a valuation allowance.

Revenue Recognition	●
The Company generates its revenue from Store Licenses sold on its internet website. This allows members to access and present on their individual website the proprietary database I- supply that is presently stocked with close to two million name brand products. These items range from books, digital cameras, kitchen and bath items and office supplies. This retail storefront environment offers easy to use, fully customizable E-commerce services, and revenue solutions for any third party website large or small, and hosts local ads, providing extensive reach for our proprietary advertising partner network platform.

●
All sources of revenue will be recorded pursuant to FASB Topic 605 Revenue Recognition, when persuasive evidence of arrangement exists, delivery of services has occurred, the fee is fixed or determinable and collectability is reasonably assured.

Stock Based Compensation	●	The Company accounts for stock based compensation in accordance with FASB Topic 718, “Share Based Payment”.

Concentration of Credit Risk	●
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits at financial institutions.  At various times during the year, the Company may exceed the federally insured limits.  To mitigate this risk, the Company places its cash deposits only with high credit quality institutions.  Management believes the risk of loss is minimal.  At December 31, 2009 the Company did not have any uninsured cash deposits.

Impairment of Long-lived Assets	●
The Company accounts for long-lived assets in accordance with the provisions of FASB Topic 360, Accounting for the Impairment of Long-Lived Assets. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Fair values are determined based on quoted market value, discounted cash flows or internal and external appraisals, as applicable. During 2009, the Company did not recognize an impairment charge.

Employee Benefits	●	The Company currently plans to offers employees vacation benefits and a healthcare plan. There are 25 employees at December 31, 2009.

Recent Accounting Pronouncements	●
 On September 1, 2009, the Company adopted FASB Topic 820, Fair Value Measurements (“SFAS 157”), for financial assets and financial liabilities. SFAS 157 defines fair value, establishes a framework for measuring fair value under GAAP, and expands disclosures about fair value measurements.

4.	Going Concern	●
The Company's financial statements are prepared using generally accepted accounting principles, which contemplate the realization of assets and liquidation of liabilities in the normal course of business.  Because the business is new and has no history and relatively few sales, no certainty of continuation can be stated.

●
Management is taking steps to raise additional funds to address its operating and financial cash requirements to continue operations in the next twelve months. Management has devoted a significant amount of time in the raising of capital from additional debt and equity financing. However, the Company’s ability to continue as a going concern is dependent upon raising additional funds through debt and equity financing and generating revenue. There are no assurances the Company will receive the necessary funding or generate revenue necessary to fund operations.

5.	Property, Web Site And Computer Equipment	●	Property and equipment at December 31, 2009 consisted of the following:

2009
Office and computer equipment	$87,175
Web site and software	91,870
Total property, Web site and computer equipment	179,045
Less: accumulated depreciation and amortization	(5,415)
$173,630

Depreciation and amortization expense totaled $5,415 at December 31, 2009.

6.	Other Assets	●	Other current assets consist of the following at December 31, 2009.

2009
Credit Card receipts in transit	$19,743
Employee Advances	5,613

TOTAL	$25,356

●	Other assets consist of the following at December 31, 2009.

2009
Credit Card processor retention	$11,136

TOTAL	$11,136

7.	Other Current Liabilities	●	Other current liabilities consist of the following at December 31, 2009.

2009
Licenses fees – Beyond Commerce, Inc.	$12,292
Accrued commissions	7,272
Advances from affiliate– BeyondCommerce, Inc.	187,485
TOTAL	$207,049

8.	Capital Stock Activity	●	In 2009 the Board of Directors amended The Company’s Articles of Incorporation to allow for the issuance of two (2) classes of stock designated as Preferred Stock and Common Stock.

●
The Company was incorporated on September 17, 2009 as a wholly owned subsidiary of Beyond Commerce, Inc.  At inception, the Company issued to Beyond Commerce, Inc. 20,794,314 shares of common stock in exchange for the contribution of tangible property which was recorded by the Company at its then book value reported by Beyond Commerce, Inc.

Subsequent to the year end, Beyond Commerce, Inc. transferred 49% of its stock in KaChing to Linlithgow Holdings LLC in satisfaction of technical services provided by Linlithgow Holdings LLC, to Beyond Commerce, Inc.

		●	The Company’s Articles of Incorporation authorizes the issuance of 500,000,000 shares of common stock, $0.0001 par value per share.

Dividends

		●	The Company has never issued dividends.

Warrants

		●	The Company did not issue any warrants during the period.

Options

		●	The Company has never issued options.

9.	Income Taxes	●	A reconciliation of the statutory income tax rates and the Company’s effective tax rate is as follows:

2009

Statutory U.S. federal rate	34.00%
Permanent differences	.00%
Timing differences	00%
Valuation allowance	(34.00)%

Provision for income tax expense(benefit)	0.0%

●	The tax effects of the temporary differences and carry forwards that give rise to deferred tax assets consist of the following:

2009
Deferred tax assets:
Net operating loss carry forwards	$61,646

Gross deferred tax assets	61,646

Valuation allowance	(61,646)

$0

At December 31, 2009, a valuation allowance for $61,646 has been set up for this deferred asset.

10.	Advances by Affiliates	The Company had expenses paid on their behalf of Beyond Commerce, Inc. a related party of $187,485 during the quarter to supplement its working capital included in current liabilities.

11.	Commitments and Contingencies	●
The Company subleases certain office space, under operating leases which generally require the Company to pay taxes, insurance and maintenance expenses related to the leased property.  The leases for office space have lease extension renewal options for an added two to three years at fair market rent values. The Company believes that in the normal course of business, leases will be renewed or replaced by other leases.  The Company incurred rental expense for the period of inception through December 31, 2009 of $24,578. The Company entered into a sublease in October of 2009 with Beyond Commerce, Inc. a related party.

12.	Significant Customers and Suppliers	●
The Company derives a significant portion of its revenue from e-commerce based suppliers. This is a very competitive market with many suppliers for the products the Company offers. The Company believes that it can replace any one product line with another supplier without any disruptions in activity.

13.	Segment Reporting	●
The Company considers itself to be operating in one business segment, the internet sales, e-commerce business. This activity will represent essentially all of the significant revenue generated by the Company.

14.	Related Parties	●
Mr. Rhett J. McNulty, the son of Robert J. McNulty Chairman of KaChing KaChing, Inc., is the managing partner of Linlithgow Holdings, LLC.  Linlithgow Holdings, LLC currently owns 49% of this Company and is a family trust of the McNulty family.  Mr. McNulty, our Chief Executive Officer has no voting control over the holdings of Linlithgow Holdings and disclaims beneficial ownership of the shares owned by Linlithgow Holdings.

●
As of December 31, 2009 Beyond Commerce, Inc. owns 100% of the issued and outstanding common stock of this Company.   Mr. McNulty, Mr. Noffke and Mr White are currently officers of Beyond Commerce, Inc., and this Company.  Mr. Williams is a director in Beyond Commerce, Inc and this Company.  The Company sublet certain office space, from Beyond Commerce, Inc. from November 1, 2009.  The term of the lease was until January 1, 2012 unless terminated sooner. The Company incurred rental expense for the period inception (September 17, 2009) through December 31, 2009 of $24,578. Beyond Commerce contributed $90,775 in office and computer equipment. In addition BYOC received $12,292 in royalty payments pursuant to the Master Licensing Agreement.

15.	Subsequent Events	●	On February 19, 2010, the Company issued 21,705,687 warrants to purchase the Company Common stock at $0.0001 per share to fifty-four individuals and or entities.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Company relating to the sale of common stock being registered. All amounts are estimates except the SEC registration fee:

SEC Registration Fee	$3,095
Printing Expenses	$3,000
Legal Fees and Expenses	$5,000
Accounting Fees and Expenses	$3,000
Miscellaneous Expenses	$2,000
Total	$16,095

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as us, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our Certificate of Incorporation, as amended, provides that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by Section 145 of the DGCL, as amended from time to time.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

The following provides information about the sales of unregistered securities for the past three years:

●
On December 31, 2010, we sold to one institutional, accredited investor a convertible promissory note in the aggregate principal amount of $150,000 at an initial conversion price of $0.40 per share.  The note was not registered under the Securities Act, or the securities laws of any state, and was offered and sold in reliance on the exemption from registration afforded by Section 4(2) under the Securities Act.

●
On December 16, 2010, we sold to one institutional, accredited investor a convertible promissory note in the aggregate principal amount of $300,000 at an initial conversion price of $0.40 per share.  The note was not registered under the Securities Act, or the securities laws of any state, and was offered and sold in reliance on the exemption from registration afforded by Section 4(2) under the Securities Act.

●
On December 2, 2010, we sold to five institutional, accredited investors convertible promissory notes in the aggregate principal amount of $892,500 at an initial conversion price of $0.40 per share.  The notes were not registered under the Securities Act, or the securities laws of any state, and was offered and sold in reliance on the exemption from registration afforded by Section 4(2) under the Securities Act.

●
On November 22, 2010, we sold to our Chief Executive Officer (i) a convertible promissory note in the aggregate principal amount of $98,000 at an initial conversion price of $0.30 per share; and (ii) five-year warrants to purchase an aggregate of 326,667 shares of common stock at an initial exercise price of $0.30 per share.  The securities were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) under the Securities Act.

●
Between November 2 and November 3, 2010, we sold to two investors convertible promissory notes in the aggregate principal amount of $100,000 at an initial conversion price of $0.30 per share; and (ii) five-year warrants to purchase an aggregate of 166,666 shares of common stock at an initial exercise price of $0.30 per share.  The securities were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) under the Securities Act.

●
Between October 4 and October 27, 2010, we sold to three institutional, accredited investors (i) a convertible promissory note in the aggregate principal amount of $250,000 at an initial conversion price of $0.30 per share; and (ii) five-year warrants to purchase an aggregate of 283,334 shares of common stock at an initial exercise price of $0.30 per share.  The securities were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) under the Securities Act.

●
On October 7, 2010, we issued 50,000 shares of common stock as compensation relating to consulting services.  The securities were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) under the Securities Act.

●
On October 1, 2010, we issued to three investors 104,657 shares of common stock as interest payment due under certain outstanding convertible promissory notes. The securities were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) under the Securities Act.

●
On September 22, 2010, we sold to one investor (i) a convertible promissory note in the aggregate principal amount of $10,000 at an initial conversion price of $0.75 per share; and (ii) three-year warrants to purchase an aggregate of 3,333 shares of common stock at an initial exercise price of $1.50 per share.  The securities were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) under the Securities Act.

●
On September 8, 2010, we sold to one investor (i) a convertible promissory note in the aggregate principal amount of $150,000 at an initial conversion price of $0.30 per share; and (ii) five-year warrants to purchase an aggregate of 150,000 shares of common stock at an initial exercise price of $0.30 per share.  The securities were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) under the Securities Act.

●
Between August 10 and August 18, 2010, we sold to two institutional, accredited investors (i) convertible promissory note in the aggregate principal amount of $225,000 at an initial conversion price of $0.30 per share; and (ii) five-year warrants to purchase an aggregate of 225,000 shares of common stock at an initial exercise price of $0.30 per share.  In addition, on the same date, we issued to one of the investors 50,000 common shares as compensation for services rendered, at a per share price of $0.30. The securities were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) under the Securities Act.

●
On April 23, 2010, pursuant to a securities purchase agreement of the same date between us and the purchasers named therein, we sold (i) convertible promissory notes in the aggregate principal amount of $1,255,875 at an initial conversion price of $0.30 per share; and (ii) five-year warrants to purchase an aggregate of 3,333,334 shares of common stock at an initial exercise price of $0.30 per share. In exchange for these securities, we received aggregate cash proceeds of $1,000,000, and the agreement of certain of our legacy creditors to convert outstanding obligations into Notes.  The securities were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D under the Securities Act.

●
On April 22, 2010, in connection with the merger (the “Merger”) of KaChing KaChing, Inc., a Nevada corporation (“KaChing Nevada”) with and into us, we issued an aggregate of 20,794,314 shares of our common stock to former stockholders of KaChing Nevada.  In addition, we issued 21,443,019 shares of our common stock upon the exercise of warrants to acquire common stock of KaChing Nevada, which we assumed in connection with the Merger. Immediately upon receipt of these warrants, all of the former holders of the KaChing Nevada warrants exercised their new warrants and were issued 21,443,019 shares of our common stock. The securities issued in connection with the Merger and the exercises of warrants were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) under the Securities Act.

●
On February 19, 2010, KaChing Nevada issued warrants to purchase 10,438,280 shares of our common stock to 30 employees and service providers in exchange for services rendered, of which no more than 25 such purchasers were residents of the State of Nevada. The securities were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D under the Securities Act.

●
On October 15, 2009, KaChing Nevada issued an aggregate of 10,000,000 shares of common stock to Beyond Commerce, Inc. in exchange for contributed property.  The securities were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) under the Securities Act.

ITEM 16.   EXHIBITS.

Exhibit Number	Description
3.6	Amendment to Certificate of Incorporation(1)
3.7	Delaware Certificate of Merger (including amendment to Certificate of Incorporation)(1)
3.8	Nevada Articles of Merger(1)
5.1	Legal Opinion of TroyGould PC**
10.7	Form of Securities Purchase Agreement(1)
10.8	Form of Note(1)
10.9	Form of Warrant(1)
10.10	Form of Registration Rights Agreement(1)
10.11	Form of Security Agreement(1)
10.12	Agreement and Plan of Merger between Duke Mining Company, Inc. and KaChing KaChing, Inc.(1)
10.13	Sublease Agreement with Beyond Commerce, Inc., dated November 1,2009(1)
10.14	Master License agreement with Beyond Commerce, Inc., dated October 21,2009(1)
10.15	Employment Agreement with Robert J. McNulty, dated April 22, 2010(1)
10.16	Employment Agreement with Mark V. Noffke, dated April 22, 2010(1)
10.17	2009 Equity Incentive Plan(2)
10.18	Amendment to Employment Agreement with Robert J. McNulty, dated May 14, 2010(3)
10.19	Amendment to Employment Agreement with Mark V. Noffke, dated May 14, 2010(3)
10.20	Stock Option Agreement with Robert J. McNulty, dated April 22, 2010(3)
10.21	Stock Option Agreement with Mark V. Noffke, April 22, 2010(3)
10.22	Support Agreement, dated May 21, 2010, between Kaching Kaching, Inc.and Guidance Solutions, Inc. (3)
10.23	Form of Pledge Agreement (8)
10.24	Form of Guaranty (8)
10.25	Form of Lock-Up Agreement (8)
10.26	Convertible Note, dated as of March 26, 2009, between Duke Mining Company, Inc. and Harborview Master Fund, L.P. (4)
10.27	Form of Securities Purchase Agreement entered into by the Company and Harborview Value Master Fund, L.P. on October 18, 2010 (5)
10.28	Form of Convertible Promissory Note issued by the Company on October 18, 2010 in favor of Harborview Value Master Fund, L.P. (5)
10.29	Form of Warrant issued by the Company to Harborview Value Master Fund, L.P. on October 18, 2010 (5)
10.30	Pledge Agreement, dated October 18, 2010, between Big Rose LLC and Harborview Value Master Fund, L.P. (5)
10.31	Services Agreement, effective April 29, 2010, between KaChing KaChing, Inc. and Exigo Office, Inc. (8)
10.32	Agreement, dated as of September 17, 2010, between KaChing KaChing, Inc. and I-Click Promotions LLC (8)
10.33	Asset Purchase Agreement dated as of November 15, 2010, between KaChing KaChing, Inc. and ShoptoEarth, Inc.(6)
10.34	Employment Agreement dated November 15, 2010, between KaChing KaChing, Inc. and Patrick Welsh(6)
10.35	Form of Securities Purchase Agreement entered into by the Company on December 2, 2010 (7)
10.36	Form of Convertible Note issued by the Company on December 2, 2010(7)
10.37	Form of Warrant issued by Company on December 2, 2010(7)
10.38	Form of Registration Rights Agreement dated December 2, 2010(7)
10.39	Form of Security Agreement dated December 2, 2010(7)
10.40	Form of Shareholder Guarantee dated December 2, 2010(7)
10.41	Form of Pledge Agreement dated December 2, 2010(7)
10.42	Correction Agreement with Robert J. McNulty, dated January 14, 2011 (8)
10.43	Correction Agreement with Robert J. McNulty, dated January 14, 2011 (8)
23.21	Consent of Beckstead and Watts, LLP*
_____________________
* Filed herewith
**  To be filed by amendment

(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed April 27, 2010.

(2)	Incorporated by reference to the Registrants’ Information Statement filed on April 28, 2009.

(3)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 filed on July 22, 2010.

(4)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on March 27, 2009.

(5)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on October 19, 2010.

(6)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on November 18, 2010.

(7)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on December 7, 2010.

(8)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 filed on January 18, 2011.

ITEM 17.   UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:

     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, in Henderson, Nevada on January 19, 2011.

KACHING KACHING, INC.

By:	/s/ MARK NOFFKE
Name:	Mark Noffke
Title:	Chief Financial Officer (principal financial officer)

Each person whose signature appears below constitutes and appoints Mark Noffke as his true and lawful attorney-in-fact and agent, with full power of substitution, for him in any and all capacities, to sign this registration statement on Form S-1 and any amendments hereto (including post-effective amendments), and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he might do or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT MCNULTY	Chief Executive Officer and Director	January 19, 2011
Robert McNulty

/s/ MARK NOFFKE	Chief Financial Officer (principal financial	January 19, 2011
Mark Noffke	and accounting officer) and Director

/s/ JIMMY WHITE	Director	January 19, 2011
Jimmy “Bo” White

/s/ MURRAY WILLIAMS	Director	January 19, 2011
Murray Williams

/s/ BENJAMIN MAYER	Director	January 19, 2011
Benjamin Mayer

/s/ HANK COHN	Director	January 19, 2011
Hank Cohn